UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to
Se
ction 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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CenterPoint Energy, Inc.
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      Always There.®

CenterPoint Energy, Inc.

Notice of Annual Meeting of Shareholders

to be held on April 21, 2023

and Proxy Statement

Always There.®
Welcome to the CenterPoint Energy Annual Shareholder Meeting

March 10, 2023

Dear Fellow Shareholders:

We are pleased to invite you to attend our annual shareholder meeting to be held on April 21, 2023, at 9:00 a.m. central time in our auditorium located at 1111 Louisiana Street in Houston, Texas.

As explained in the enclosed proxy statement, at this year’s meeting you will be asked to vote (i) for the election of nine directors, (ii) for the ratification of the appointment of CenterPoint Energy’s independent registered public accounting firm, (iii) for the approval, on an advisory basis, of CenterPoint Energy’s executive compensation, (iv) for “1 YEAR” as the preferred frequency for holding advisory “say-on-pay” votes and (v) against the shareholder proposal relating to our disclosure of Scope 3 emissions and setting Scope 3 emissions targets, and to consider any other business that may properly come before the meeting.

Your vote is very important to us – participate in the future of CenterPoint Energy and exercise your shareholder right by voting your shares right away.

Only holders of record of CenterPoint Energy common stock at the close of business on February 24, 2023 or their proxy holders may vote at the meeting. Attendance at the meeting is limited to holders of our common stock or their proxy holders and CenterPoint Energy guests. Only holders of our common stock or their valid proxy holders may address the meeting.

Please review the proxy card for instructions on how you can vote your shares of CenterPoint Energy common stock over the internet, by telephone or by mail. It is important that all holders of CenterPoint Energy common stock, regardless of the number of shares owned, participate in the affairs of the Company. At CenterPoint Energy’s 2022 Annual Shareholder Meeting, approximately 89 percent of the Company’s outstanding shares of common stock was represented in person or by proxy.

Thank you for your continued investment in CenterPoint Energy.

Sincerely,

Martin H. Nesbitt Independent Chair of the Board	David J. Lesar Chief Executive Officer

2023 Proxy Statement

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2023 Proxy Statement

Table of Contents (continued)

CenterPoint Energy

Always There.®
Notice of Annual Meeting of Shareholders

Dear Shareholders:

You are cordially invited to attend the 2023 annual meeting of shareholders of CenterPoint Energy, Inc. This is your notice for the meeting.

TIME AND DATE

9:00 a.m. Central Time on April 21, 2023.

PLACE

The CenterPoint Energy auditorium at 1111 Louisiana, Houston, Texas.

ITEMS OF BUSINESS

•	elect the nine nominees named in the proxy statement as directors to hold office until the 2024 annual meeting;
•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;
•	conduct an advisory vote on executive compensation;
•	conduct an advisory vote on the frequency of future advisory votes on executive compensation;
•	vote on a shareholder proposal relating to our disclosure of Scope 3 emissions and setting Scope 3 emissions targets; and
•	conduct other business if properly raised.

RECORD DATE

Holders of record of CenterPoint Energy common stock at the close of business on February 24, 2023 are entitled to vote.

PROXY VOTING

Each share of CenterPoint Energy common stock entitles the holder to one vote on each matter to be voted on at the meeting. You may vote either by attending the meeting or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 7 of the proxy statement that follows. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.

Sincerely,

Vincent A. Mercaldi

Corporate Secretary

Dated and first mailed

to shareholders

on or about March 10, 2023

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 21, 2023

The proxy statement and annual report to shareholders are available at:

https://materials.proxyvote.com/15189t

2023 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement. It does not contain all the information that you should consider. We encourage you to read the entire proxy statement carefully before voting.

Annual Meeting Agenda and Voting Recommendations

At the Annual Meeting, you will be asked to vote on the following five proposals. The table below includes each proposal as well as our recommendation.

Proposal	More Information	Board Recommendation

Item 1: Election of directors	Page 10	FOR each nominee

Item 2: Ratification of appointment of the independent registered public accounting firm	Page 99	FOR

Item 3: Advisory vote on executive compensation	Page 100	FOR

Item 4: Advisory vote on the frequency of future advisory votes on executive compensation	Page 106	FOR “1 YEAR” as the preferred frequency for holding future advisory “say-on-pay” votes

Item 5: Shareholder Proposal – Disclosure of Scope 3 Emissions and Setting Scope 3 Emissions Targets	Page 107	AGAINST

What’s New

In this proxy statement we describe the following enhancements and undertakings that we believe are responsive to shareholder feedback we received through our active engagement with our shareholders:

Governance

•

New individual director skills matrix and refreshed director biographies, highlighting how each individual directors’ skills and experiences support the Board’s oversight and execution of the Company’s strategy.

•	Enhanced disclosure regarding the role of our Independent Chair, describing the nature and extent of our Independent Chair’s responsibilities.

•	Reduction of our Independent Chair Retainer by 63% to more closely align with market practices.

•	Enhanced discussion of the rationale behind our Independent Chair Retainer.

•	Commitment to gender diversity of Board by undertaking to add a female director by December 31, 2023.

•

For more information regarding the items in this section, see “Item 1. Election of Directors—Nominees for Directors,” “—Board Leadership,” “—Compensation of Directors—Reduction of Independent Chair Retainer” and “—Director Nomination Process.”

Executive Succession Planning and Leadership Development

•

Demonstrated continued commitment to executive succession planning and leadership development with regular and active engagement in robust succession planning by our full Board of Directors, in addition to the Compensation Committee.

•

Enhanced disclosure relating to our succession planning process in this proxy statement, describing the Board’s commitment to succession planning not only for named executive officer positions, but also developing leaders below the executive officer level to establish a deep leadership pipeline that also prioritizes our objective that leadership be representative of the diverse communities in which the Company operates.

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2023 Proxy Statement

Proxy Statement Summary (continued)

•	Ongoing communications through Company press releases to provide updates on Company’s succession planning and development efforts for executive leadership.

•

Inclusion of additional leadership in investor conferences and other engagement opportunities to provide shareholders exposure to Company’s leadership outside of the Chief Executive Officer and Chief Financial Officer.

•

For more information regarding the items in this section, see “Item 1. Election of Directors—Executive Succession Planning and Leadership Development,” “—Shareholder Engagement” and “Compensation Discussion and Analysis—Executive Summary—Shareholder Engagement and Say-on-Pay Vote.”

Executive Compensation

•	Commitment to not make one-time equity awards to executive officers, absent extraordinary circumstances, except in connection with new hires or promotions.

•	In circumstances where a one-time equity award is made, commitment to a minimum of a three-year vesting period and primarily performance-based awards.

•	Adoption of severance guidelines that limit any severance payments to our named executive officers.

•	Commitment to transparently disclose severance determinations for named executive officers.

•

Continued commitment, supported by management, to use negative discretion to adjust short-term incentive awards for executive officers downward, where applicable, to align with the awards for employees who are not executive officers.

•	Enhanced disclosure on qualitative factors leading to downward discretion of short-term incentive awards.

•	Enhanced disclosure of 2023 PSU threshold, target and maximum performance metrics

•

For more information regarding the items in this section, see “Compensation Discussion and Analysis—Executive Summary—Shareholder Engagement and Say-on-Pay Vote,” “—2022 Executive Compensation Program—Short-Term Incentive Plan,” “Executive Compensation Tables—Potential Payments upon Change in Control or Termination—Executive Severance Guidelines“ and “—2023 Performance Share Unit Awards.”

Environmental Disclosure

•

Disclosed first Task Force on Climate-related Financial Disclosure (TCFD). For more information regarding our Environmental, Social and Governance matters and Board oversight of such matters, see “Item 1. Election of Directors—The Board’s Role in Risk Oversight—Environmental, Social and Governance Oversight.”

Engagement Highlights

Following the 2022 Say-on-Pay vote, we contacted shareholders representing 63.2% of our outstanding shares of common stock to date and engaged with shareholders representing 39% of our outstanding shares.

•	The Chair of the Compensation Committee met with 11 out of 13 shareholders we engaged.

•	Engaged with shareholders in fourth quarter 2022 and followed up with these shareholders in February 2023 to discuss proposed Company responses.

•	Will continue to actively seek feedback from shareholders following the filing of this proxy statement.

2	CenterPoint Energy

2023 Proxy Statement

Proxy Statement Summary (continued)

Our Director Nominees and Individual Key Skills

CNP Board Tenure (in years)	2	3	1	3	1.5	5	8	9	3	3.94 Average Tenure

Key Skills and Qualifications

Senior Leadership	●	●	●	●	●	●	●	●	●	9/9

Utility Industry Experience			●	●					●	3/9

Operations Experience		●	●	●		●				4/9

Corporate Governance	●	●	●	●		●	●	●	●	8/9

Government, Regulatory and Legal	●	●	●	●	●		●		●	7/9

Public Company Experience		●	●	●		●	●		●	6/9

Finance and Accounting		●	●	●		●		●	●	6/9

Risk Management	●	●	●	●	●	●	●	●	●	9/9

Cybersecurity/Technology	●	●						●	●	4/9

Human Capital Management	●	●	●	●	●	●	●	●	●	9/9

Environmental/Sustainability			●		●			●	●	4/9

Strategic Planning/Transactions		●	●	●	●	●	●	●		7/9

Community Involvement	●	●		●	●	●			●	6/9

Age	43	58	57	69	52	60	68	71	65	60 Average Age

For additional information regarding our director nominees, see “Item 1. Election of Directors.”

Governance

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2023 Proxy Statement

Proxy Statement Summary (continued)

GOVERNANCE PRACTICES

✓	Annual election of all directors

✓	Majority voting for directors with a director resignation policy

✓	Proxy access

✓	Independent Board (all but Chief Executive Officer)

✓	Independent Board structure with an Independent Chair

✓	Robust engagement with shareholders

✓	Board oversight of sustainability, climate change, cybersecurity and diversity, equity and inclusion initiatives

✓	Enterprise risk management oversight by Board

✓	Board, committee and individual director annual evaluations

✓	Diverse directors’ skills, qualifications, and backgrounds (Board 44% diverse)

✓	Robust stock ownership requirements for directors and executives

✓	Succession planning for senior management

For additional information regarding our corporate governance practices, see “Item 1. Election of Directors.”

Executive Compensation Highlights

The following are some highlights of our executive compensation program. Our executive compensation program is designed to recruit and retain talent, align payment with performance and align our executive officers interests with our shareholders. For more information on our compensation program, see “Compensation Discussion and Analysis” below.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

✓	Strong Pay for Performance

✓	No Employment Agreements

✓	“Double Trigger” Provisions for Change in Control Plan and Equity Awards

✓	No Excise Tax Gross Up Payments

✓	Stock Ownership Guidelines

✓	Benchmark to Market

✓	Incentive Recoupment Policy

✓	Anti-Hedging Policy

✓	100% Independent Compensation Committee

✓	Independent Compensation Consultant

✓	Executive Severance Guidelines

New: Commitment Regarding One-Time Equity Awards

In response to shareholder feedback, the Compensation Committee has committed to not make one-time equity awards to its executive officers absent extraordinary circumstances, except in connection with new hires or promotions. In the event the Compensation Committee determines that a one-time equity award is necessary and appropriate, such special award will have, except in the case of new hires or promotions, at least a three-year vesting period and will be primarily performance-based.

4	CenterPoint Energy

2023 Proxy Statement

Proxy Statement Summary (continued)

New: Executive Severance Guidelines

In response to shareholder feedback, the Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments made to our named executive officers. The guidelines do not entitle any executive to severance benefits. The Compensation Committee continues to have discretion to determine the eligibility of a named executive officer for severance benefits, and the amounts of any benefits, and has committed to applying the limitations set forth in the guidelines in its determination. For more information, see “Executive Compensation Tables—Potential Payments upon Change in Control or Termination—Executive Severance Guidelines.”

EXECUTIVE	BASE PAY MULTIPLIER	MAXIMUM CASH SEVERANCE PAYMENT UNDER EXECUTIVE SEVERANCE GUIDELINES(1)

Chief Executive Officer	2x	Two (2) times annual base salary plus target short-term incentive award

Non-CEO Named Executive Officer	1.5x	One and a half (1.5) times annual base salary plus target short-term incentive award

(1)

The executive severance guidelines also permit the payment of certain other compensation and benefits, as appropriate, in addition to the cash severance payment, as described in “Executive Compensation Tables—Potential Payments upon Change in Control or Termination—Executive Severance Guidelines.”

2022 Target Compensation Opportunities for Named Executive Officers

The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.

TARGET COMPENSATION MIX AS OF DECEMBER 31, 2022

(consisting of base salary, short-term incentives and long-term incentives)

*

The graphic represents the average size of each component as a percentage of each named executive officer’s (other than the Chief Executive Officer’s) target total direct compensation opportunities (approved by the Compensation Committee in 2022).

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2023 Proxy Statement

Proxy Statement Summary (continued)

Name	2022 Base Salary	2022 Short- term Incentive Target (% of Salary)	2022 Short- term Target Opportunity	2022 Long- term Incentive Target (% of Salary)	2022 Long-term Target Opportunity	2022 Total Direct Target Compensation

David J. Lesar	$1,475,000	140%	$2,065,000	575%	$8,481,250	$12,021,250

Jason P. Wells	$695,000	75%	$521,250	250%	$1,737,500	$2,953,750

Scott E. Doyle	$600,000	75%	$450,000	250%	$1,500,000	$2,550,000

Monica Karuturi	$580,000	70%	$406,000	190%	$1,102,000	$2,088,000

Gregory E. Knight	$530,000	70%	$371,000	190%	$1,007,000	$1,908,000

6	CenterPoint Energy

2023 Proxy Statement

CENTERPOINT ENERGY, INC.

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

For deliveries by U.S. Postal Service:

P.O. Box 4567

Houston, Texas 77210-4567

Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT VOTING

On what am I voting?

Item Description	More Information	Board Recommendation	Broker non-votes	Abstentions	Votes required for approval

Item 1: Election of directors	Page 10	FOR each nominee	Do not count	Do not count	Shares voted for must exceed shares voted against

Item 2: Ratification of appointment of the independent registered public accounting firm	Page 99	FOR	None expected	Do not count	Shares voted for must exceed shares voted against

Item 3: Advisory vote on executive compensation	Page 100	FOR	Do not count	Do not count	Shares voted for must exceed shares voted against

Item 4: Advisory vote on the frequency of future advisory votes on executive compensation	Page 106	FOR “1 YEAR” as the preferred frequency for holding future advisory “say-on-pay” votes	Do not count	Do not count	Highest number of votes cast will be considered the preferred frequency for future “say-on-pay” votes

Item 5: Shareholder Proposal – Disclosure of Scope 3 Emissions and Setting Scope 3 Emissions Targets	Page 107	AGAINST	Do not count	Count as a vote against	Majority of shares entitled to vote and represented in person or by proxy

Who may vote?

Holders of our common stock recorded in our stock register at the close of business on February 24, 2023 may vote at the meeting. As of that date, there were 631,002,678 shares of our common stock outstanding.

How many votes do I have?

You have one vote for each share of our common stock you owned as of the record date for the meeting.

How do I vote?

Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares of our common stock at the meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card.

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2023 Proxy Statement

Frequently Asked Questions About Voting (continued)

You may vote for or against each director nominee under Item 1 (election of directors) and the proposals under Item 2 (ratification of appointment of the independent registered public accounting firm), Item 3 (advisory vote on executive compensation) and Item 5 (shareholder proposal relating to disclosure of our Scope 3 emissions and setting Scope 3 emissions targets), and you may vote for us to conduct future advisory votes on executive compensation every one, two or three years under Item 4 (advisory vote on the frequency of future advisory votes on executive compensation), or you may abstain from voting on these items. If you give us your proxy but do not specify how to vote, we will vote your shares of our common stock in accordance with the Board’s recommendations.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board and, with respect to the ratification of the appointment of the independent registered public accounting firm, the Audit Committee, recommends a vote as follows:

•	FOR the election of the nine nominees named in this proxy statement as directors;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement;

•	FOR “1 YEAR” as the preferred frequency for holding future advisory “say-on-pay” votes; and

•	AGAINST the shareholder proposal relating to disclosure of our Scope 3 emissions and setting Scope 3 emissions targets.

If any other matters properly come before the meeting, we will vote the shares of common stock for which we received a proxy in accordance with our best judgment and discretion.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

•	submitting a new proxy card with a later date;

•	voting in person at the meeting; or

•	giving written notice to Mr. Vincent A. Mercaldi, Corporate Secretary, at CenterPoint Energy’s address shown above.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares of our common stock in your own name or in the name of a bank or brokerage firm. If you hold your shares of our common stock directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.

Brokerage firms generally have the authority to vote their customers’ unvoted shares of common stock on certain “routine” matters as determined by the New York Stock Exchange. If your shares of our common stock are held in the name of a broker, bank or other nominee, such nominee can vote your shares for or against the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other items are considered “routine” and may not be voted on by your nominee without your instruction.

For all items other than ratification of the appointment of our independent registered public accounting firm, brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares because the New York Stock Exchange precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner as to how to vote. Brokers cannot vote on

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2023 Proxy Statement

Frequently Asked Questions About Voting (continued)

Item 1 (election of directors), Item 3 (advisory vote on executive compensation), Item 4 (advisory vote on the frequency of future advisory votes on executive compensation) or Item 5 (shareholder proposal relating to disclosure of our Scope 3 emissions and setting Scope 3 emissions targets) without instructions from the beneficial owners. If you do not instruct your broker how to vote with respect to Item 1, Item 3, Item 4 or Item 5, your broker will not vote for you with respect to those items.

Do I need a ticket to attend the meeting?

To be admitted to the meeting, you must provide proof of ownership of our common stock and proof of identification. If you plan to attend the meeting and your shares of common stock are held by banks, brokers, stock plans or other holders of record (in “street name”), you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your broker or bank. All holders of our common stock will be required to present valid picture identification, such as a driver’s license, before being admitted to the meeting.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. This means at least a majority of the shares of our common stock outstanding as of the record date must be represented at the meeting, either by proxy or in person. Shares of our common stock owned by CenterPoint Energy are not voted and do not count for this purpose.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve each of the proposals?

Under our third amended and restated bylaws (bylaws), directors are elected by a majority of the votes cast at the meeting. Under our bylaws, this means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not affect the outcome of the vote. For additional information on the election of directors, see “Item 1: Election of Directors—Majority Voting in Director Elections.”

Each of the ratification of the appointment of independent registered public accounting firm in Item 2 and the approval of the resolution included in Item 3 regarding the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the matter and voted for or against the item. With respect to the advisory vote on the frequency of future advisory votes on executive compensation in Item 4, the time period that receives the highest number of votes cast will be considered the preferred frequency for future “say-on-pay” votes as determined by our shareholders on an advisory basis. Abstentions and broker non-votes (none of which are expected for Item 2) will not affect the outcome of the vote on these items. The resolution included in Item 5 (shareholder proposal relating to disclosure of our Scope 3 emissions and setting Scope 3 emissions targets) requires the affirmative vote of a majority of the shares of common stock entitled to vote on the matter and represented in person or by proxy. Broker non-votes will not affect the outcome of the vote on this item and abstentions will have the same effect as a vote against this item.

Who conducts the proxy solicitation and how much will it cost?

CenterPoint Energy is requesting your proxy for the annual shareholder meeting and will pay all the costs of requesting shareholder proxies, including a fee of $15,000 plus expenses to Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036, who will help us solicit proxies. We can request proxies through the mail, in person, or by telephone, fax or Internet. We can use directors, officers and other employees of CenterPoint Energy to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

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2023 Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

10	CenterPoint Energy

2023 Proxy Statement

Item 1: Election of Directors (continued)

Executive Summary

Overview. In this section, we introduce the nine nominees for election to our Board of Directors. These nominees bring relevant expertise and skills and represent a diverse mix of professional experience, backgrounds and perspectives appropriate to oversee our Company’s businesses and operations. In addition, we describe our corporate governance practices and policies. Strong corporate governance is a priority for the Company and the Board of Directors, is in the best interests of our shareholders and is critical to the Company’s long-term success. We have implemented corporate governance and business conduct policies and procedures designed to help us operate effectively with accountability, integrity and transparency, some of which are reflected below.

Shareholder Engagement and Responses. In 2022 and into 2023, we continued our shareholder engagement outreach efforts. As a result of the feedback we received from shareholders, we have enhanced the following sections of this Item 1, including:

•

Enhancing our director biographies and adding a new individual director skills matrix to highlight how each individual director’s skills and experiences support the Board’s oversight and execution of the Company’s near- and long-term strategy;

•	Enhancing our disclosure regarding the Company’s succession planning process;

•	Enhancing our disclosure regarding diversity on the Board and at the Company as well as committing to appoint an additional gender diverse director by December 31, 2023; and

•

Enhancing our disclosure regarding the role of our Independent Chair under “Board Leadership” and enhancing our discussion of our Independent Chair Retainer as well as noting the reduction in the Independent Chair Retainer under “Reduction of Independent Chair Retainer.”

For additional information regarding our shareholder engagement and our responses, see “Compensation Discussion and Analysis—Executive Summary—Shareholder Engagement and Say-on-Pay Vote.”

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Nominees for Directors

Each of our directors will be elected at this year’s meeting to a one-year term expiring at the annual meeting of shareholders in 2024.

If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

Unless otherwise indicated or the context otherwise requires, when we refer to periods prior to September 1, 2002, CenterPoint Energy should be understood to mean or include the public companies that were its predecessors.

Board Composition Highlights

Our Board of Directors believes that having a diverse mix of directors with complementary qualifications, skills and expertise is essential to effectively discharging its oversight responsibility while advancing the Company’s long-term business strategy. Accordingly, the Board of Directors is focused on striking an appropriate balance between retaining directors with a deep knowledge of the Company and adding new directors with a fresh perspective, among other factors that are set forth below with respect to the nominees for election this year.

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2023 Proxy Statement

Item 1: Election of Directors (continued)

The below chart summarizes certain information for each of our directors, including their key skills and qualifications that support oversight and execution of our near- and long-term strategy:

CNP Board Tenure (in years)	2	3	1	3	1.5	5	8	9	3	3.94 Average Tenure

Key Skills and Qualifications

Senior Leadership	●	●	●	●	●	●	●	●	●	9/9

Utility Industry Experience			●	●					●	3/9

Operations Experience		●	●	●		●				4/9

Corporate Governance	●	●	●	●		●	●	●	●	8/9

Government, Regulatory and Legal	●	●	●	●	●		●		●	7/9

Public Company Experience		●	●	●		●	●		●	6/9

Finance and Accounting		●	●	●		●		●	●	6/9

Risk Management	●	●	●	●	●	●	●	●	●	9/9

Cybersecurity/Technology	●	●						●	●	4/9

Human Capital Management	●	●	●	●	●	●	●	●	●	9/9

Environmental/Sustainability			●		●			●	●	4/9

Strategic Planning/Transactions		●	●	●	●	●	●	●		7/9

Community Involvement	●	●		●	●	●			●	6/9

Age	43	58	57	69	52	60	68	71	65	60 Average Age

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Governance, Environmental and Sustainability Committee and the Board to determine that the person was supportive to the oversight and execution of the Company’s near- and long-term strategy and therefore should serve as a director for the Company.

The nine nominees for election at the annual meeting are:

Key Qualifications and Skills Provided to Our Board

✓  Government and Regulatory

✓  Legal Expertise

✓  Corporate Governance

✓  Community Involvement

✓  Risk Management

✓  Cybersecurity/Technology

✓  Human Capital Management

✓  Senior Leadership

Experience

•  Houston Office Managing Partner (Jan. 2023 – Present) at Cantu Harden Montoya LLP, a public law and public finance firm

•  Founder and Sole Shareholder (Aug. 2019 – Dec. 2022) of The Law Office of Wendy Montoya Cloonan, PLLC, a public law and public finance firm based in Houston, Texas

•  Senior Program Officer in Education, Assistant General Counsel and Director of Legal (Feb. 2015 – July 2019) at the Houston Endowment, Inc., a private foundation that partners with other organizations in the non-profit, public and private sectors to improve quality of life for the residents of greater Houston

•  Attorney at Hunton Andrews Kurth LLP (formerly Andrews Kurth LLP) (2013 – 2015), Schwartz, Page & Harding, L.L.P. (2011 – 2013) and Vinson & Elkins L.L.P. (2006 – 2011)

Other Boards (For Profit and Non-Profit Entities)

•  Commissioner (2019 – Present), Port of Houston Authority

•  The Young Center (2020 – Present)

•  Board of the Harris County Hospital District Foundation (2021 – Present)

•  Executive Board Member, ALMAAHH: Advocate of a Latino Museum of Cultural/Visual Arts and Archive Complex Houston/Harris County (2021 – Present)

•  Houston Downtown Management District (2019 – 2022)

Education and Credentials

•  B.A., Yale University

•  M.P.P., John F. Kennedy School of Government at Harvard University

•  J.D. with Honors, The University of Texas School of Law

•  Certificate: Systemic Cyber Risk Governance for U.S. Public Company Corporate Directors, Digital Directors Network

•  Executive Education Certificate: Making Corporate Boards More Effective, Harvard Business School

•  Board of Directors Financial Oversight, National Association of Corporate Directors

Wendy Montoya Cloonan Houston Office Managing Partner at Cantu Harden Montoya LLP Age: 43 Independent Director Since 2021 Committees: • Compensation • Governance, Environmental and Sustainability

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Key Qualifications and Skills Provided to Our Board

✓  Senior Leadership

✓  Corporate Governance

✓  Government and Regulatory

✓  Finance and Accounting

✓  Strategic Planning/Transactions

✓  Public Company Experience

✓  Community Involvement

✓  Cybersecurity/Technology

✓  Operations Experience

✓  Risk Management

✓  Human Capital Management

Experience

•  Managing Partner (2012 – Present) of MCM Houston Properties, LLC, a real estate fund that invests in single family residential properties in Houston, Texas

•  Served in various positions, including currently as Chief Executive Officer, at The BTS Team (1997 – Present), that started as an information technology and staffing firm providing solutions and services across various regions and evolved into a company that also invests financial resources in various industries

Other Boards (For Profit and Non-Profit Entities)

Public Company

•  Halliburton Company (2022 – Present)

Other

•  Texas Children’s Hospital (2022 – Present)

•  UH Energy Advisory Board (2021 – Present)

•  Board of Visitors of University of Houston (2016 – 2018)

•  Yellowstone Academy (2004 – 2017)

•  C-STEM Robotics (2002 – 2017)

Education and Credentials

•  BBA, University of Houston

•  EMBA, Pepperdine University

•  Finance and Corporate Governance, Wharton School of Business

•  Director Education Program Certificate: NACD Corporate Director Institute

•  Corporate Mergers and Acquisitions Course, UCLA

•  Certificate in Real Estate, Ross Minority Program, USC

•  Socrates Program, The Aspen Institute

Earl M. Cummings

Managing Partner of MCM
Houston Properties, LLC and
Chief Executive Officer of The
BTS Team

Age: 58

Independent Director Since 2020

Committees:

•  Governance, Environmental and Sustainability (Chair)

•  Audit

•  Compensation

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Key Qualifications and Skills Provided to Our Board

✓  Utility Industry Experience

✓  Senior Leadership

✓  Corporate Company Governance

✓  Government and Regulatory

✓  Finance and Accounting

✓  Strategic Planning/Transactions

✓  Environmental/Sustainability

✓  Public Company Experience

✓  Human Capital Management

✓  Operations Experience

✓  Risk Management

Experience

•  Chairman, Chief Executive Officer and President (2015 – Present) of Essential Utilities, Inc., a public company providing regulated utilities, including water, wastewater and natural gas, to customers in 10 states; Has served in various roles of increasing responsibilities at Essential Utilities, Inc. (f.k.a. AquaAmerica, Inc.) since 1992

Other Boards (For Profit and Non-Profit Entities)

Public Company

•  Chairman, Essential Utilities, Inc. (2015 – Present)

•  ITC Holdings (2011 – 2016)

Other

•  University of Pennsylvania Board of Trustees (2015 – Present)

•  Franklin Institute of Philadelphia (2017 – Present)

Education and Credentials

•  B.S., West Chester University

•  M.B.A., Villanova University

Christopher H. Franklin Chairman, Chief Executive Officer and President of Essential Utilities Age: 57 Independent Director Since 2022 Committees: • Audit • Governance, Environmental and Sustainability

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Key Qualifications and Skills Provided to Our Board

✓  Utility Industry Experience

✓  Senior Leadership

✓  Corporate Governance

✓  Government and Regulatory

✓  Finance and Accounting

✓  Strategic Planning/Transactions

✓  Operations Experience

✓  Public Company Experience

✓  Risk Management

✓  Human Capital Management

✓  Community Involvement

Experience

•  Chief Executive Officer and Director (Jan. 2023 – Present); President, Chief Executive Officer and Director (July 2020 – Dec. 2022); and Director (May 2020 – June 2020) of CenterPoint Energy, Inc.

•  Interim Chief Executive Officer (July 2019 – June 2020) of Health Care Services Corporation, the largest privately held health insurer in the United States

•  Held various positions (1993 – 2018) of increasing responsibilities culminating in holding the position of Chairman and Chief Executive Officer (2000 – 2017) and Executive Chairman (2017 – 2018) of Halliburton Company

Other Boards (For Profit and Non-Profit Entities)

Public Company

•  Executive Chairman (2017 – 2018) and Chairman (2000 – 2017), Halliburton Company

•  Agrium Inc. (2010 – 2015)

•  Lyondell Chemical Co. (2000 – 2007)

•  Mirant Corp. (2000 – 2005)

•  Southern Co. (1999 – 2000)

•  Cordant Technologies (1998 – 2000)

Other

•  Health Care Services Corporation (2018 – 2020)

Education and Credentials

•  B.S., University of Wisconsin

•  M.B.A., University of Wisconsin

David J. Lesar Chief Executive Officer of CenterPoint Energy, Inc. Age: 69 Non-Independent Director Since 2020 Committees: • None

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Key Qualifications and Skills Provided to Our Board

✓  Regulatory and Government

✓  Community Involvement

✓  Risk Management

✓  Senior Leadership

✓  Environmental/Sustainability

✓  Strategic Planning/Transactions

✓  Human Capital Management

Experience

•  Held various positions (2008 – Present) of increasing responsibilities including the position of Southeast Texas Director of Communications & Public Information Offices (2017 – Present) of the Texas Department of Transportation (TxDOT), a state government organization that plans, constructs, operates and maintains Texas’ integrated transportation system including highways and multimodal programs

•  Served as Special Advisor to TxDOT Executive Director and the Executive Administration (2015)

•  Held various positions (1998 – 2008) of increasing responsibilities including the position of Supervising Planner/Program Manager at Parsons Brinkerhoff, Inc., a multinational engineering and design firm that specializes in strategic consulting, planning, engineering, construction management, energy, infrastructure and community planning

Other Professional Experience and Community Involvement

•  National Association for the Advancement of Colored People (NAACP) – Houston Branch

•  WTS International

•  Leadership Women, Inc.

Education and Credentials

•  B.A., University of Texas at Austin

Raquelle W. Lewis

Southeast Texas Director of
Communications & Public
Information Offices for the
Texas Department of
Transportation

Age: 52

Independent Director Since 2021

Committees:

•  Compensation

•  Governance, Environmental and Sustainability

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Key Qualifications and Skills Provided to Our Board

✓  Senior Leadership

✓  Corporate Governance

✓  Public Company Experience

✓  Finance and Accounting

✓  Strategic Planning/Transactions

✓  Operations Experience

✓  Human Capital Management

✓  Risk Management

✓  Community Involvement

Experience

•  Co-Chief Executive Officer (2013 – Present) of The Vistria Group, LLC, a Chicago-based investment firm focused on the education, healthcare and financial services industries

•  Chief Executive Officer (1996 – 2012) of PRG Parking Management (known as The Parking Spot), an owner and operator of off-airport parking facilities

Other Boards (For Profit and Non-Profit Entities)

Public Company

•  American Airlines Group (2015 – Present)

•  Chewy, Inc. (2020 – Present)

•  Jones Lang LaSalle (2011 – 2020)

•  Norfolk Southern Corp. (2013 – 2019)

Other

•  Chairman, Barack Obama Foundation (2013 – Present)

•  Trustee, Museum of Contemporary Art Chicago

Education and Credentials

•  B.A., Albion College

•  M.B.A., University of Chicago

Martin H. Nesbitt Independent Chair of the Board of CenterPoint Energy, Inc. Co-Chief Executive Officer of Vistria Group, LLC Age: 60 Independent Director Since 2018 Committees: • None

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Key Qualifications and Skills Provided to Our Board

✓  Senior Leadership

✓  Corporate Governance

✓  Legal Expertise

✓  Human Capital Management

✓  Risk Management

✓  Strategic Planning/Transactions

✓  Public Company Experience

Experience

•  Private Investor and Attorney (2016 – Present)

•  Vice President, General Counsel and Corporate Secretary (2013 – 2016) at Select Energy Services, LLC, a private company providing water solutions and well-site services to energy producers

•  Vice President, General Counsel and Secretary (2004 – 2011) at Allis-Chalmers Energy, Inc., a publicly traded oilfield services company

Education and Credentials

•  B.A., The University of Texas at Austin

•  J.D., University of Houston

Theodore F. Pound Private Investor and Attorney Age: 68 Independent Director Since 2015 Committees: • Compensation (Chair) • Audit

Key Qualifications and Skills Provided to Our Board

✓  Finance and Accounting

✓  Senior Leadership

✓  Risk Management

✓  Strategic Planning/Transactions

✓  Cybersecurity/Technology

✓  Environmental/Sustainability

✓  Human Capital Management

✓  Corporate Governance

Experience

•  Chief Financial Officer (2023 – Present) and previously President and Chief Executive Officer (2019 – 2022) of Marathon-Sparta Holdings, Inc., a private company involved in non-healthcare related employee benefits programs and affiliated through common ownership with Torch Energy Advisor Inc.

•  President and Chief Executive Officer (2013 – 2019) of Torch Energy Advisor Inc., a private energy company with interests in oil, gas and renewable energy, including the development of wind and solar renewable projects

•  Partner (2002 – 2012) at KMPG LLP, a global network of professional firms providing audit, tax and advisory services

Other Boards (For Profit and Non-Profit Entities)

•  Health Care Service Corporation (2021 – Present)

•  Oilstone Energy Services, Inc. (2014 – 2016)

Education and Credentials

•  B.A., Baylor University

•  M.B.A., Baylor University

•  Licensed CPA – Texas

Phillip R. Smith Chief Financial Officer of Marathon-Sparta Holdings, Inc. Age: 71 Independent Director Since 2014 Committees: • Audit (Chair) • Governance, Environmental and Sustainability

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Key Qualifications and Skills Provided to Our Board

✓  Utility Industry Expertise

✓  Government and Regulatory

✓  Finance and Accounting

✓  Legal Expertise

✓  Senior Leadership

✓  Public Company Experience

✓  Corporate Governance

✓  Risk Management

✓  Environmental/Sustainability

✓  Cybersecurity/Technology

✓  Human Capital Management

✓  Community Involvement

Experience

•  President and principal attorney (2017 – Present) of Barry Smitherman, P.C., a law firm specializing in water, electricity and natural gas

•  Managing Partner (2017 – Present) of Smitherman + Associates, a firm providing consulting services to energy infrastructure-related entities

•  Adjunct Professor (2016 – Present) at The University of Texas School of Law

•  Partner (2015 – 2017) at Vinson & Elkins LLP, an international law firm

•  Managing Director and National Head of Tax-Exempt Securities (1999 – 2002), Banc One Capital Markets (later acquired by J.P. Morgan)

Other Boards (For Profit and Non-Profit Entities)

Public Company

•  NRG Energy, Inc. (2017 – 2018)

Other

•  Chairman and President, Texas Geothermal Energy Alliance (2022 – Present)

•  Chairman, Brookwood in Georgetown (2018 – Present)

•  Centric Infrastructure Group, LLC (2019 – 2021)

•  Chairman (2012 – 2014) and Commissioner (2011 – 2014), Railroad Commission of Texas

•  National Association of Regulatory Utility Commission (2011 – 2014)

•  Southern States Energy Board (2011 – 2013)

•  Member, Interstate Oil and Gas Compact Commission (2011 – 2013)

•  Southwest Power Pool (SPP) Regional State Committee (2008 – 2011)

•  Member, U.S. Department of Energy Electricity Advisory Committee (2008 – 2011)

•  Vice-Chair, Texas Advisory Panel on Federal Environmental Regulations (2008 – 2009)

•  Chairman (2007 – 2011) and Commissioner (2004 – 2011), Public Utility Commission of Texas

•  Electric Reliability Council of Texas (2007 – 2011)

•  Member, Texas Public Finance Authority (2002 – 2004)

Education and Credentials

•  B.B.A., summa cum laude, Texas A&M University

•  M.P.A., Harvard University

•  J.D., The University of Texas School of Law

Barry T. Smitherman President of Barry Smitherman, P.C. and Managing Partner of Smitherman + Associates, L.P. Age: 65 Independent Director Since 2020 Committees: • Audit • Compensation

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Director Nomination Process

In assessing the qualifications of candidates for nomination as a director in addition to qualifications set forth in our bylaws, the Governance, Environmental and Sustainability Committee and the Board consider the following:

• The nominee’s personal and professional integrity, experience, reputation and skills;

• The nominee’s ability and willingness to devote the time and effort necessary to be an effective board member;

• The nominee’s commitment to act in the best interests of CenterPoint Energy and its shareholders;

•   The requirements under the listing standards of the New York Stock Exchange for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations; and

•   The Board’s desire that the directors possess a broad range of business experience, diversity, professional skills, geographic representation and other qualities it considers important in light of our business plan.

At least annually, the Governance, Environmental and Sustainability Committee reviews the overall composition of the Board, including the skills represented by incumbent directors, and the need for Board refreshment or expansion. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that (i) can effectively work together using its diversity of experience, skills, perspectives and backgrounds to see that the Company is well-managed with a focus on achieving the Company’s near- and long-term business strategy and (ii) represents the interests of the Company and its shareholders.

In seeking new director candidates, the Governance, Environmental and Sustainability Committee and the Board consider the skills, expertise and qualities that will be required to effectively oversee management of the business and affairs of the Company. The Governance, Environmental and Sustainability Committee and the Board also consider the diversity of the Board in terms of the geographic, gender, age and ethnic makeup of its members. The Board believes that a diverse membership enhances the Board’s deliberations and promotes inclusiveness.

The Board and management believe that it is important that all aspects of the Company, including the Board and employee population at large, represent the diverse communities in our service territories in order to better serve our customers. This commitment to diversity has been incorporated throughout the Company including, among other items:

•	40% of our current executive officers are either gender or racially/ethnically diverse;

•	44% of our Board is either gender or racially/ethnically diverse, with two directors who are both gender and racially/ethnically diverse;

•	41% of the Company’s workforce is racially/ethnically diverse as of December 31, 2022;

•	Competitive job placements in 2022 were 57% racially/ethnically diverse and 41% gender diverse;

•

Diversity, Equity and Inclusion Council oversees the Company’s diversity, equity and inclusion efforts and is sponsored by our Executive Vice President and Chief Human Resources Officer, and our Executive Vice President and General Counsel;

•

Eight employee resource groups (ERGs) currently encompass groups including Women, Black, LGTBQ+, Military, Hispanic/Latin, Asian, employees of Indian descent, and parents, caregivers and individuals with different abilities, and have been supported by our Board and executive management, including through participation by Board members and executive management in various employee presentations conducted by the Diversity, Equity and Inclusion Council and ERGs; and

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2023 Proxy Statement

Item 1: Election of Directors (continued)

•	A diversity, equity and inclusion negative-only modifier is included in executive officer short-term incentive compensation.

Prior to the departure of Ms. Leslie Biddle in April 2022 from the Board, Board membership represented 30% gender diversity. The Governance, Environmental and Sustainability Committee is committed to continuing to seek out diverse Board candidates, including gender diverse candidates, who possess skills that will help advance the near- and long-term strategic goals of the Company. The Governance, Environmental and Sustainability Committee and the Board are committed to appointing an additional gender diverse director by December 31, 2023.

Director Nominations

Suggestions for potential nominees for director can come to the Governance, Environmental and Sustainability Committee from a number of sources, including incumbent directors, officers, executive search firms and others. If an executive search firm is engaged for this purpose, the Governance, Environmental and Sustainability Committee has sole authority with respect to the engagement. The Governance, Environmental and Sustainability Committee will also consider director candidates recommended by shareholders. The extent to which the Governance, Environmental and Sustainability Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Governance, Environmental and Sustainability Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Governance, Environmental and Sustainability Committee’s discretion. The Governance, Environmental and Sustainability Committee and the Board evaluate the desirability for incumbent directors to continue on the Board following the expiration of their respective terms, taking into account their contributions as Board members, the benefit that results from increasing insight and experience developed over a period of time and the skills needed to achieve the Company’s near- and long-term business strategy.

Bylaw Requirements for Director Nominations

Our bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to our Corporate Secretary, which must be received at our principal executive offices between October 24, 2023 and January 22, 2024. The bylaws require that the notice must contain prescribed information, including, among other things, the name and address of the shareholder, the number of shares owned beneficially by the shareholder, the name and address of each of the persons with whom the shareholder is acting in concert, the number of shares of capital stock beneficially owned by each such person with whom the shareholder is acting in concert, and a description of all arrangements or understandings between the shareholder and each nominee and any other persons with whom the shareholder is acting in concert pursuant to which the nomination or nominations are made, as well as other procedural requirements. The shareholder must also provide the documentation and information about the nominee required by our bylaws, including information about the nominee that would be required to be disclosed in the proxy statement. If any of the foregoing information changes or requires supplementation, the proponent must update the information at the times provided in our bylaws. Except as required under the proxy access provisions of our bylaws, CenterPoint Energy is not required to include any shareholder proposed nominee in the proxy statement. You may obtain a copy of the bylaws describing the requirements for nomination of director candidates by shareholders on our website at https://investors.centerpointenergy.com/governance.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules under Rule 14a-19 of the Exchange Act of 1934, as amended (the Exchange Act), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than February 21, 2024.

Proxy Access Requirements

Shareholders who intend to submit director nominees for inclusion in our proxy statement for the 2024 annual meeting must comply with the requirements of “proxy access” as set forth in our Bylaws, which permits a nominating

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2023 Proxy Statement

Item 1: Election of Directors (continued)

group of up to 20 shareholders owning three percent or more of our common stock continuously for at least three years to nominate director candidates constituting up to the greater of (i) 20 percent (or if such amount is not a whole number, the closest whole number below 20 percent) of our Board or (ii) two, provided that the shareholder (or group) and each nominee satisfy the requirements specified in our bylaws. An eligible shareholder wishing to nominate a candidate for election to the Board at the 2024 annual meeting of our shareholders, in accordance with the proxy access provisions in our bylaws, must provide such notice no earlier than November 23, 2023 and no later than December 23, 2023. Any such notice and accompanying nomination materials must meet the requirements set forth in our bylaws, which are publicly available at https://investors.centerpointenergy.com/governance.

Annual Board Self-Assessment and Director Peer Evaluation

The Board of Directors conducts a self-assessment of its performance and effectiveness as well as that of the three standing committees on an annual basis. The purpose of the self-assessment is to track progress from year to year and to identify ways to enhance the Board’s and its Committees’ effectiveness. Further, the Board of Directors, as part of its self-assessment, evaluates management’s preparation for Board and Committee meetings and the content presented at such meetings. As part of the assessment, each director completes a written questionnaire developed by the Governance, Environmental and Sustainability Committee to provide feedback on the effectiveness of the Board and its Committees.

Additionally, each director completes an individual evaluation for each of the other directors. The collective ratings and comments of the directors are compiled and presented by Mr. Cummings, the chair of the Governance, Environmental and Sustainability Committee, or by Mr. Nesbitt, with respect to Mr. Cummings’ evaluation, to the Governance, Environmental and Sustainability Committee and the full Board for discussion and action in connection with the director nomination process.

Director Independence

The Board of Directors determined that Messrs. Cummings, Franklin, Nesbitt, Pound, Smith and Smitherman and Mses. Biddle*, Cloonan and Lewis are independent within the meaning of the listing standards for general independence of the New York Stock Exchange.

Under the listing standards, a majority of our directors must be independent, and the Audit, Compensation, and Governance, Environmental and Sustainability Committees are each required to be composed solely of independent directors. The standards for audit committee and compensation committee membership include additional requirements under rules of the Securities and Exchange Commission. The Board has determined that all of the members of each of its standing committees meet the applicable independence requirements. The listing standards relating to general independence require an affirmative determination by the Board that the director has no material relationship with the listed company and contain a listing of several specific relationships that preclude independence.

As contemplated by New York Stock Exchange rules then in effect, the Board adopted categorical standards in 2004 to assist in making determinations of independence. Under the rules then in effect, relationships falling within the categorical standards were not required to be disclosed or separately discussed in the proxy statement in connection with the Board’s independence determinations.

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2023 Proxy Statement

Item 1: Election of Directors (continued)

The categorical standards cover two types of relationships. The first type involves relationships of the kind addressed in either:

•	the rules of the Securities and Exchange Commission requiring proxy statement disclosure of relationships and transactions; or

•	the New York Stock Exchange listing standards specifying relationships that preclude a determination of independence.

For those relationships, the categorical standards are met if the relationship neither requires disclosure nor precludes a determination of independence under either set of rules.

The second type of relationship is one involving charitable contributions by CenterPoint Energy to an organization in which a director is an executive officer. In that situation, the categorical standards are met if the contributions do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

In making its subjective determination regarding the independence of Messrs. Cummings, Franklin, Nesbitt, Pound, Smith and Smitherman and Mses. Biddle*, Cloonan and Lewis, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they related to the Company and Company management. The Board considered the transactions in the context of the New York Stock Exchange’s objective listing standards, the categorical standards noted above and the additional standards established for members of audit, compensation and governance committees.

*	Ms. Biddle served on the Board until the 2022 Annual Meeting.

Code of Ethics and Ethics and Compliance Code

We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, which group consists of our Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Controller. We will post information regarding any amendments to, or waivers of, the provisions of this code applicable to these officers at the website location referred to below under “Website Availability of Documents.”

We also have an Ethics and Compliance Code applicable to all directors, officers and employees. This code addresses, among other things, issues required to be addressed by a code of business conduct and ethics under New York Stock Exchange listing standards. Any waivers of this code for executive officers or directors may be made only by the Board of Directors or a committee of the Board and must be promptly disclosed to shareholders.

In 2022, no waivers of our Code of Ethics or our Ethics and Compliance Code were granted.

Conflicts of Interest and Related-Party Transactions

The Governance, Environmental and Sustainability Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons” under the applicable disclosure rules of the Securities and Exchange Commission.

Our Ethics and Compliance Code provides that all employees must avoid even the appearance of a conflict of interest, and our Code of Ethics for our Chief Executive Officer and Senior Financial Officers similarly obligates the employees covered by that Code of Ethics (our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Controller) to avoid taking actions that would create actual or apparent conflicts of interest. Employees are advised to seek guidance or prior written approval from the Company to help avoid certain conflicts of interest, and to contact the Ethics & Compliance Department for assistance in resolving potential or actual conflict of interests.

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2023 Proxy Statement

Item 1: Election of Directors (continued)

We have a written policy regarding related-party transactions. Pursuant to our Corporate Governance Guidelines, the Governance, Environmental and Sustainability Committee Charter and our Related-Party Transaction Approval Policy, the Board has delegated to the Governance, Environmental and Sustainability Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving executive officers or directors of the Company or other related persons under the applicable rules of the Securities and Exchange Commission. The Company’s Corporate Governance Guidelines require that (i) each director shall promptly disclose to the Chair of the Board and the Chair of the Governance, Environmental and Sustainability Committee any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters, and (ii) the Chair of the Board shall promptly advise the Governance, Environmental and Sustainability Committee of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.

The Office of the Corporate Secretary periodically gathers information from directors and executive officers regarding matters involving potential conflicts of interest or related-party transactions and provides that information to the Governance, Environmental and Sustainability Committee for review. Directors and executive officers are also required to inform the Company immediately of any changes in the information provided concerning related-party transactions in which the director or executive officer or other related person was, or is proposed to be, a participant. In accordance with our Related-Party Transaction Approval Policy, the standard applied in approving the transaction is whether the transaction is in the best interests of the Company and its shareholders.

There were no related-party transactions in 2022 that were required to be reported pursuant to the applicable disclosure rules of the Securities and Exchange Commission.

Majority Voting in Director Elections

Our bylaws include a majority voting standard in uncontested director elections. This standard applies to the election of directors at this meeting. To be elected, a nominee must receive more votes cast “for” that nominee’s election than votes cast “against” that nominee’s election. In contested elections, the voting standard will be a plurality of votes cast. Under our bylaws, contested elections occur where, as of a date that is 14 days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of directors to be elected.

Our Corporate Governance Guidelines include director resignation procedures. In brief, these procedures provide that:

•   Incumbent director nominees must submit irrevocable resignations that become effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next annual meeting of shareholders at which such nominee faces re-election and (2) the Board accepts such resignation;

• Each director candidate who is not an incumbent director must agree to submit an irrevocable resignation upon election or appointment as a director;

•   Upon the failure of any nominee to receive the required vote, the Governance, Environmental and Sustainability Committee makes a recommendation to the Board on whether to accept or reject the resignation;

• The Board takes action with respect to the resignation and publicly discloses its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

•   The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Our bylaws and our Corporate Governance Guidelines can be found on our website at https://investors.centerpointenergy.com/governance.

Board Leadership

Separation of Chair and Chief Executive Officer Roles

The offices of Chair of the Board and Chief Executive Officer are currently separate and have been separate since the formation of the Company as a new holding company in 2002. The Board believes that the separation of the two roles continues to provide, at present, the best balance of these important responsibilities with the Chair of the Board directing board operations and leading oversight of the Chief Executive Officer and management, and the Chief Executive Officer focusing on developing and implementing the Company’s board-approved strategic vision and managing its day-to-day business. The Board believes that separating the offices of Chair of the Board and Chief Executive Officer, coupled with regular executive sessions with only independent directors present, helps strengthen the Board’s independent oversight of management and provides an opportunity for the Board members to have more direct input to management in shaping the organization and strategy of the Company. A presiding independent director (typically the Independent Chair of the Board) leads the executive sessions. The presiding director provides the independent directors with a key means for communication and collaboration.

Independent Chair Governance Structure

Further, in July 2021, in response to extensive shareholder feedback and the evaluation of evolving governance practices, the Company announced the creation and appointment of the Independent Chair of the Board role and the elimination of the Executive Chair position. The Board determined that this transition was necessary for the Company to continue to advance its strategic plan to drive sustainable value for the benefit of all its stakeholders. This transition to the Independent Chair role reaffirms the separation of the Chief Executive Officer and Chair of the Board roles. The Independent Chair is designated by the independent members of the Board. In addition to other roles that may arise from time to time, such as in connection with the Company’s strategic transition discussed below, the Independent Chair has the following duties and responsibilities:

•	preside at all meetings of the Board, including executive sessions of the independent directors;

•	preside at annual and special meetings of shareholders;

•	take a leading role in succession planning efforts;

•	solicit the non-management directors for advice on agenda items for meetings of the Board;

•	collaborate with the Chief Executive Officer in developing the agendas for meetings of the Board and its Committees and approve such agendas;

•	serve as a liaison between the Chief Executive Officer and the independent directors;

•	call meetings of the directors;

•	consult with the Chief Executive Officer on and approve information that is sent to the Board;

•	review major activities and plans of the Company with the Chief Executive Officer;

•	confer with the Chief Executive Officer regarding the development, implementation, and monitoring of near- and long-term strategic plans for the Company;

•	monitor performance of the Chief Executive Officer and provide input to the Compensation Committee concerning the compensation arrangements for the Chief Executive Officer;

•	engage with employees, such as, for example, participating in ethics training videos distributed to employees;

•	from time to time, engage with shareholders and other stakeholders of the Company; and

•	recruit and mentor non-employee directors.

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2023 Proxy Statement

Item 1: Election of Directors (continued)

The Board’s Role in Risk Oversight

CenterPoint Energy is a public utility holding company that, through its subsidiaries, owns and operates electric transmission, distribution and generation facilities and natural gas distribution facilities, and provides energy performance contracting and sustainable infrastructure services. Risks are inherent in these businesses and investments, including, among other risks, regulatory and compliance risks, safety and operational risks, financial risks, environmental and climate risks and cybersecurity risks. The Board of Directors has responsibility for and is actively involved in the oversight of risks that could impact the Company. Our Corporate Governance Guidelines specify that the Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.

Management is responsible for developing and implementing the Company’s program of enterprise risk management. A risk oversight committee, which is composed of senior executives from across the Company, monitors and oversees risks facing the Company as well as provides risk assessment and control oversight for certain business activities, among other things. The Company’s Executive Vice President and General Counsel facilitates risk oversight committee meetings. The risk oversight committee provides risk assessment and control for certain business activities. The Company’s enterprise risk management function further supports executive management’s, operational management’s and functional management’s execution of the Company’s strategic business objectives by conducting ongoing risk assessments and assisting with risk mitigation planning.

Throughout the year, the Board participates in reviews with management of the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. Board reviews include the following areas, among others:

Safety	Regulatory and legislative developments

Environmental, social and governance matters	Cybersecurity and data privacy

Business strategy and policy, including industry and economic developments	Human capital management and diversity, equity and inclusion

Operations and system integrity	Annual budget, including capital investment plan

Litigation and other legal matters	Net zero and carbon emissions reduction targets and generation transition

Supply chain

To help the Board carry out its responsibility for risk oversight, the Board’s standing committees focus on the following specific key areas of risk:

Committee	Risk Oversight Responsibilities
Audit

Accounting and financial matters, including compliance with legal and regulatory requirements, and financial reporting and internal controls systems, and review of Company’s enterprise risk management process

Compensation	Compensation policies and practices, diversity, equity and inclusion initiatives, and succession planning
Governance, Environmental and Sustainability	Corporate governance, including Board structure, cybersecurity, environmental matters, including those related to climate change, and sustainability, including our net zero and carbon emissions reduction goals

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2023 Proxy Statement

Item 1: Election of Directors (continued)

The Board believes that the administration of its risk oversight function has not affected its leadership structure. In reviewing the Company’s compensation program, the Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that they do not create such risks as presently constituted.

Environmental, Social and Governance Oversight

As noted in the table above, the Board has charged the Governance, Environmental and Sustainability Committee with oversight responsibility of the Company’s governance and environmental matters, including those matters related to climate change, as well as assessing its sustainability strategy and initiatives, including the pathways and progress towards achievement of the Company’s net zero and carbon emissions reduction goals.

The Governance, Environmental and Sustainability Committee, the Board or both receive quarterly reports from representatives of the Company’s ESG Council regarding the Company’s environmental and sustainability activities and risks, including risks related to climate change and to the achievement of the Company’s net zero and carbon emissions goals, among others. The Company’s ESG Council, led by our Vice President of Environmental and Corporate Sustainability, and our Vice President, Investor Relations and Treasurer, includes officers and other members of management who identify, evaluate and recommend strategic directions and opportunities that promote ESG objectives aligned with the Company’s strategy and goals.

The Compensation Committee assists the Board in discharging its oversight responsibility for the Company’s human capital management matters, including its diversity, equity and inclusion initiatives, and supplier diversity program, among other programs. In addition, as a result of the introduction of a carbon emissions reduction metric to the Company’s long term incentive plan, the Compensation Committee receives reports regarding the Company’s progress towards achieving its net zero and carbon emissions reduction goals. Management provides regular updates to the Compensation Committee, the Board or both on human capital management strategy and programs, and the Board is kept apprised of any developments in these areas.

ESG Disclosure

The Company voluntarily discloses key environmental, social and governance (ESG) matters and metrics in its annual Corporate Sustainability Report that follows the Global Reporting Initiative (GRI) framework and has been prepared in accordance with GRI Standards: Core Option. The Company has also disclosed information using the Sustainability Accounting Standards Board (SASB) standards for Electric Utilities & Power Generators and the Gas Utilities & Distributors sectors and incorporated both the Edison Electric Institute (EEI) and American Gas Association (AGA) Version 3 Templates into its annual sustainability reporting activities. The Company’s latest Corporate Sustainability Report,

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2023 Proxy Statement

Item 1: Election of Directors (continued)

published in August 2022, reaffirmed the Company’s net zero and carbon emissions reduction goals, and carbon policy, detailed the Company’s diversity, equity and inclusion initiatives, and provided an overview of the Company’s safety and environmental activities, among other key ESG disclosures. In response to stakeholder feedback, the Company redesigned and reorganized its recent Corporate Sustainability Reports into a web-based structure with a dedicated ESG data center, which are available on its website at www.sustainability.centerpointenergy.com, in addition to the GRI Content Index, SASB Index and EEI and AGA Version 3 Templates.

Additionally, in November 2022, the Company posted its first Task Force on Climate-related Financial Disclosure (TCFD), which is available on its website at www.sustainability.centerpointenergy.com. Some of the reports contain cautionary statements regarding forward-looking information included in those reports, include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide targets or goals that are not intended to be promises or guarantees. As ESG disclosure standards continue to evolve, the Company expects to provide updates on its sustainability website accordingly. Unless specifically stated herein, documents, reports and information on CenterPoint Energy’s website are not incorporated by reference in this proxy statement.

Executive Succession Planning and Leadership Development

The Compensation Committee along with the full Board, led by the Independent Chair, oversee management succession planning and talent development with continued focus on designing a succession planning program to support the execution of the Company’s long-term growth strategy. As part of its succession planning strategy, the Board and the Compensation Committee regularly discuss with the Chief Executive Officer and the Chief Human Resources Officer, the Company’s existing leadership and the Company’s process for identifying and developing potential internal candidates as successors to current leadership. During 2022, the Board discussed succession planning at each of its regularly scheduled Board meetings. The Compensation Committee and the Board particularly emphasize the importance of developing a deep leadership pipeline that also prioritizes the objective that leadership be representative of diverse communities in which the Company operates. Further, the Board interacts with potential future leaders of the Company through formal presentations at Board meetings and informal events. As part of its robust succession planning, the Board utilizes third party advisors in addition to internal pipelines and resources.

During the Company’s shareholder engagement efforts since the onset of the Company’s leadership transition in 2020, shareholders have expressed interest in the Company’s succession planning process. In response to shareholder feedback and the implementation of good governance practices, in addition to the Compensation Committee, the Board has been regularly and actively engaged in robust succession planning, which to date has resulted in refreshment of the senior management team, including the appointment of David J. Lesar as President and Chief Executive Officer in 2020, the leadership promotions announced in 2021, and, more recently, the promotion of Jason P. Wells, who was previously the Company’s Chief Financial Officer, to President and Chief Operating Officer, which was announced in November 2022. Mr. Wells continues to serve as the Company’s Chief Financial Officer until the Company appoints a new Chief Financial Officer. Further, in January 2023, the Company announced a new streamlined organizational structure in furtherance of the Company’s continuing investments in developing future leaders and creating a deep succession pipeline. The Board continues to focus on the Company’s succession planning, including both developing internal talent and reviewing external candidates. In response to shareholder feedback, the Company provides updates regarding the execution of its succession planning process through Company press releases and, from time to time, the Company provides shareholders with opportunities to meet internal leaders through participation in conferences and other forums.

Director Attendance

Last year, the Board met 6 times, and the standing committees met a total of 17 times. Each incumbent director attended more than 75% of the meetings of the Board of Directors and each of the committees on which he or she served.

Directors are expected to attend annual meetings of shareholders. All then-current directors who were standing for reelection and nominees attended the 2022 annual meeting of shareholders.

30	CenterPoint Energy

2023 Proxy Statement

Item 1: Election of Directors (continued)

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. Messrs. Lesar and Nesbitt do not serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this proxy statement, as well as the number of meetings each committee held during 2022:

Director	Audit Committee	Compensation Committee	Governance, Environmental and Sustainability Committee

Wendy Montoya Cloonan		✓	✓

Earl M. Cummings	✓	✓	Chair

Christopher H. Franklin*	✓		✓

Raquelle W. Lewis		✓	✓

Theodore F. Pound	✓	Chair

Phillip R. Smith	Chair; Financial Expert		✓

Barry T. Smitherman	✓	✓

Number of Meetings Held in 2022	7	4	5

*	Mr. Franklin was elected to the Board of Directors on April 22, 2022.

AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:

•  the integrity of our financial statements;

•  the qualifications, independence and performance of our independent registered public accounting firm;

•  the performance of our internal audit function;

•  compliance with legal and regulatory requirements and our systems of disclosure controls and internal controls; and

•  our enterprise risk management process.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent registered public accounting firm and to approve all audit engagement fees and terms. Please refer to “Report of the Audit Committee” for further details.

The Board of Directors has determined that Mr. Smith, the Chair of our Audit Committee, is an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission.

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2023 Proxy Statement

Item 1: Election of Directors (continued)

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to:

•  oversee compensation for our named executive officers, including salary and short-term and long-term incentive awards;

•  administer incentive compensation plans;

•  evaluate our Chief Executive Officer’s performance;

•  review management succession planning and development;

•  review and monitor the Company’s diversity, equity and inclusion practices; and

•  select, retain and oversee the Company’s compensation consultant.

For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Compensation Committee and its report concerning Compensation Discussion and Analysis, see “Compensation Discussion and Analysis” and “Report of the Compensation Committee,” respectively.

GOVERNANCE, ENVIRONMENTAL AND SUSTAINABILITY COMMITTEE

The primary responsibilities of the Governance, Environmental and Sustainability Committee are to:

•  identify, evaluate and recommend, for the approval of the entire Board of Directors, potential nominees for election to the Board;

•  recommend membership on standing committees of the Board;

•  address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons”;

•  review the independence of each Board member and make recommendations to the Board regarding director independence;

•  oversee annual evaluations of the Board and its standing committees, including individual director evaluations;

•  review any shareholder proposals submitted for inclusion in our proxy statement and make recommendations to the Board regarding the Company’s response;

•  review and recommend fee levels and other elements of compensation for non-employee directors;

•  evaluate whether to accept a conditional resignation of an incumbent director who does not receive a majority vote in favor of election in an uncontested election;

•  review the Company’s programs, practices, initiatives and strategies relating to environmental, including climate change, sustainability matters, and cybersecurity; and

•  establish, periodically review and recommend to the Board any changes to our Corporate Governance Guidelines.

For information concerning policies and procedures relating to the consideration and determination of compensation of our directors, including the role of the Governance, Environmental and Sustainability Committee, see “Compensation of Directors.”

Executive Sessions of the Board

Our Corporate Governance Guidelines provide that the members of the Board of Directors who are not officers of CenterPoint Energy will hold regular executive sessions without management participation. If at any time the non-management directors include one or more directors who do not meet the listing standards of the New York Stock Exchange for general independence, the Board must hold an executive session at least once each year including

32	CenterPoint Energy

2023 Proxy Statement

Item 1: Election of Directors (continued)

only the non-management directors who are also independent. An executive session of independent directors is currently scheduled in conjunction with each regular meeting of the Board of Directors. Currently, the Independent Chair of the Board (Mr. Nesbitt) presides at these sessions.

Shareholder Engagement

The Company believes that good governance practices include maintaining a consistent and transparent dialogue throughout the year with our shareholders and that understanding the perspectives and interests of shareholders helps contribute to the Company’s long-term success. Each year, we engage in shareholder outreach through various engagement channels and solicit feedback on a number of topics. The below chart outlines our annual engagement program and highlights recent shareholder engagement efforts. For further information on shareholder feedback we received, including with respect to our 2022 “say-on-pay” vote and our responses thereto, please refer to “Compensation Discussion and Analysis—Executive Summary—Shareholder Outreach and Say-On-Pay.”

CenterPoint Energy Annual Engagement Program

Engagement Objectives

•  Use multiple engagement channels throughout the year:

•  Conduct direct meetings with shareholders

•  Engage with proxy governance teams of institutional investors

•  Attend analyst conferences and road shows

•  Host investor days from time to time

•  Attend industry specific conferences

Company Participants

•  Team of individuals who may meet with shareholders, including representatives from:

•  Senior Leadership (executive officers and future leaders of the Company)

•  Investor Relations

•  Corporate Governance

•  HR/Compensation

•  ESG/Sustainability

•  Compensation Committee

Topics Discussed

•  In addition to any topics raised by a shareholder, solicit feedback on a range of topics, including:

•  Executive compensation program and practices

•  Corporate governance matters, including succession planning and Board refreshment

•  ESG/Sustainability matters, including our carbon emissions reduction disclosures and goals

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Recent Shareholder Engagements

Engagement Objectives

•   Following the 2022 Say-on-Pay vote, we contacted shareholders representing 63.2% of our outstanding shares of common stock to date and engaged with shareholders representing 39% of our outstanding shares

•   Met with shareholders in fourth quarter 2022 to discuss 2022 say-on-pay vote, including shareholder concerns and actions they would like to see from the Company

•   Followed up with shareholders previously engaged in February 2023 to discuss proposed Company responses to shareholder concerns and receive shareholder feedback

•   The Company will continue to actively seek feedback from shareholders following the filing of this proxy statement

•   In advance of our 2022 Annual Meeting, we contacted shareholders representing 68.3% of our outstanding shares of common stock during 2021 and engaged with shareholders representing 18.8% of our outstanding shares

Company Participants

•   Shareholders met with key members of our executive leadership representing Human Resources, Investor Relations, and Corporate Governance

•   For our engagement after our 2022 Annual Meeting, the Chair of the Compensation Committee met with 11 out of the 13 shareholders we engaged.

Topics Discussed

•   For our engagement after our 2022 Annual Meeting, we solicited feedback regarding the 2022 Say-on-Pay vote in addition to feedback on our executive compensation program, corporate governance and ESG/sustainability matters

•   For our engagement prior to our 2022 Annual Meeting, we solicited feedback regarding our compensation program, including the retention award to Mr. Lesar and the severance arrangement to Mr. Milton Carroll, our former Executive Chairman, as well as feedback on our corporate governance and ESG/sustainability matters

Communications with Directors

Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on page 7 of this proxy statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

34	CenterPoint Energy

2023 Proxy Statement

Item 1: Election of Directors (continued)

Website Availability of Documents

CenterPoint Energy’s Annual Report on Form 10-K, Corporate Governance Guidelines, the charters of the Audit Committee, Compensation Committee, and Governance, Environmental and Sustainability Committee, the Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the Ethics and Compliance Code can be found on its website at https://investors.centerpointenergy.com/governance. Additionally, CenterPoint Energy’s Corporate Sustainability Report, TCFD report and related disclosure can be found on its website at www.sustainability.centerpointenergy.com. Unless specifically stated herein, documents and information on CenterPoint Energy’s website are not incorporated by reference in this proxy statement.

Compensation of Directors

The Governance, Environmental and Sustainability Committee of the Board oversees fee levels and other elements of compensation for CenterPoint Energy’s non-employee directors. The Governance, Environmental and Sustainability Committee evaluates on an annual basis the non-employee director compensation program with a view to approximate CenterPoint Energy’s peer group median and align non-employee director compensation with our shareholders’ interests. This evaluation considers the significant time expended and background, experience and skill levels required to fulfill the duties of a non-employee director. The Governance, Environmental and Sustainability Committee’s independent compensation consultant annually benchmarks and evaluates the competitiveness of CenterPoint Energy’s non-employee directors’ compensation program, including a comparison of the compensation components to that of peer companies. Based on the Governance, Environmental and Sustainability Committee’s recommendations, the Board of Directors then determines the final compensation for all non-employee directors each year.

Directors receive a cash retainer and are eligible to receive annual grants of our common stock under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended. Directors no longer receive meeting fees.

Stock ownership guidelines for non-employee directors were originally adopted in February 2011. Under the current guidelines, each non-employee director is required to own shares of CenterPoint Energy common stock with a value equal to at least five times the director’s regular annual cash retainer. New directors are required to attain the specified level of ownership within five years of joining the Board.

Retainer Fees

Retainers are paid to our non-employee directors on a quarterly basis in arrears. Our non-employee directors receive an annual retainer of $115,000. The Chairs of the Audit, Compensation, and Governance, Environmental and Sustainability Committees each receive a supplemental annual retainer for service as committee chair. In addition to the annual retainer, our Independent Chair of the Board receives a supplemental retainer for his services to the Board. Our current non-employee annual and supplemental retainer fees are as follows:

Type of Retainer Fee	Current Retainer Fee

Annual Cash Retainer for Non-Employee Directors	$115,000

Annual Standing Committee Chair Supplemental Retainers

Audit Committee Chair	$ 20,000

Compensation Committee Chair	$ 20,000

Governance, Environmental and Sustainability Committee Chair	$ 15,000

Annual Independent Chair of the Board Retainer	$185,000

Fees earned or paid in 2022 are set forth in the Fees Earned or Paid in Cash column of the Director Compensation Table.

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Reduction of Independent Chair Retainer

At the request of the Independent Chair and with the full support of the entire Board, the independent chair retainer was reduced from $500,000 to $185,000, representing a 63% reduction, beginning on January 1, 2023 (the Independent Chair Retainer) to better align total compensation of the Independent Chair with the median total compensation of non-executive chairs at other large public companies. The initial Independent Chair Retainer was awarded in 2021 in light of the significant role of Mr. Nesbitt in the implementation and facilitation of a smooth transition to a new independent Board structure in response to shareholder feedback, which allowed the Company to maintain strong financial and operating performance during this transition. Further, the initial Independent Chair Retainer amount was in recognition of Mr. Nesbitt’s unique qualifications and business strengths, including his tenure on several other S&P 500 companies’ boards of directors and his experience as a CEO, all of which was essential to the successful transition of the Board to an independent leadership structure. Mr. Nesbitt’s skills and experience, including in founding and transforming the Parking Spot into a nationally recognized company, was important to the Board as he would also play a key role in the development of the Company’s near- and long-term strategic plan and its transition to a premium utility during a critical time for the Company. Mr. Nesbitt has also taken an active role in aiding in recruiting director candidates and onboarding and mentoring newly appointed directors as the Board continues its refreshment efforts to ensure the necessary skills and perspectives are represented on the Board. The Board’s ability to continue its refreshment process and attract qualified director candidates is critical in light of a highly competitive director market. As Independent Chair, Mr. Nesbitt continues to provide strong leadership and strategic support as the Company executes on its near- and long-term growth plan.

The Board believes that, given the important role of Independent Chair as leader of the Board, a retainer for the Independent Chair continues to be warranted and is generally consistent with the practice at other large public companies who have an Independent Chair. For example, the Independent Chair serves as a trusted advisor to the Chief Executive Officer and a qualified and experienced Independent Chair supports the Company’s performance as it continues to execute on its near- and long-term strategic plan. In addition, the Independent Chair takes on additional responsibilities as discussed above in “Board Leadership.”

Stock Plan for Outside Directors

Each non-employee director serving as of May 2, 2022 was granted an annual stock award under our Stock Plan for Outside Directors in 2022. The cash value of these awards, as of the grant date, is set annually by the Board. The number of shares awarded is then determined by dividing the cash value by the fair market value of the common stock on the grant date. In 2022, for each non-employee director serving as of May 2, 2022, the Board determined a cash value for the stock award, as of the grant date, of $155,000, resulting in a stock award to each non-employee director of 5,129 shares of common stock. The annual stock awards granted under our Stock Plan for Outside Directors are immediately fully vested upon grant.

In addition to the annual grant, our Stock Plan for Outside Directors provides that a non-employee director may receive a one-time, initial grant of shares of common stock upon first commencing service as a director, based on a cash value, as of the date of the grant, set by the Board. Any such awards granted are immediately fully vested. No such one-time, initial grants were made under the Stock Plan for Outside Directors in 2022.

Deferred Compensation Plan

We maintain a deferred compensation plan that, prior to 2023, permitted directors to elect each year to defer all or part of their annual retainer and supplemental annual retainer for committee chairmanship or independent chairmanship. The plan was frozen as of January 1, 2023 such that no further compensation may be deferred under the plan after that date. However, interest continues to accrue on prior deferrals at a rate, adjusted annually, equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Directors who participated in this plan prior to 2023 could elect at the time of their deferral election to receive distributions of their deferred compensation and interest in three ways:

•   An early distribution of either 50% or 100% of their deferrals for the year in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 70);

• A lump sum distribution payable in the year after the year in which they reach their normal retirement date or leave the Board of Directors, whichever is later; or

• In 15 annual installments beginning on the first of the month coincident with or next following their normal retirement date or upon leaving the Board of Directors, whichever is later.

The deferred compensation plan is a nonqualified, unfunded plan, and the directors are general, unsecured creditors of CenterPoint Energy with respect to their plan benefits. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Refer to “Rabbi Trust” under “Executive Compensation Tables—Potential Payments upon Change in Control or Termination” for funding of the deferred compensation plan upon a change in control.

Other Compensation

As of December 2021, each director may participate in CenterPoint Energy Foundation, Inc.’s Easy Match Program (the Easy Match Program). The Easy Match Program matches dollar-for-dollar contributions made by directors and employees of CenterPoint Energy to qualified charitable contributions up to a certain amount each year. Directors may have their qualifying charitable contributions up to $50,000 per year matched under the Easy Match Program.

Director Compensation Table

The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for 2022, as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Compensation of Directors” discussion immediately preceding this table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Other Compensation(4) ($)	Total ($)

Leslie D. Biddle(5)	35,385	—	—	50,000	85,385

Wendy Montoya Cloonan	115,000	155,000	—	28,500	298,500

Earl M. Cummings	130,000	155,000	—	—	285,000

Christopher H. Franklin(6)	79,615	155,000	—	—	234,615

Raquelle W. Lewis	115,000	155,000	1,901	—	271,901

Martin H. Nesbitt(7)	615,000	155,000	—	50,000	820,000

Theodore F. Pound	135,000	155,000	—	—	290,000

Phillip R. Smith	135,000	155,000	—	1,000	291,000

Barry T. Smitherman	115,000	155,000	—	23,250	293,250

(1)

Includes annual retainer and committee chair retainers for each director as more fully explained under “—Compensation of Directors—Retainer Fees.” Ms. Lewis elected to defer part of her annual retainer fee during 2022 under the deferred compensation plan.

(2)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718: Compensation—Stock Compensation (FASB ASC Topic 718). For purposes of the table above, the effects of estimated forfeitures are excluded.

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2023 Proxy Statement

Item 1: Election of Directors (continued)

Each non-employee director then in office as of May 2, 2022 received an annual value-based stock award under our Stock Plan for Outside Directors in 2022. Upon the recommendation of the Governance, Environmental and Sustainability Committee, the Board determined a cash value for each award, as of the grant date, of $155,000, resulting in a stock award of 5,129 shares of common stock for each non-employee director then in office as of May 2, 2022. The grant date fair value of the awards, based on the market price of our common stock on the New York Stock Exchange Composite Tape on that date, was $30.22 per share. No stock awards under our Stock Plan for Outside Directors were outstanding at December 31, 2022.

(3)	In 2022, Ms. Lewis accrued above-marked earnings on her deferred compensation account balance of $1,901.

(4)	Other Compensation represents matching contributions made under the Easy Match Program. See “—Compensation of Directors—Other Compensation.”

(5)	Ms. Biddle served on the Board until the 2022 Annual Meeting.

(6)	Mr. Franklin was elected to the Board effective April 22, 2022. The fees earned or paid in cash reflect a partial year of service.

(7)

The fees earned or paid in cash for Mr. Nesbitt include the Independent Chair Retainer. Effective January 1, 2023, at the request of Mr. Nesbitt and with the full support of the entire Board, the Independent Chair Retainer was reduced from $500,000 to $185,000. For more information see “—Compensation of Directors—Reduction of Independent Chair Retainer.”

38	CenterPoint Energy

2023 Proxy Statement

STOCK OWNERSHIP

The following table shows stock ownership of known beneficial owners of more than 5% of CenterPoint Energy’s common stock, each director or nominee for director, the Chief Executive Officer, the President, Chief Operating Officer and Chief Financial Officer, the other executive officers for whom we are providing detailed compensation information under “Executive Compensation Tables” and our current executive officers, directors and director nominees as a group. Information for the executive officers and directors is given as of March 1, 2023 except as otherwise indicated. The directors and officers, individually and as a group, beneficially own less than 1% of CenterPoint Energy’s outstanding common stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

Name(1)	Number of Shares of CenterPoint Energy Common Stock

Capital International Investors	81,461,773	(2)

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

The Vanguard Group, Inc.	76,579,412	(3)

100 Vanguard Blvd.

Malvern, Pennsylvania 19355

BlackRock, Inc.	52,206,040	(4)

55 East 52nd Street

New York, New York 10055

State Street Corporation	34,099,231	(5)

One Lincoln Street

Boston, Massachusetts 02111

Wendy Montoya Cloonan	11,476

Earl M. Cummings	19,463

Scott E. Doyle	94,588	(6)

Christopher H. Franklin	5,129

Monica Karuturi	43,416

Gregory E. Knight	66,162	(6)

David J. Lesar	653,226

Raquelle W. Lewis	8,748

Martin H. Nesbitt	30,572

Theodore F. Pound	43,770

Phillip R. Smith	55,904

Barry T. Smitherman	20,534

Jason P. Wells	123,205

All current executive officers and directors as a group (13 persons)	1,122,595	(6)(7)

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o CenterPoint Energy, Inc., 1111 Louisiana Street, Houston, Texas 77002.

(2)

This information is as of December 31, 2022 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2023 by Capital International Investors. This represents 12.9% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports sole voting power for 80,266,218 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 81,461,773 shares of common stock and no shared dispositive power for shares of common stock.

(3)

This information is as of December 31, 2022 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2023 by The Vanguard Group, Inc. This represents 12.17% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports no sole voting power for shares of common stock, shared voting power for 1,145,986 shares of common stock, sole dispositive power for 73,794,136 shares of common stock and shared dispositive power for 2,785,276 shares of common stock.

(4)

This information is as of December 31, 2022 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2023 by BlackRock, Inc. This represents 8.5% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports

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2023 Proxy Statement

Stock Ownership (continued)

sole voting power for 47,420,007 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 52,206,040 shares of common stock and no shared dispositive power for shares of common stock.

(5)

This information is as of December 31, 2022 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2023 by State Street Corporation. This represents 5.42% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports no sole voting power for shares of common stock, shared voting power for 28,509,634 shares of common stock, no sole dispositive power for shares of common stock and shared dispositive power for 34,058,140 shares of common stock.

(6)

Includes shares of CenterPoint Energy common stock held under CenterPoint Energy’s savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan’s trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).

(7)	Does not include Ms. Biddle (who departed from the Company during 2022) or Messrs. Doyle or Knight (who each departed from the Company on January 3, 2023 due to the elimination of their positions).

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COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis as well as the information provided under the “Executive Compensation Tables” section contains information regarding measures applicable to performance-based compensation and targets and other achievement levels associated with these measures. CenterPoint Energy cautions investors not to regard this information, to the extent it may relate to future periods or dates, as forecasts, projections or other guidance. The reasons for this caution include the following: The information regarding performance objectives and associated achievement levels was formulated as of earlier dates and does not take into account subsequent developments. The objectives may include adjustments from, or otherwise may not be comparable to, financial and operating measures that are publicly disclosed and may be considered of significance to investors. Some achievement levels, such as those relating to incentives for exceptional performance, may be based on assumptions that differ from actual results.

CD&A Table of Contents
Executive Summary	41
Executive Compensation Program Overview	50
Design of Executive Compensation Program	51
2022 Executive Compensation Program	54
Our Executive Compensation Decision-Making Process	63
Other Compensation Programs and Practices	65

The Compensation Committee of the Board of Directors has developed a compensation program that aligns executive compensation with short-term and long-term performance against financial, operational and strategic goals that are key to delivering long-term value for our shareholders. This Compensation Discussion and Analysis (CD&A) describes our executive compensation program, including the objectives and elements of compensation, as well as recommendations and determinations made by the Compensation Committee regarding the compensation of our named executive officers.

Executive Summary

Our named executive officers for 2022 are listed below:

David J. Lesar	Jason P. Wells	Scott E. Doyle	Monica Karuturi	Gregory E. Knight
Chief Executive Officer & Director	President, Chief Operating Officer and Chief Financial Officer*	Former Executive Vice President, Utility Operations**	Executive Vice President and General Counsel	Former Executive Vice President, Customer Transformation & Business Services**

*	Mr. Jason P. Wells continues to serve as Chief Financial Officer of the Company until his successor is appointed.

**	Mr. Scott E. Doyle and Mr. Gregory E. Knight were separated from the Company on January 3, 2023 due to the elimination of their positions.

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Compensation Discussion and Analysis (continued)

In this proxy statement, we refer to our “executive officers,” who are the individuals identified by the Company as “executive officers” under Rule 3b-7 of the Exchange Act and include each of our named executive officers during 2022. For the current list of the Company’s executive officers, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2023. Our “non-executives” are employees who are not executive officers.

Shareholder Engagement and Say-on-Pay Vote

Summary of Executive Compensation Changes

Our Board and management were disappointed with the results of the 2022 Say-on-Pay vote and, following the 2022 Annual Meeting, we undertook extensive efforts to obtain our shareholders’ views. Following the 2022 Say-on-Pay vote, we reached out to 20 of our top shareholders and met with 13 shareholders, some on multiple occasions, and the Chair of the Compensation Committee met with 11 of these shareholders. As a result of the feedback we received from shareholders, we have made the following changes to our executive compensation:

•	The Compensation Committee has committed to not make one-time equity awards to executive officers, absent extraordinary circumstances, except in connection with new hires or promotions;

•	If a one-time equity award is awarded, it will have at least a three-year vesting period and will be primarily performance based;

•	The Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments to our named executive officers;

•	The Company is committed to continue to disclose severance or separation events for its executive officers;

•

The Compensation Committee, supported by management, intends to continue to use its negative discretion to adjust the short-term incentive awards for executive officers downward, when applicable, and disclose qualitative factors considered in exercising negative discretion; and

•	The Company has enhanced its disclosure of the performance achievement metrics for the Company’s 2023 PSU awards.

For additional information regarding our shareholder engagement and our responses, see “—Shareholder Engagements and Responsive Actions Taken by the Company.”

Shareholder Engagements and Responsive Actions Taken by the Company

Feedback from our shareholders is a critical part of our Company’s and the Compensation Committee’s approach to designing our executive compensation program. Each year, we engage in shareholder outreach through various engagement channels including direct meetings, analyst conferences and road shows, among others, and proactively solicit feedback, as described in “Item 1. Election of Directors—Shareholder Engagement” above.

The Company has a track record of responding to shareholder feedback. For example, in response to feedback consistently provided throughout the Company’s engagement efforts, in July 2021, the Board announced the implementation of a new independent leadership and governance structure and implemented a substantial refreshment of the Board, resulting in the appointment of Mr. Martin H. Nesbitt as the Independent Chair of the Board. To facilitate this transition, the Compensation Committee approved a retention award for Mr. Lesar and a severance arrangement with Mr. Milton Carroll, former Executive Chairman.

Following these changes and as part of our commitment to solicit and understand the perspectives of our shareholders, we proactively reached out to 28 of our top shareholders, representing 68.3% of our outstanding shares, to request meetings prior to the 2022 Annual Meeting where we explicitly sought to discuss and receive feedback on the severance arrangement with Mr. Carroll and the retention award to Mr. Lesar, as well as our new

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Compensation Discussion and Analysis (continued)

governance structure and other ESG matters. However, at the 2022 Annual Meeting of Shareholders, we received 22.2% support on our annual advisory vote on executive compensation. Prior to 2020, our executive compensation programs received strong shareholder support, averaging over 90%. Our Board and management were disappointed with the results of the 2022 Say-on-Pay vote and, following the 2022 Annual Meeting, we undertook extensive efforts to obtain our shareholders’ views on our executive compensation program. Specifically, we reached out to 20 of our top shareholders, representing 63.2% of our outstanding shares, to discuss and receive feedback on the 2022 Say-on-Pay vote and potential changes to our compensation program in response to concerns expressed through the 2022 Say-on-Pay vote. While our engagement efforts are ongoing, as of March 1, 2023, 13 shareholders representing 39% of our outstanding shares agreed to engage with us.

Key members of our executive leadership team representing Human Resources, Investor Relations, and Corporate Governance, along with our Compensation Committee Chair in certain instances, participated in our recent shareholder engagements. We provided an open forum to each shareholder to discuss and comment on any aspects of the Company’s executive compensation program or ESG matters. The Company, after filing this proxy statement, will continue to keep in contact with shareholders the Company has engaged, as well as the other shareholders who chose not to engage with the Company, to continue to receive any additional feedback.

SHAREHOLDER REPRESENTATION

Prior to the 2022 Annual Meeting, we reached out to 28 of our top shareholders, representing 68.3% of our outstanding shares, and met with 11 shareholders, representing 18.8% of our outstanding shares.

Following the 2022 Say-on-Pay vote, we reached out to 20 of our top shareholders, representing 63.2% of our outstanding shares, and met with 13 shareholders, some on multiple occasions, representing 39% of our outstanding shares.

•  Met with shareholders in fourth quarter 2022 to discuss 2022 say-on-pay vote, including shareholder concerns and actions they would like to see from the Company

•  Followed up with shareholders previously engaged in February 2023 to discuss proposed Company responses and receive shareholder feedback

•  The Company will continue to actively seek feedback from shareholders following the filing of this proxy statement

MEETING PARTICIPATION

Key members of our executive leadership team representing Human Resources, Investor Relations, and Corporate Governance, along with our Compensation Committee Chair in certain instances, participated in our shareholder engagement.

For our engagement after our 2022 Annual Meeting, the Chair of the Compensation Committee met with 11 out of 13 shareholders we engaged.

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Compensation Discussion and Analysis (continued)

MEETING TOPICS

In addition to discussing any topics the shareholders brought up, the Company sought to discuss the following topics with its shareholders:

•  2022 Say-on-Pay vote, including the 2021 retention award to the Chief Executive Officer and the 2021 severance arrangement with the Former Executive Chairman;

•  Company’s executive compensation practices, including the ongoing short- and long-term incentive program design;

•  Company’s succession planning and development of executive management team;

•  Company’s ESG/Sustainability practices; and

•  Company’s governance practices, including the transition to an independent governance structure.

SHAREHOLDER FEEDBACK

The table below summarizes the topics our shareholders asked us to consider in our most recent engagement efforts, and we shared the shareholder feedback with the Compensation Committee and Board for their consideration as we continue to evaluate our executive compensation program and ESG practices. Upon consideration of their feedback, we implemented certain changes as summarized in the table below.

These meetings with our shareholders provided the Compensation Committee and the Board with valuable insights into our shareholders’ perspectives on our compensation program and potential improvements to the program, as described further below. Following the shareholder outreach, with input from its independent compensation consultant and management, the Compensation Committee conducted its annual review of our programs, including performance metrics and targets.

Overall, we received generally positive feedback from the shareholders who engaged with us regarding:

•	the Company’s regular ongoing compensation program,

•	the Company’s transition to an independent Board governance structure,

•	the departure of the former Executive Chairman,

•	the performance of the senior management team, and

•	the Company’s ESG efforts.

Most shareholders we engaged who voted against our Say-on-Pay resolution at the 2022 Annual Meeting indicated the retention award granted to our Chief Executive Officer and the severance arrangement with our former Executive Chairman were the primary bases for their voting decisions. These awards were made under a unique set of circumstances, including ensuring a smooth transition to an independent Board structure during a critical time for the Company as management implemented and executed on its strategic plan to become a premium utility, including, among other items, the launch of the Company’s 10-year capital plan, the Company’s exit from its midstream investments in order for the Company to become a pure-play, regulated utility, and the sale of its LDCs in Oklahoma and Arkansas.

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Compensation Discussion and Analysis (continued)

The table below summarizes topics our shareholders asked us to consider and our response.

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED

Executive Compensation

Shareholders were generally supportive of the Company’s compensation program as a whole but voiced concerns over one-off retention awards that had a short vesting period and are solely time-based

The Compensation Committee has committed to not make one-time equity awards to its executive officers absent extraordinary circumstances, except in connection with new hires or promotions. In the event the Compensation Committee determines that a one-time equity award is necessary and appropriate, such special award will have, except in the case of new hires or promotions, at least a three-year vesting period and will be primarily performance-based. The Compensation Committee has not made any special one-time equity awards to executive officers since those granted to Mr. Lesar in 2021.

Shareholders expressed concern regarding the size of the Company’s recent severance / separation arrangements

The Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments to our named executive officers.

•  The guidelines do not entitle any executive to a severance payment. Eligibility and amounts of any payments remain subject to Compensation Committee discretion.

•  The Compensation Committee has committed to applying the limitations set forth in the guidelines in determining severance payments to named executive officers, if any.

•  Recent severance payments made to Messrs. Doyle and Knight in connection with the elimination of their positions complied with the guidelines.

For further information, including cash severance limits, please see below “Executive Compensation Tables—Potential Payments Upon Change in Control or Termination—Executive Severance Guidelines.”

Shareholders desire greater understanding regarding severance / separation arrangements

The Company seeks to follow best-in-class practices when it comes to disclosing severance or separation arrangements with executive officers. In connection with the adoptions of the executive severance guidelines:

•  The Company will continue to disclose severance or separation events for its executive officers through press releases and Securities and Exchange Commission filings; and

•  The Company seeks to provide greater transparency with the adoption of the executive severance guidelines and will disclose whether a severance arrangement complies with the guidelines.

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WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED

Shareholders desire greater understanding regarding the interplay between non-financial performance metrics and executive short-term incentive awards

Beginning in 2021, the Company bifurcated the performance goal structure under its short-term incentive plan, resulting in separate performance metrics that apply to executive officers and to employees who are not executive officers of the Company.

•  The Compensation Committee approved the bifurcation in response to shareholder feedback seeking an increased focus on earnings per share (EPS) in incentive plans to more directly align incentive plan payouts with shareholder interests.

•  Reflecting this shareholder feedback, the executive officers’ short-term incentive awards are solely based on achieving a non-GAAP Adjusted EPS metric, in order to encourage executive officers to continue to advance and support the Company’s position as a premium utility, with a negative-only modifier related to certain diversity, equity and inclusion goals.

•  The non-executive short-term incentive awards are dependent on business unit performance and are based in part on the achievement of non-financial performance metrics, including, safety, O&M and capital cost management, customer reliability and responsiveness, and cyber.

The Compensation Committee has discretion to adjust the payout of the executive officer short-term incentive awards to reflect overall Company performance that is inclusive of non-financial performance measures.

•  With the recommendation of management, the Compensation Committee exercised negative discretion to adjust downward the short-term incentive awards for executive officers to align with the payout levels for non-executives (inclusive of non-financial metrics) for the 2021 awards (in excess of 25% reduction) and 2022 awards (in excess of 17% reduction).

The Compensation Committee, supported by management, intends to continue to use its negative discretion to adjust the short-term incentive awards for executive officers downward, when applicable, to align with the awards for employees who are not executive officers.

•  The Compensation Committee believes the short-term incentive structure and its consistent application of negative discretion to align with underlying non-financial performance underscores the importance of both financial and non-financial performance and successfully motivates employees, including executive officers, to achieve holistic performance that delivers value to our customers and our shareholders.

Shareholders desire greater understanding regarding the metrics to achieve threshold, target and maximum performance under the Company’s long-term incentive plan

In response to shareholder feedback, the Company included information regarding the performance metrics for the Company’s 2022 PSU awards in the Company’s first quarter 2022 earnings materials. In addition, the Company has added disclosure to this proxy statement to disclose the metrics that must be met in order to have threshold, target and maximum performance for the 2023 PSU awards, see “—2022 Executive Compensation Plan—2023 Performance Share Unit Awards.”

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WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED

Executive Succession Planning and Leadership Development

Shareholders desire greater disclosure regarding the Company’s succession planning

The Board and the Compensation Committee are actively engaged in overseeing the Company’s succession planning as one of their top priorities.

•  The Board has been focused on developing the Company’s internal pipeline of future leaders through, among other things:

•  Developing internal candidates’ diverse skills through CNP University, CenterPoint Energy’s corporate university that provides training resources and classes in customer service, electric operations, finance, gas operations, information technology, professional development and safety, and CNP’s Leadership Academy, a year-long program for high potential employees where the participants develop their leadership skills and meet with senior leadership throughout the organization;

•  Mentoring and direct reporting between internal leaders and executive officers; and

•  Encouraging internal leaders to interact with the Board through formal presentations during Board meetings.

•  The Board also works with outside consultants to evaluate external candidates, as appropriate.

•  As a result, the Company has publicly announced a number of promotions, including below the executive officer level, and disclosed our new streamlined organizational structure.

Pursuant to shareholder feedback, the Company will continue to provide greater disclosure to shareholders regarding succession planning and will provide opportunities for shareholders to meet non-executive officer senior management.

•  The Company will continue to use press releases to disclose organizational changes, including significant changes below the executive officer level.

•  The Company will provide opportunities for shareholders to meet and develop relationships with non-executive officer senior management at conferences and meetings with shareholders.

For additional disclosure regarding the Company’s succession planning, see “Item 1. Election of Directors—Executive Succession Planning and Leadership Development” and “—Execution on Succession Planning.”

Governance

Shareholders desire greater understanding how each Board member and their skills contribute to the execution of the Company’s strategy.

The Company has undertaken an extensive Board refreshment process over the past several years and the Governance, Environmental and Sustainability Committee continues to evaluate the membership of the Board to ensure a diverse set of experiences, skillsets and viewpoints are represented on the Board to support the Company’s long-term growth strategy. The Company has undertaken efforts to further clarify the skills each Director represents in supporting the Company’s strategy in the Director biographies and new individual director skillset matrix included in this proxy statement.

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Compensation Discussion and Analysis (continued)

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED

Shareholders expressed desire that the Board increase gender diversity

The Board and management believe that it is important that all aspects of the Company, including the Board and employee population at large, represent the diverse communities in our service territories in order to better serve our customers. For more information regarding the Company’s commitment to diversity, please see “Item 1. Election of Directors—Director Nomination Process.”

Prior to the departure of Ms. Leslie Biddle in April 2022 from the Board, Board membership represented 30% gender diversity. The Governance, Environmental and Sustainability Committee is committed to continuing to seek out diverse Board candidates, including gender diverse candidates, who possess skills that will help advance the near- and long-term strategic goals of the Company. Further, the Governance, Environmental and Sustainability Committee and the Board are committed to appointing an additional gender diverse director to the Board by December 31, 2023.

Shareholders expressed concern regarding the Independent Chair Retainer and sought additional disclosure regarding reasons for Independent Chair Retainer

At the request of the Independent Chair and with the full support of the entire Board, the Independent Chair Retainer was reduced by 63% from $500,000 to $185,000 beginning on January 1, 2023 to better align total compensation of the Independent Chair with the median total compensation of non-executive chairs at other large public companies. For the rationale for the initial Independent Chair Retainer awarded in 2021 and its recent reduction, please see “Item 1. Election of Directors—Compensation of Directors—Reduction of Independent Chair Retainer.”

The Board believes that, given the important role of the Independent Chair as leader of the Board, a retainer for the Independent Chair continues to be warranted and is generally consistent with the practice at other large public companies who have an Independent Chair. The Independent Chair also takes on numerous significant responsibilities as discussed above in “Item 1. Election of Directors—Board Leadership.”

In addition to engaging with our shareholders, we also engaged with representatives from Institutional Shareholder Services and Glass Lewis to gain clarity on matters they highlighted in their reports to investors, including how they evaluated our 2022 proxy disclosure and how they intend to evaluate our 2023 proxy disclosure.

2022 Business Performance

During 2022, we continued to execute on our long-term corporate strategy and premium value proposition by, among other things:

•	Exceeding our non-GAAP Adjusted EPS growth rate plan goal for 2022.

•	Achieving peer-leading total shareholder return (TSR) of 10.0% for 2022 and 19.5% for the three years ended 2022.

•	Exiting the midstream space with the sale of our equity interest in Energy Transfer, LP.

•	Closing the sale of our Arkansas and Oklahoma natural gas LDCs.

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Compensation Discussion and Analysis (continued)

2022 Compensation Highlights

•

Although we exceeded our non-GAAP Adjusted EPS growth rate goal, pursuant to management’s recommendation, the Compensation Committee exercised its negative discretion to reduce the 2022 short-term incentive achievement for the executive officers from 200% to 165%, in recognition of the performance of certain non-financial performance metrics applicable to non-executives under the short-term incentive plan.

•	2020 performance shares vested at 200% of target as a result of the Company ranking 1st in the peer group for the three years TSR ended 2022 and exceeding our non-GAAP cumulative net income targets.

•

In order to highlight the importance of sustainability and address climate change, beginning in 2022, the Compensation Committee approved including a carbon emissions reduction performance metric in the Company’s long term incentive plan with such awards accounting for 5% of the total 2022 long term incentive award.

Execution on Succession Planning

As noted above, our Board of Directors and Chief Executive Officer took steps to strengthen the Company’s succession planning by both developing internal talent, evaluating external candidates and implementing a new streamlined organizational structure for the Company. Continuing the Company’s succession planning is a top priority for the Board and the Company’s shareholders. In connection with the execution of the Company’s ongoing succession planning process, the Company recently announced the below organizational changes. These organizational changes are designed to facilitate the Company’s long-term growth strategy, its service to customers and communities, value-creation for stakeholders, operational efficiencies, and corporate governance.

President, Chief Operating Officer and Chief Financial Officer, Jason Wells

On November 1, 2022, the Company announced the promotion of Jason P. Wells, Executive Vice President and Chief Financial Officer, to the role of President and Chief Operating Officer, effective January 1, 2023. Mr. Wells also continues to serve as the Company’s Chief Financial Officer until the Company appoints a new Chief Financial Officer. In his new role, Mr. Wells will bring his deep industry experience, operational expertise, financial acumen, clear strategic vision for the Company, and proven track record of leadership to his new position.

Former Executive Vice President, Utility Operations, Scott E. Doyle

In connection with the implementation of the new streamlined organizational structure, our former Executive Vice President, Utility Operations, Scott E. Doyle, was separated from the Company on January 3, 2023 due to the elimination of his position. In connection with his separation, the Company entered into a separation and release agreement under which, in exchange for execution of a release of claims against the Company, Mr. Doyle received (i) a lump sum cash payment of $2,092,500 representing a separation payment equal to 1.5x Mr. Doyle’s base salary and 1x his target short-term incentive award and payment of an amount equal to his short-term incentive award for the 2022 performance year determined at the approved achievement level for other executive officers, (ii) full vesting of his outstanding 2020, 2021 and 2022 stock awards under the Company’s 2009 Long Term Incentive Plan, including dividend equivalents, of 9,648 shares payable in 2023, 11,439 shares payable in 2024 and 13,946 shares payable in 2025, respectively, with the 2021 and 2022 stock awards subject to achievement of applicable performance goals, and (iii) continued vesting of his 2021 and 2022 performance share unit awards under the Plan, including dividend equivalents, of 34,318 target shares payable in 2024 and 41,837 target shares payable in 2025, respectively, in each case, subject to achievement of applicable performance goals. Additionally, Mr. Doyle is eligible for 18 months of continued health coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at active employee rates and 9 months of outplacement services, and, until December 31, 2023, he will continue to receive financial planning services available to the Company’s executive officers. Mr. Doyle will also be eligible for coverage under the Company’s retiree medical plan upon his attainment of age 55. The severance payments provided to Mr. Doyle comply with the Company’s executive severance guidelines.

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Compensation Discussion and Analysis (continued)

Former Executive Vice President, Customer Transformation and Business Services, Gregory E. Knight

In connection with the implementation of the new streamlined organizational structure, our former Executive Vice President, Customer Transformation and Business Services, Gregory E. Knight, was separated from the Company on January 3, 2023 due to the elimination of his position. In connection with his separation, the Company entered into a separation and release agreement under which, in exchange for execution of a release of claims against the Company, Mr. Knight received (i) a lump sum cash payment of $1,166,000 representing a separation payment equal to 1.5x Mr. Knight’s base salary and 1x his target short-term incentive award; (ii) payment of his short-term incentive award for the 2022 performance year at the approved achievement level for other executive officers, (iii) a lump sum cash payment of $100,000 to compensate Mr. Knight for relocation expenses incurred in connection with his separation, (iv) full vesting of the remaining 4,872 shares under Mr. Knight’s sign-on equity incentive award, which were scheduled to vest on August 17, 2023 had Mr. Knight remained employed with the Company, and (v) vesting of Mr. Knight’s other outstanding equity awards under the Company’s 2009 Long Term Incentive Plan pursuant to certain vesting provisions under the applicable award agreements such that (x) his outstanding 2020, 2021 and 2022 stock awards, including dividend equivalents, of 11,274 shares payable in 2023, 10,894 shares payable in 2024 and 9,362 shares payable in 2025, respectively, fully vest, with the 2021 and 2022 stock awards subject to achievement of applicable performance goals and (y) his 2021 and 2022 performance share unit awards including dividend equivalents, of 32,683 target shares payable in 2024 and 28,086 target shares payable in 2025, respectively, continue to vest subject to achievement of applicable performance goals. Additionally, Mr. Knight is eligible for 18 months of continued health coverage under COBRA at active employee rates and 9 months of outplacement services, and, until December 31, 2023, he will continue to receive financial planning services available to the Company’s executive officers. The severance payments provided to Mr. Knight comply with the Company’s executive severance guidelines.

Executive Compensation Program Overview

Our Compensation Objectives

Our executive compensation program is designed to achieve the objectives as set forth below:

RECRUIT AND RETAIN TALENT

A key objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent. While the Company’s executive compensation program is market-based, the Compensation Committee considers other factors appropriate or necessary to retain key executives.

PAY FOR PERFORMANCE

We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Accordingly, while compensation targets will to a large extent reflect the market, actual compensation realized will reflect our attainment of (or failure to attain) specified financial and operational performance objectives.

ALIGN INTERESTS OF EXECUTIVES WITH SHAREHOLDERS

We believe compensation programs can drive our employees’ behavior. We try to design our executive compensation program to align compensation with current and desired corporate performance and shareholder interests by providing a significant portion of total compensation in the form of stock-based incentives and requiring target levels of stock ownership.

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Compensation Discussion and Analysis (continued)

Compensation Program Key Features and Best Practices

The following are key features of our executive compensation program, which we believe are governance best practices and align the interests of management with those of our shareholders.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

✓

Strong Pay for Performance. A substantial portion of the compensation for our named executive officers is at-risk and performance-based, meaning that actual compensation realized in a given year will vary depending on Company financial and stock price performance and individual performance.

✓

No Employment Agreements. We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed cash severance payments upon a termination of employment except pursuant to our change in control plan.

✓

“Double Trigger” Provisions for Change in Control Plan and Equity Awards. Our change in control plan and equity award agreements include a “double trigger,” whereby the executive is eligible for change in control benefits only if employment is terminated under certain circumstances within a set period before or after a change in control.

✓	No Excise Tax Gross Up Payments. Our change in control plan does not provide for excise tax gross up payments.

✓

Stock Ownership Guidelines. We have established executive stock ownership guidelines applicable to all of our officers to appropriately align the interests of our officers with our shareholders’ interests.

✓

Benchmark to Market. We benchmark each major element of target compensation against the middle of the market (25th – 75th percentiles) because we believe the middle of the market is a generally accepted benchmark of external competitiveness.

✓

Incentive Recoupment Policy. We have implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results.

✓

Anti-Hedging Policy. As part of our insider trading policy, we have a policy prohibiting all of our officers and directors from hedging the risk of stock ownership by purchasing, selling or writing options on CenterPoint Energy securities or engaging in transactions in other third-party derivative securities with respect to CenterPoint Energy stock.

✓	100% Independent Compensation Committee. The Compensation Committee consists entirely of independent directors.

✓	Independent Compensation Consultant. The Compensation Committee retains an independent consultant to provide advice on executive compensation matters.

✓

Executive Severance Guidelines. The Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive officer to a severance payment.

Design of Executive Compensation Program

Key Compensation Components and Purpose

We strive to provide compensation that is competitive, both in total and in individual components, with the companies we believe are our peers and likely competitors for executive talent.

We also motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with our overall success. Actual compensation in a given year will vary based on our

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performance, and to a lesser extent, on qualitative appraisals of individual performance. We expect our named executive officers to have a higher percentage of their total compensation at risk to align each of our named executive officers with the short-term and long-term performance objectives of CenterPoint Energy and with the interests of our shareholders.

The key components of our 2022 compensation programs and their purpose in advancing our strategic objectives are outlined below.

	ELEMENT	FORM OF AWARD	PERIOD	PURPOSE
Fixed	Base Salary	Cash	One year	✓ Fixed, competitive level of compensation based on scope and complexity of role, individual experience and performance to attract and retain top talent

At Risk	Short-Term Incentive	Cash	One year

✓ Rewards delivery of near-term objectives aligned with the Company’s long-term business strategy

✓ Considers individual performance and contributions to Company performance

✓ Short-term incentive funding for our named executive officers is based on achieving a non-GAAP Adjusted EPS goal

✓ Potential payout subject to diversity, equity and inclusion negative-only ESG modifier

✓ Potential payout also subject to discretion of Compensation Committee, including downward modification for alignment with achievement of Company non-financial metrics applicable to non-executive short-term incentive awards.

	Long-Term Incentives	Performance Share Units (PSUs) 75%	Three-year cliff vesting, subject to cumulative Adjusted EPS performance	✓ Rewards creation of long-term value through cumulative Adjusted EPS ✓ Aligns with shareholder interests ✓ PSUs based on cumulative Adjusted EPS represent 35% of total award value
Three-year cliff vesting, subject to relative stock performance

✓ Incentivizes Company outperformance relative to peer companies

✓ Aligns with shareholder interests

✓ TSR target and maximum performance based on a percentile achievement based on position relative to peer group

✓ PSUs based on TSR represent 35% of total award value

			Three-year cliff vesting, subject to carbon emissions reduction goals	✓ Aligns with the Company’s long-term net zero and decarbonization goal ✓ PSUs based on carbon emissions reduction goals account for 5% of the total award
		Restricted Stock Units (RSUs) 25%	Three-year cliff vesting, subject to continued employment and positive operating income

✓ Promotes retention, facilitates stock ownership and supports succession planning

✓ Aligns with long-term shareholder interests

✓ RSUs represent 25% of total award value and will vest only if CenterPoint Energy achieves positive operating income in the last full calendar year of the vesting period

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Compensation Discussion and Analysis (continued)

Pay For Performance

The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. Our program provides upside and downside potential, depending on actual results, as compared to predetermined measures of success.

A significant portion of our named executive officers’ total direct compensation, which includes base salary in addition to the short-term and long-term incentive components, as applicable, is conditioned upon achieving results that are key to our long-term success and increasing shareholder value.

The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.

TARGET COMPENSATION MIX AS OF DECEMBER 31, 2022

(consisting of base salary, short-term incentives and long-term incentives)

*The graphic represents the average size of each component as a percentage of each named executive officer’s (other than the Chief Executive Officer’s) target total direct compensation opportunities (approved by the Compensation Committee in 2022).

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Compensation Discussion and Analysis (continued)

2022 Executive Compensation Program

2022 Target Compensation Opportunities for Named Executive Officers

The overall objectives and structure of our ongoing executive compensation program for our named executive officers remained largely unchanged in 2022 as compared to 2021. In February 2022, the Compensation Committee reviewed the base salary and short-term and long-term incentive targets for each of our named executive officers and determined their respective levels to provide each officer a competitive total direct target compensation opportunity as shown below.

Name	2022 Base Salary	2022 Short- term Incentive Target (% of Salary)	2022 Short-term Target Opportunity	2022 Long- term Incentive Target (% of Salary)	2022 Long-term Target Opportunity	2022 Total Direct Target Compensation
David J. Lesar	$1,475,000	140%	$2,065,000	575%	$8,481,250	$12,021,250
Jason P. Wells	$ 695,000	75%	$ 521,250	250%	$1,737,500	$ 2,953,750
Scott E. Doyle	$ 600,000	75%	$ 450,000	250%	$1,500,000	$ 2,550,000
Monica Karuturi	$ 580,000	70%	$ 406,000	190%	$1,102,000	$ 2,088,000
Gregory E. Knight	$ 530,000	70%	$ 371,000	190%	$1,007,000	$ 1,908,000

Base Salary

Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.

Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. The typical date for making these adjustments is on or about April 1 of each year; however, adjustments may occur at other times during the year to recognize new responsibilities or new data regarding the market value of the job being performed.

In February 2022, the Compensation Committee reviewed the base salary for each of our named executive officers and determined their respective base salaries in recognition of the scope of their respective roles and to align their base salaries with market benchmarks.

NAME	2022 BASE SALARY
David J. Lesar	$1,475,000 (increase of 2% from 2021)
Jason P. Wells	$695,000 (increase of 4% from 2021)
Scott E. Doyle	$600,000 (increase of 14% from 2021)
Monica Karuturi	$580,000 (increase of 7% from 2021)
Gregory E. Knight	$530,000 (increase of 6% from 2021)

Short-Term Incentive Plan

Our short-term incentive plan provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for CenterPoint Energy as well as to recognize the employee’s performance during the year. The target award for each employee is expressed as a percentage of annual base salary.

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Compensation Discussion and Analysis (continued)

The Compensation Committee generally determines each named executive officer’s short-term incentive target based on the competitive market data developed by its compensation consultant and recommendations from the Chief Executive Officer for officers other than himself.

Each year, the Compensation Committee identifies incentive plan metrics that align with our strategy and with the interests of, and our commitments to, our shareholders. The Compensation Committee establishes and approves the specific performance objectives under the short-term incentive plan based on financial and operational factors determined to be critical to achieving our desired business plans and designed to reflect goals and objectives to be accomplished over a 12-month measurement period. After the end of the year, the Compensation Committee compares the actual results to the pre-established performance objectives and certifies the extent to which the objectives are achieved under the plan. For the 2022 year, consistent with 2021 and in response to shareholder feedback, the Compensation Committee established that the short-term incentive plan for our named executive officers would be based on achieving a non-GAAP EPS target, “Adjusted EPS”, with a negative modifier for diversity, equity and inclusion metrics.

The entirety of each individual award is subject to the Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance. In determining whether to exercise its discretion, the Compensation Committee may assess an individual executive’s contribution to the achievement of the performance objectives and any special circumstances and may also consider the input of our Chief Executive Officer on the amount to be awarded to each of the other named executive officers. Further, when evaluating overall Company performance, the Compensation Committee may determine to exercise its discretion and has committed, with management’s support, to reducing the payout to named executive officers to align with the non-executive short-term incentive payouts, which reflect non-financial performance such as safety, O&M and capital cost management, customer reliability and responsiveness, and cyber.

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Compensation Discussion and Analysis (continued)

The short-term incentive plan metrics for the 2022 performance year, along with the description of each metric and its critical linkage to our strategy for value creation, are provided in the table below.

PERFORMANCE OBJECTIVES	WEIGHTING	DESCRIPTION	STRATEGY ALIGNMENT
Adjusted EPS	100%	Adjusted EPS is a non-GAAP metric which includes net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance*	An EPS measure aligns with our commitment to return value to investors through earnings and dividends paid. This measure is focused on Adjusted EPS, which excludes net income from our midstream investments as we have divested said investments in early 2022 to focus on our utility operations, as well as other activities not considered a principal driver of overall long-term financial performance*
Diversity, Equity and Inclusion Negative Modifier	Modifier	This modifier is focused on meeting certain diversity, equity and inclusion goals: diversity of applicants and diversity of suppliers. This modifier is a negative-only modifier and can only reduce the potential payout by a combined total of up to 5%; it cannot increase the short-term incentive plan awards.	This diversity, equity and inclusion negative modifier aligns with our commitment to recruit and retain a diverse workforce and diverse supplier base that is reflective of the communities we serve. The negative modifier highlights our belief that meeting these diversity, equity and inclusion goals is expected.
Discretion of Compensation Committee to align executive short-term incentive award with non-executive short-term incentive performance	Modifier	The Compensation Committee, with the support of management, is committed to exercising its discretion to reduce the payout for executive officers under the short-term incentive plan, as applicable, in order to align with the achievement of non-financial metrics applicable to the payout for non-executives. Non-financial metrics include safety, O&M and capital cost management, customer reliability and responsiveness, and cyber.	The Compensation Committee’s exercise of its discretion aligns with our commitment to motivating employees, including executive officers, to meet these important non-financial metrics while also recognizing the importance of EPS metrics to our shareholders and encouraging our executive officers to continue to advance and support the Company’s position as a premium utility.

* Adjustments are detailed as part of the “Executive Compensation Tables—Non-Equity Incentive Plan Awards” disclosure and a reconciliation can be found in Appendix A.

Establishing Performance Measures and Target Ranges

The Compensation Committee establishes annual performance measures that align with our business strategy and contribute to our long-term shareholder value proposition. The Compensation Committee establishes performance measures and the scaling of the levels necessary to achieve threshold, target and maximum performance, based on strategic priorities for the organization and an assessment of expected business performance during the measurement period. The 2022 Adjusted EPS target level is based on achieving 8% growth relative to 2021 actual performance. The diversity, equity and inclusion negative modifier’s targets were set considering 2020 and 2021 actual results.

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Compensation Discussion and Analysis (continued)

2022 Executive Officer Short-Term Incentive Plan Results

The table below illustrates CenterPoint Energy’s 2022 performance against the pre-established short-term incentive plan measures. In 2022, the executive officers achieved 200% of target under the non-GAAP Adjusted EPS metric of the short-term incentive plan reflecting the executive officers’ pivotal role in supporting the Company’s strong financial performance.

Performance Objectives	Threshold (75%)	Target (125%)	Maximum (200%)	Actual Results	Actual Achievement
Adjusted EPS	$1.36	$1.37	$1.38	$1.38	200%

Diversity, Equity and Inclusion Performance Objectives	Target	Actual Achievement
Diversity of Applicants
Represents the percentage of competitive job postings that include a gender and/or racially/ethnically diverse applicant at the interviewing stage	>85%	92%
Diversity of Suppliers
Represents the percentage of diverse spend	>9.6%	12.6%

*

The diversity, equity and inclusion composite acts as a negative modifier of up to 5%. Based on the Company’s achievement with respect to these metrics, the negative modifier was not applied for 2022. However, pursuant to management’s recommendation, the Compensation Committee exercised negative discretion to reduce the overall short-term incentive achievement level for executive officers based on other considerations as described in the below paragraph.

Based on shareholder feedback, the Compensation Committee, with the support of management, has committed to exercise its discretion to modify the payout under the short-term incentive plan for executive officers in order to align with the payout for non-executive officer employees. Therefore, pursuant to management’s recommendation, based on the achievement of the non-financial metrics applicable to non-executive officer employees under the short-term incentive plan, the Compensation Committee exercised its discretion to modify the award to the executive officers from 200% to 165%. The Compensation Committee, based on management’s recommendation, noted the underperformance of the Company with regards to safety, including an employee fatality that occurred during 2022, and the underperformance with regards to certain reliability metrics. The table below shows the impact that the Compensation Committee’s exercise of negative discretion had on our named executive officers’ short-term incentive payout:

Name	Reduction in Short-Term Incentive Payout as a Result of Compensation Committee Exercise of Negative Discretion
David J. Lesar	$722,750
Jason P. Wells	$182,438
Scott E. Doyle*	N/A
Monica Karuturi	$142,100
Gregory E. Knight*	$129,850

*

Mr. Doyle was separated from the Company on January 3, 2023, prior to payment of the short-term incentive awards for 2022 and prior to becoming “retirement eligible” (age 55 or greater with at least five years of service) and, accordingly, was not eligible to receive payment of his award under the short-term incentive plan for 2022. His severance pay included, however, an amount equal to his short-term incentive award for the 2022 performance year determined at the approved achievement level for other executive officers. Refer to “Execution on Succession Planning—Former Executive Vice President, Utility Operations, Scott E. Doyle” for details regarding Mr. Doyle’s severance pay. Mr. Knight was also separated from the Company on January 3, 2023 but was “retirement eligible” and, accordingly, was eligible to receive payment of his award under the short-term incentive plan for 2022 in accordance with the terms of the plan.

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Individual Short-Term Incentive Plan Awards for 2022 Performance

Based on our approved level of achievement of the 2022 performance objectives at 165% and an assessment of each individual’s performance by the Compensation Committee, the 2022 short-term incentive awards for our named executive officers, expressed as a percentage of their individual target awards, were as follows:

Name	2022 Short-Term Incentive Achievement (as a Percentage of Target)
David J. Lesar	165%
Jason P. Wells	165%
Scott E. Doyle*	N/A
Monica Karuturi	165%
Gregory E. Knight*	165%

*

Mr. Doyle was separated from the Company on January 3, 2023, prior to payment of the short-term incentive awards for 2022 and prior to becoming “retirement eligible” (age 55 or greater with at least five years of service) and, accordingly, was not eligible to receive payment of his award under the short-term incentive plan for 2022. His severance pay included, however, an amount equal to his short-term incentive award for the 2022 performance year determined at the approved achievement level for other executive officers. Refer to “Execution on Succession Planning—Former Executive Vice President, Utility Operations, Scott E. Doyle” for details regarding Mr. Doyle’s severance pay. Mr. Knight was also separated from the Company on January 3, 2023 but was “retirement eligible” and, accordingly, was eligible to receive his award under the short-term incentive plan for 2022 in accordance with the terms of the plan.

In addition, from time to time, in extraordinary circumstances, we may award bonus incentives, including cash bonuses, to our executive officers. For example, in 2022, Ms. Karuturi received $100,000 as a cash bonus for leading the successful completion of the sale of the Company’s Arkansas and Oklahoma LDC businesses. The sale of the Arkansas and Oklahoma LDC businesses was a necessary step for the Company’s execution of its plan to become a premium utility and has been well received by shareholders.

Long-Term Incentive Plan

We provide a long-term incentive plan in which each of our named executive officers and certain other management-level employees participate. Our long-term incentive plan is designed to align the interests of our participants with those of our shareholders and reward participants for sustained improvements in our financial performance and increases in the value of our common stock and dividends over an extended period.

The vesting period for long-term incentive plan awards is three years to incentivize participants to deliver sustainable business results in service of our long-term strategy, reward longer-term Company performance and encourage retention. In accordance with the terms of our long-term incentive plan, our practice is to price annual grants of equity awards at the closing market price for our common stock on the New York Stock Exchange on the grant date, which is the date the Compensation Committee approves the grants.

In addition to our standard annual long-term incentive plan awards, we may from time to time recognize significant individual accomplishments and outstanding performance with equity incentives. Based on shareholder feedback, the Compensation Committee has committed to not make one-time equity awards to its executive officers absent extraordinary circumstances, except in connection with new hires or promotions. In the event the Compensation Committee determines that a one-time equity award is necessary and appropriate, such special award will have, except in the case of new hires or promotions, at least a three-year vesting period and will be primarily performance-based.

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2022 Long-Term Incentive Plan Design

The total long-term incentive opportunity for each executive officer is determined on an annual and individual basis, considering the executive’s position and performance and the long-term compensation provided to similar roles in the peer group. Each year, the Compensation Committee also reviews the allocation of the long-term incentive opportunity between performance share units and restricted stock unit awards. The Compensation Committee approved an allocation between performance share units and restricted stock unit awards of 75% and 25% respectively, for 2022.

Performance Share Unit (PSU) Awards (75% of Award Value)

Our 2022 PSU awards were made in three separate grants, with the payout opportunity for each grant based on a different performance objective. The first is based on total TSR over the three-year performance cycle as compared to that of the other 18 companies included in our peer group. Thirty-five percent of long-term incentive compensation is based on the TSR metric. Thirty-five percent is based on achieving a specified non-GAAP Adjusted EPS goal over the three-year performance cycle. The remaining 5% is based on achieving a specified carbon emissions reduction goal over the three-year performance cycle. Based on our shareholder engagement and our internal strategy, these three metrics were identified as important indicators of our Company’s performance.

If actual achievement for the performance objective under an award does not meet at least the threshold level, the Compensation Committee will not approve a distribution for the award. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the total shareholder return performance objective and 50% of target for the applicable EPS performance and carbon emissions reduction objectives, and the maximum payout opportunity is 200% of target for all three performance metrics.

* Adjusted EPS is a non-GAAP metric which includes consolidated net income from Electric and Natural Gas segments, as well as after-tax Corporate and Other operating income and corporate overhead. The metric is adjusted for certain factors to reflect what we consider to be our fundamental business performance.

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**Linear interpolation between award levels

***Results will represent an average of 20 TSR calculation periods, beginning the first 20 of the last 30 trading days preceding the performance period and ending the first 20 of the last 30 trading days of the performance period

Relative TSR (35% of Award Value)

Maximum achievement (200% of target) requires CenterPoint Energy to rank at the 85th percentile or higher in our TSR Peer Group, and no shares would vest if the Company ranks below the 25th percentile in that comparison (threshold level). For this performance objective, the number of PSUs granted will vest using linear interpolation between the threshold and maximum achievement levels.

The 18 companies utilized for measuring TSR are the same companies represented in our Peer Group disclosure below. We believe the peer group is a reasonable proxy for the universe of companies engaged in businesses similar to ours and is appropriate for measuring relative TSR.

Cumulative Adjusted EPS (35% of Award Value)

The Compensation Committee established cumulative Adjusted EPS target as a performance objective for long-term incentive awards made in 2022. Adjusted EPS is a non-GAAP metric which includes consolidated net income. Both metrics are also adjusted for certain factors to reflect what we consider to be our fundamental business performance. For a detailed description of the calculation of Adjusted EPS, see “Executive Compensation Tables—Non-Equity Incentive Plan Awards.”

Carbon Emissions Reduction (5% of Award Value)

The Compensation Committee established a carbon emissions reduction target as the third performance objective for the long-term incentive awards made in 2022. The carbon emissions reduction objective consists of a 3-year cumulative carbon emissions reduction goal under Scope 1 and 2 (4% award value) and a 3-year cumulative carbon emissions reduction goal under Scope 3 (1% award value). Cumulative carbon emissions reduction is calculated from 2021 levels.

For 3-year cumulative carbon emissions reduction under our Scope 1 and 2 objective, maximum achievement (200% of target) requires CenterPoint Energy to achieve at least a 65% reduction in Scope 1 and 2 combined emissions compared to 2021 levels, and no shares would vest if the Company achieves combined emission reduction in Scope 1 and 2 of less than 10% compared to 2021 levels.

For 3-year cumulative carbon emissions reduction under our Scope 3 objective, maximum achievement (200% of target) requires CenterPoint Energy to achieve at least a 6% reduction in Scope 3 emissions compared to 2021 levels, and no shares would vest if the Company achieves emission reduction in Scope 3 of less than 3.5% compared to 2021 levels.

For information regarding how we define Scope 1, 2 and 3 emissions, see “Equity Incentive Plan Awards—Additional Information” below.

Restricted Stock Unit Awards (25% of Award Value)

The restricted stock units (RSUs or stock awards) are intended to retain executive officers and reward them for absolute long-term stock appreciation while providing some value to the recipient even if the stock price declines. In this way, the RSUs help balance against the variable, at-risk nature of the performance share unit awards and promote retention. The RSUs (other than the retention awards granted to Mr. Lesar and any sign-on awards) are subject to CenterPoint Energy achieving positive operating income in the last full calendar year of the vesting period.

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Compensation Discussion and Analysis (continued)

2022 Long-Term Incentive Awards for Named Executive Officers

On February 15, 2022, the Compensation Committee authorized awards as shown in the table below. Vesting and payout of the performance unit shares requires continuous service through the performance period and will be determined based on the level of achievement of each performance objective over the three-year cycle of 2022 through 2024. Vesting of stock awards requires continuous service through the vesting date and achievement of positive operating income in the last full calendar year of the vesting period. For additional detail regarding the grants, see “Executive Compensation Tables—Equity Incentive Plan Awards—Long-term Incentive Plan Awards Granted in 2022.”

Description	Lesar(1)	Wells	Doyle	Karuturi	Knight
Base Salary	$1,475,000	$695,000	$600,000	$580,000	$530,000
Long-term incentive target	575%	250%	250%	190%	190%
Long-term incentive compensation at target	$8,481,250	$1,737,500	$1,500,000	$1,102,000	$1,007,000
Performance share unit portion (75%)	$6,360,938	$1,303,125	$1,125,000	$826,500	$755,250
Stock award portion (25%)	$2,120,313	$434,375	$375,000	$275,500	$251,750

(1)

Amounts do not include the retention awards for Mr. Lesar under his Retention Incentive Agreement, pursuant to which Mr. Lesar received RSUs for a total of 1 million shares of common stock that were granted through multiple annual awards in 2021, 2022, and 2023. In February 2022, 400,000 restricted stock units were awarded to Mr. Lesar under the Retention Incentive Agreement that will vest in December 2023. For more information regarding Mr. Lesar’s retention awards, please see “President and Chief Executive Officer, David Lesar—Retention Awards” in the Company’s 2022 proxy statement.

Both the performance share units and the stock awards accrue dividend equivalents over the performance cycle or vesting period, respectively, until they are delivered, at the same level as dividends earned by shareholders on shares of our common stock outstanding. Dividend equivalents on the shares which are vested are paid in cash when the shares are delivered. Dividend equivalents are not paid with respect to unearned and unvested shares.

2020 – 2022 PSU Award Vesting

The calculated payout for the 2020 – 2022 PSU awards was 200% of target based on the Company’s three-year relative TSR performance and three-year cumulative non-GAAP net income. The Company exceeded the target for both cumulative non-GAAP net income and relative TSR during the performance period.

2020 – 2022 PSU AWARD GOALS	AWARD DETERMINATION ($ in millions)				WEIGHTING	ACHIEVEMENT

TSR Performance	Threshold (33%) 14th Position		Maximum (200%) 2nd Position		40%	1st Position	200%

Cumulative non-GAAP Net Income	Threshold (50%) $1,662	Target (100%) $1,807	Maximum (150%) $1,897	Exceptional (200%) $1,952	30%	$2,210	200%

					Overall Achievement		200%

For a detailed description of the calculation of cumulative non-GAAP net income, see “Executive Compensation Tables—Equity Incentive Plan Awards—Additional Information” and a reconciliation can be found in Appendix A.

2023 Performance Share Unit Awards

The design of our 2023 PSU awards is consistent with the design of our 2022 PSU awards. Like our 2022 PSU awards, our 2023 PSU awards were made in three separate grants, with the payout opportunity for each grant based on a different performance objective. The first is based on total TSR over the three-year performance cycle as compared to

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that of the other 18 companies included in our peer group. Thirty-five percent of long-term incentive compensation is based on the TSR metric. Thirty-five percent is based on achieving a specified non-GAAP Adjusted EPS goal over the three-year performance cycle. The remaining 5% is based on achieving a specified carbon emissions reduction goal over the three-year performance cycle.

If actual achievement for the performance objective under an award does not meet at least the threshold level, the Compensation Committee will not approve a distribution for the award. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the total shareholder return performance objective and 50% of target for the applicable EPS performance and carbon emissions reduction objectives, and the maximum payout opportunity is 200% of target for all three performance metrics.

* Adjusted EPS is a non-GAAP metric which includes consolidated net income from Electric and Natural Gas segments, as well as after-tax Corporate and Other operating income and corporate overhead. The metric is adjusted for certain factors to reflect what we consider to be our fundamental business performance

** Adjusted EPS goal at each level represents 8.5% annual growth in 2023 and 2024 and 7.5% annual growth in 2025, based on 2022 (Maximum), 8% annual growth in 2023 and 2024 and 7% annual growth in 2025, based on 2022 (Target) and 7% annual growth in 2023 and 2024 and 6% annual growth in 2025, based on 2022 (Threshold)

*** Linear interpolation between award levels

**** Results will represent an average of 20 TSR calculation periods, beginning the first 20 of the last 30 trading days preceding the performance period and ending the first 20 of the last 30 trading days of the performance period

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Compensation Discussion and Analysis (continued)

Our Executive Compensation Decision-Making Process

The Compensation Committee of the Board of Directors oversees compensation for our named executive officers and other senior executives, including base salary and short-term and long-term incentive awards, as applicable. The Compensation Committee also administers incentive compensation plans, evaluates our Chief Executive Officer’s performance and reviews management succession planning and development. The Board of Directors has determined that the members of the Compensation Committee meet the applicable requirements for independence under the standards of the Securities and Exchange Commission and the New York Stock Exchange discussed under “Item 1. Election of Directors—Director Independence.” The following graphic and narrative depict the Compensation Committee’s decision-making process.

Role of Compensation Committee

The Compensation Committee reviews each element of compensation annually to confirm or improve alignment with stated compensation objectives. As a result of its review, the Compensation Committee may approve adjustments to base salary, short-term and long-term incentive target compensation levels for the named executive officers to better align compensation with our market-based pay philosophy. In its review, the Compensation Committee also takes into consideration whether any incentive compensation target or performance objective could lead to a decision by an executive to take an inappropriate level of risk for the Company. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Compensation Committee’s own qualitative assessment of the executive’s performance and contribution to the execution of the Company’s strategy. In making these determinations, the Compensation Committee also takes into account our Chief Executive Officer’s performance evaluations of and recommendations regarding his direct reports.

Annually, the Compensation Committee directs its consultant to review the base salary and short-term and long-term incentive levels of our senior or named executive officers, as applicable. To ensure that our compensation programs are market-based, the compensation consultant analyzes and matches the position and responsibilities of each named executive officer to proxy statement data from a peer group of utility companies and to published compensation surveys covering both the utility industry and general industry. We do not consider geographical differences to be a relevant factor since we recruit on a national basis.

Role of Management

Of our named executive officers, only our Chief Executive Officer has a role in determining executive compensation policies and programs. Our Chief Executive Officer works with business unit and functional leaders along with our internal compensation staff to provide information to the Compensation Committee to help ensure that all elements of compensation support our business strategy and goals.

Our Chief Executive Officer also periodically reviews and recommends specific Company performance metrics to be used in short-term and long-term incentive plans. Our Chief Executive Officer works with the various business units

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and functional departments to develop these metrics, which are then presented to the Compensation Committee for its consideration and approval.

Our Chief Executive Officer reviews and recommends changes to the peer companies used for compensation purposes using internal analyses of revenue, market capitalization and comparable business mix (e.g., natural gas versus electric; regulated versus unregulated; generation versus transmission and distribution). These recommendations are reviewed by the Compensation Committee’s independent consultant and then presented to the Committee for its consideration and approval.

Within the parameters of the compensation policies established by the Compensation Committee, our Chief Executive Officer also makes preliminary recommendations for base salary adjustments and short-term and long-term incentive levels for the other named executive officers. Our Chief Executive Officer also recommends payment amounts for the other executive officers’ short-term incentive plan awards. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to CenterPoint Energy, improvement in organizational and employee development and accomplishment of strategic priorities. Our Chief Executive Officer does not make any recommendations regarding his own compensation.

Role of Consultant

To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. The Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant due in large part to its competitive market intelligence for executive pay and governance in the utilities and energy services industries. The consultant reports directly to the Compensation Committee, which preapproves the scope of work and the fees charged. The Compensation Committee or the Governance, Environmental and Sustainability Committee may direct our compensation consultant to perform additional analyses or research related to compensation issues.

The Compensation Committee reviews and assesses the independence and performance of its compensation consultant in accordance with applicable Securities and Exchange Commission and New York Stock Exchange rules on an annual basis to confirm that the consultant is independent and meets all applicable regulatory requirements. In making this determination, the Compensation Committee reviewed information provided by its compensation consultant including the following factors:

•	the provision of other services to CenterPoint Energy by the compensation consultant;

•	the amount of fees received from CenterPoint Energy by the compensation consultant as a percentage of total revenue of the compensation consultant;

•	the policies and procedures of the compensation consultant that are designed to prevent conflicts of interest;

•

any business or personal relationship of the Compensation Committee’s advisor (i.e., the employees of the compensation consultant that work on the CenterPoint Energy team) with a member of the Compensation Committee;

•	any stock of CenterPoint Energy owned by the Compensation Committee’s advisor or the advisor’s immediate family members; and

•	any business or personal relationship of the Compensation Committee’s advisor or any other employee of the compensation consultant with an executive officer at CenterPoint Energy.

In particular, except for certain services provided to the Governance, Environmental and Sustainability Committee of the type detailed above, with respect to director compensation, the Compensation Committee noted that Meridian provided no other services to CenterPoint Energy.

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Compensation Discussion and Analysis (continued)

Our 2022 Peer Group

In making decisions about executive pay programs and levels, the Compensation Committee references compensation data from our peer group. Selection criteria considered in establishing the peer group include companies within comparable Global Industry Classification Standard sectors, comparable business mix and complexity, companies who list CenterPoint Energy as a peer in their proxies, the peers that the current peer group list as comparable, companies listed in shareholder advisor reports regarding CenterPoint Energy and companies within a reasonable range of CenterPoint Energy relative to 12-month trailing revenue, total assets, enterprise value and current market capitalization. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data.

Our peer group stayed the same from 2021 to 2022. This group of companies was identical to the group of companies used for measuring our relative total shareholder return under our 2022 long-term incentive compensation awards. For 2022, the peer group for proxy statement data consisted of the following 18 publicly traded utility companies:

Alliant Energy Corporation	Entergy Corporation
Ameren Corporation	Evergy, Inc.
American Electric Power Company, Inc.	Eversource Energy
Atmos Energy Corporation	NiSource Inc.
Avangrid, Inc.	Pinnacle West Capital Corporation
CMS Energy Corporation	Public Service Enterprise Group Incorporated
Consolidated Edison, Inc.	Sempra Energy
DTE Energy Company	WEC Energy Group, Inc.
Edison International	Xcel Energy Inc.

This peer group had median revenues and assets comparable to CenterPoint Energy.

	TOTAL REVENUE	TOTAL ASSETS
	(in millions, except for percentages)
CenterPoint Energy, Inc.	$8,770	$36,216
Relative Percentile Rank Position	44%	33%

Data is presented as of June 30, 2022 and sourced from FactSet

Revenue represents trailing twelve months ended June 30, 2022

Review of Tally Sheets

At least annually, the Compensation Committee reviews tally sheets for each of our then-current named executive officers that reflect all components of compensation, including base salary, short-term and long-term incentive compensation, other perquisites, imputed income, death benefits and benefits or payments that would be payable in connection with a change in control or termination of employment. Tally sheets are provided to the Compensation Committee to show how various compensation and benefits amounts are interrelated and how changes in one component of compensation impact other components and to enable Compensation Committee members to quantify amounts payable upon various termination scenarios.

Other Compensation Programs and Practices

Benefits

We have maintained a defined benefit plan for eligible employees since 1953 to help employees provide for retirement and to retain employees. This plan is closed to all employees hired or rehired on or after January 1, 2020

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Compensation Discussion and Analysis (continued)

(or January 1, 2021 with respect to certain union employees). In addition, we maintain a benefit restoration plan as a nonqualified supplemental retirement plan to generally provide for benefits in excess of those available under the retirement plan due to annual limits imposed by the Internal Revenue Code. Changes in base salary and/or short-term incentive compensation affect benefits payable under the retirement plan and the benefit restoration plan. See “Executive Compensation Tables—Pension Benefits” for a description of the retirement plan and benefit restoration plan. The present value of the accumulated benefits under the plans for each named executive officer is set forth in the Pension Benefits table.

We maintain a savings plan, which includes employer contributions, designed to encourage all employees to help provide for their own retirement and to attract and retain employees. We also have a nonqualified savings restoration plan that provides for employer contributions not available under the savings plan due to Internal Revenue Code limits. Base salary and short-term incentive compensation are included as eligible plan compensation under the provisions of the savings plan and the savings restoration plan. See “Executive Compensation Tables—Savings Plan and Savings Restoration Plans” for further information. Employer contributions to the plans for the named executive officers are included in the footnote to the All Other Compensation column of the Summary Compensation Table.

Prior to January 1, 2023, our named executive officers could defer salary and short-term incentive compensation under our deferred compensation plan. The plan was frozen as of January 1, 2023 such that no further compensation may be deferred under the plan after that date. For further information and a description of the plan, see “Executive Compensation Tables— Deferred Compensation Plans.” The above-market portion of the 2022 aggregate earnings is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

We also provide executives with the same health and welfare benefits provided to all other similarly situated employees, and at the same cost charged to all other eligible employees. Executives are also entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.

Termination Benefits

As described later in the section titled “Executive Compensation Tables—Potential Payments upon Change in Control or Termination,” CenterPoint Energy has a change in control plan that is intended to help ensure that our officers, including our named executive officers, continue to give their full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the plan. The plan includes a “double trigger,” whereby to be eligible for benefits under the plan, the executive’s employment must be terminated within a set period before or after a change in control. The plan does not provide for any excise tax gross-up payments.

We do not maintain individual employee agreements or a separate non-change-in-control severance plan for executives. However, in response to shareholder feedback, the Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive to severance benefits upon termination. The Compensation Committee continues to have discretion to determine a named executive officer’s eligibility for severance benefits, and the amounts of any benefits, and has committed to applying the limitations set forth in the guidelines in its determination. For a more detailed discussion, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”

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Compensation Discussion and Analysis (continued)

Perquisites

We do not consider perquisites to be a material component of our executive compensation. In 2022, certain of our named executive officers received certain perquisites and limited personal benefits that we view as having a sound value to our business.

•

Security-related Services. Upon Mr. Lesar’s appointment as President and Chief Executive Officer, the Company obtained a comprehensive security risk assessment conducted by an independent security consultant. As a result of such security consultant’s recommendations, the Company determined that Mr. Lesar should receive certain security-related services during 2022, most notably the use of a car and security driver and for security personnel as accompaniment on business-related travel. The Company believes the provision of these security-related services mitigates risk to the Company by supporting Mr. Lesar’s safety, health and well-being.

•

Aircraft Usage. Mr. Lesar occasionally utilized for personal travel purposes the company aircraft maintained for executive business travel. During times when company aircraft was unavailable, the Company contracted with a third-party aircraft charter company to provide executive travel services, which were utilized by Messrs. Lesar and Wells for personal travel purposes. Use of company aircraft as well as the third-party aircraft charter company for personal trips was intended for efficiency, security and personal safety. On occasion, family members and guests of named executive officers travel on non-commercial aircraft when the aircraft is already going to a specific destination for a business purpose.

•	Financial Planning Services. Our executives are eligible to receive certain financial planning services.

We do not provide tax gross-ups on perquisites, except on certain relocation-related benefits that are generally available to all employees.

Risk Assessment

The Compensation Committee, together with Meridian, conducts a compensation risk assessment, including review of performance metrics, pay mix, pay leverage, checks and balances, external market references and goal setting, and no areas of concern were identified in the assessment. The Compensation Committee considers the results of this assessment in developing and evaluating compensation program design.

Hedging Policy

As part of our Insider Trading Policy, our directors and officers are prohibited, and our non-officer employees are strongly discouraged, from hedging the risk of ownership of our common stock by purchasing, selling or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Recoupment of Awards

The Board has implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

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Compensation Discussion and Analysis (continued)

Executive Stock Ownership Guidelines

We believe that our Executive Stock Ownership Guidelines align the interests of our officers, including our named executive officers, with the interests of shareholders. The guidelines provide that our executives maintain common stock ownership as follows:

EXECUTIVE		GUIDELINES FOR OWNERSHIP OF COMMON STOCK

Chief Executive Officer	5X	Market value of five times base salary

Executive Vice Presidents	3X	Market value of three times base salary

Senior Vice Presidents	2X	Market value of two times base salary

In addition to shares of our common stock owned outright, equivalent shares held in our savings plan, unvested stock awards, and shares held in trust are counted towards the guidelines. Unvested performance share unit awards do not count towards the guidelines for our officers. Until the designated ownership level is reached, the officer is expected to retain at least 50% of the after-tax shares delivered through the long-term incentive plan. Certain exclusions apply to the retention expectation, such as estate planning, gifts to charity, education and the purchase of a primary residence. Newly hired or recently promoted officers are given a reasonable period of time to comply with these guidelines. The Compensation Committee reviews our officers’ stock holdings annually to monitor compliance with these guidelines. We have also adopted a policy prohibiting directors and corporate and senior division officers from pledging shares of our common and preferred stock to secure loans, subject to grandfathering of existing arrangements, or otherwise holding shares of our common stock in margin accounts.

Although we do not conduct formal benchmarking studies of ownership guidelines, the ownership guidelines and the administration of the program are reviewed annually by the Compensation Committee with advice from the Compensation Committee’s consultant.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of $1 million for any covered employee. The covered employees subject to this limitation include any individual who serves as our chief executive officer, chief financial officer or one of our other three most highly compensated executive officers in 2017 or any subsequent calendar year, and, except for certain grandfathered arrangements, there is no exception for qualified performance-based compensation. The Compensation Committee believes that, in establishing the compensation program for our executives, the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration. The Compensation Committee believes it is important to maintain flexibility in structuring compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of Section 162(m) of the Internal Revenue Code.

Our change in control plan described above for our named executive officers does not provide a gross-up payment to cover any excise tax an executive is determined to owe on an “excess parachute payment.” For additional discussion about our change in control plan, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”

Our executive plans and agreements that are subject to Section 409A of the Internal Revenue Code are intended to comply with Section 409A of the Internal Revenue Code.

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EXECUTIVE COMPENSATION TABLES

The following tables show compensation information for: (i) our Chief Executive Officer, our President, Chief Operating Officer and Chief Financial Officer, our Former Executive Vice President, Utility Operations and our Former Executive Vice President, Customer Transformation and Business Services for the periods ended December 31, 2022, 2021 and 2020; and (ii) our Executive Vice President and General Counsel for the periods ended December 31, 2022 and 2021.

Summary Compensation Table for Fiscal Year 2022

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
David J. Lesar	2022	1,423,241	—	8,481,240	—	3,407,250	—	556,144	13,867,875
Chief Executive Officer	2021	1,425,000	—	33,359,999	—	2,116,125	—	908,686	37,809,810
	2020	675,000	—	8,169,996	—	2,463,750	—	637,549	11,946,295
Jason P. Wells	2022	667,463	—	1,737,497	—	860,063	—	193,847	3,458,870
President, Chief Operating Officer and Chief Financial Officer	2021	665,000	—	1,675,003	—	548,625	—	362,752	3,251,380
	2020	169,886	—	2,625,007	—	711,800	—	136,813	3,643,507

Scott E. Doyle	2022	563,504	—	1,500,005	—	—	(119,284)	90,477	2,034,702
Former Executive Vice President, Utility Operations	2021	518,750	—	997,503	—	399,437	34,944	100,381	2,051,015
	2020	487,500	—	849,989	—	462,600	113,597	61,067	1,974,753

Monica Karuturi	2022	552,462	100,000	1,102,006	—	669,900	9,454	71,527	2,505,350
Executive Vice President and General Counsel	2021	527,500	80,000	971,997	—	377,163	30,437	65,754	2,052,851

Gregory E. Knight	2022	506,396		1,006,977	—	612,150	(15,660)	95,624	2,205,487
Former Executive Vice President, Customer Transformation and Business Services	2021	496,249	—	949,979	—	382,112	(1,831)	74,775	1,866,547
	2020	181,875	400,000	1,076,010	—	172,600	(982)	180,392	2,009,894

(1)

For 2021, amounts for Ms. Karuturi include a retention cash bonus of $80,000. For 2022, amounts for Ms. Karuturi include a cash bonus of $100,000. For 2020, amounts for Mr. Knight include a sign-on bonus of $400,000 approved by the Compensation Committee in connection with Mr. Knight’s appointment as the Company’s Executive Vice President, Customer Transformation and Business Services effective August 17, 2020.

(2)

Reported amounts for our named executive officers represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 based on the probable achievement level of the underlying performance conditions as of the grant date. For 2021, amounts for Mr. Lesar include the retention awards under Mr. Lesar’s Retention Incentive Agreement, pursuant to which Mr. Lesar received RSUs for a total of 1 million shares of Common stock that were granted through multiple annual awards in 2021, 2022, and 2023. The retention awards were valued at $25,240,000 as of the date of Retention Incentive Agreement (July 20,2021). Assumptions, where applicable, are the same assumptions disclosed in “Stock-Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022. For purposes of the tables above and below, the effects of estimated forfeitures are excluded. Please also refer to the Grants of Plan-Based Awards for Fiscal Year 2022 table and the accompanying footnotes.

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Executive Compensation Tables (continued)

The maximum value at the grant date of stock awards for each of our named executive officers assuming the highest level of performance conditions is achieved is as follows:

Name	Year	Maximum Value of Stock Awards ($)
Lesar	2022	14,842,178
	2021	38,232,004
	2020	12,934,005
Wells	2022	3,040,614
	2021	2,680,005
	2020	3,762,517
Doyle	2022	2,625,002
	2021	1,596,011
	2020	1,444,981
Karuturi	2022	1,928,524
	2021	1,555,190
Knight	2022	1,762,209
	2021	1,519,972
	2020	1,619,208

(3)	CenterPoint Energy has not granted stock options since 2004.

(4)

Non-Equity Incentive Plan Compensation represents short-term incentive awards earned with respect to performance in the designated year and paid in the following year. For more information on the 2022 short-term incentive awards, refer to the Grants of Plan-Based Awards for Fiscal Year 2022 table and the accompanying footnotes. Under the terms of our short-term incentive plan, an individual age 55 or older with at least five years of service satisfies certain vesting provisions under the plan. If the individual terminates employment during the plan year, he or she is eligible for a pro rata payment at the target level of achievement.

(5)	The two components of the 2022 Change in Pension Value and Nonqualified Deferred Compensation Earnings are as follows:

Name	Change in Pension Value(a) ($)	Above Market Earnings on Nonqualified Deferred Compensation(b) ($)	Total ($)
Lesar	—	—	—
Wells	—	—	—
Doyle	(141,946)	22,662	(119,284)
Karuturi	9,454	—	9,454
Knight	(15,660)	—	(15,660)

(a)

The Change in Pension Value is the increase or decrease in the present value of accumulated benefits under our retirement plan and the related benefit restoration plans from December 31, 2021 to December 31, 2022. Benefits are assumed to commence as of the earliest age that an individual could retire without a reduction in benefits. The present value as of December 31, 2022 assumed a discount rate of 5.15% and lump sum conversion interest rate of 5.15% for benefits paid in all future years. The present value as of December 31, 2021 assumed a discount rate of 2.8% and lump sum conversion interest rate of 2.8% for benefits paid in all future years. Refer to the narrative accompanying the Pension Benefits table for a more detailed discussion of the present value calculation.

(b)	Above Market Earnings consist of the amounts that exceed 120% of the applicable federal long-term rate at the time the interest rate was set.

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Executive Compensation Tables (continued)

(6)	The following table sets forth the elements of All Other Compensation for 2022:

Name	Perquisites and Other Personal Benefits(a) ($)	Tax Reimbursements ($)	Contributions to Vested and Unvested Defined Contribution Plans (qualified)(b) ($)	Contributions to Vested and Unvested Defined Contribution Plans (nonqualified)(c) ($)	Insurance Premiums ($)	Other ($)	Charitable Contributions(d) ($)	Total All Other Compensation ($)
Lesar	187,601	—	27,450	291,093	—	—	50,000	556,144
Wells	59,399	—	27,450	81,998	—	—	25,000	193,847
Doyle	17,279	—	18,300	34,898	—	—	20,000	90,477
Karuturi	—	—	18,300	43,477	—	—	9,750	71,527
Knight	15,658	—	27,450	52,516	—	—	—	95,624

(a)

For Mr. Lesar, this amount includes the incremental cost to the Company attributable to security-related services provided to Mr. Lesar, including the use of a car and security personnel, such as a security driver, to mitigate risk to the Company by supporting Mr. Lesar’s safety, health and well-being. The Company considers costs for security-related services, which were put into place in accordance with the recommendations of an independent security consultant based on a security risk assessment, to be business expenses rather than personal benefits to Mr. Lesar; however, disclosure regulations require certain security expenses to be reported as personal benefits. The incremental cost for the use of the car is based on the annualized cost of the car over its useful life, including annual depreciation, as well as maintenance, insurance and fuel expense. The incremental cost of providing security personnel, including a security driver, includes the actual incremental cost of expenses incurred by such security personnel, but does not include the fixed costs associated with such personnel.

For Mr. Lesar, due, in part, for efficiency and personal safety as well as security risk considerations identified in the aforementioned security assessment related to Mr. Lesar, this amount includes the incremental cost to the Company for personal travel on aircraft owned by the Company or provided by a third-party aircraft charter company. The incremental cost for personal travel on aircraft owned by the Company includes variable operating costs such as landing, parking, hanger and dead-head costs, crew travel expenses, supplies and catering, fuel costs, and passenger ground transportation, and does not include an allocable share of fixed costs associated with the Company’s ownership of the aircraft. No amounts were included where spouses or family members accompanied the executives on Company aircraft flights because there was no incremental cost to the Company. The incremental cost to the Company for personal travel on aircraft provided by a third-party aircraft charter company includes the amount invoiced to CenterPoint Energy for the hourly rate and operating costs of flights for Messrs. Lesar and Wells, $12,993 and $42,050, respectively. Amounts include incremental costs to the Company for spouses or family members accompanying executives provided by a third-party charter company.

Additionally, for Messrs. Lesar, Wells, Doyle and Knight, the amount includes financial planning services of $15,000, $15,830, $15,830 and $15,658, respectively. None of the other named executive officers received perquisites valued in excess of $10,000 during 2022.

(b)	These amounts represent CenterPoint Energy’s contributions to the savings plan, which is described under “Savings Plan and Savings Restoration Plans.”

(c)	These amounts represent benefits accrued under the savings restoration plan, which is described under “Savings Plan and Savings Restoration Plans.”

(d)

These amounts represent CenterPoint Energy Foundation, Inc.’s charitable contribution to non-profit organizations to match personal qualified contributions on a dollar-for-dollar basis up to an annual maximum match of $25,000 ($50,000 for Mr. Lesar).

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Executive Compensation Tables (continued)

Grants of Plan-Based Awards for Fiscal Year 2022

The following table presents the non-equity and equity incentive plan-based awards granted during 2022. The grant date fair value of equity awards is based on the probable achievement level of the underlying performance conditions as of the grant date at the closing price on the grant date, which was $26.89 for the February 15, 2022 grants.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold: Number of Shares (#)	Target: Number of Shares (#)	Maximum: Number of Shares (#)	All Other Stock Awards: # of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)
David J. Lesar		1,548,750	2,581,250	4,130,000
	2/15/2022							78,851	2,120,303
	2/15/2022				36,429	110,392	220,784		2,968,441
	2/15/2022				55,196	110,392	220,784		2,968,441
	2/15/2022				7,885	15,770	31,540		424,055
Jason P. Wells		390,937	651,562	1,042,500
	2/15/2022							16,154	434,381
	2/15/2022				7,463	22,615	45,230		608,117
	2/15/2022				11,308	22,615	45,230		608,117
	2/15/2022				1,616	3,231	6,462		86,882
Scott E. Doyle		337,500	562,500	900,000
	2/15/2022							13,946	375,008
	2/15/2022				6,443	19,524	39,048		525,000
	2/15/2022				9,762	19,524	39,048		525,000
	2/15/2022				1,395	2,789	5,578		74,996
Monica Karuturi		304,500	507,500	812,000
	2/15/2022							10,245	275,488
	2/15/2022				4,734	14,344	28,688		385,710
	2/15/2022				7,172	14,344	28,688		385,710
	2/15/2022				1,025	2,049	4,098		55,098
Gregory E. Knight		278,250	463,750	742,000
	2/15/2022							9,362	251,744
	2/15/2022				4,325	13,107	26,214		352,447
	2/15/2022				6,554	13,107	26,214		352,447
	2/15/2022				936	1,872	3,744		50,338

There were no other equity awards granted to the named executive officers during the year.

(1)

The estimated payouts under non-equity incentive plan awards are based on the terms of our 2022 short-term incentive plan. Based on the goals adopted in 2022, the maximum payout amount (as shown in the Maximum column) is 200% of target for our named executive officers. Actual amounts paid in 2023 for 2022 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Any amount awarded by the Compensation Committee to an individual executive officer in excess of the actual performance level of the underlying performance objectives is reflected in the Summary Compensation Table in the Bonus column.

(2)

The annual grants of equity incentive plan awards consist of two types of awards for each named executive officer: a restricted stock unit award covering a number of shares listed in the All Other Stock Awards column, and three performance share unit awards, for which threshold, target and maximum numbers of shares are shown in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards. For Mr. Lesar, amounts do not include the retention awards under Mr. Lesar’s Retention Incentive Agreement, pursuant to which Mr. Lesar received RSUs for a total of 1 million shares of Company stock that were granted through multiple annual awards, including 400,000 RSUs granted in 2022. The retention awards were considered granted in 2021 as of the date of the Retention Incentive Agreement (July 20, 2021). All of the restricted stock unit awards and the performance share unit awards accrue dividend equivalents over the vesting period or performance cycle, respectively, until they are delivered at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the vested shares will be paid in cash. These awards are granted under our long-term incentive plan. Refer to the footnotes to the Outstanding Equity Awards at Fiscal Year-End 2022 table for the vesting date of each of these awards.

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Executive Compensation Tables (continued)

Non-Equity Incentive Plan Awards

For our named executive officers, awards under the short-term incentive plan for 2022 are solely based on achieving a non-GAAP EPS goal, “Adjusted EPS”, subject to a negative-only modifier focused on diversity, equity and inclusion.

Adjusted EPS is a non-GAAP metric which includes net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance.

For 2022, Adjusted EPS excluded:

•	earnings and losses from the change of value of ZENS and related securities,

•	income and expense related to ownership and disposal of Energy Transfer units, and a corresponding amount of debt related to the units, and

•	gain and impact, including related expenses, associated with mergers and divestitures.

For a reconciliation of our Adjusted EPS to the nearest GAAP metric, please see Appendix A hereto.

For 2022, various levels of achievement for “Adjusted EPS” were as follows:

	Threshold (2021 Actual plus 7%)	Target (2021 Actual plus 8%)	Maximum (2021 Actual plus 9%)	Actual

	$	$	$	$	%
Adjusted EPS	$1.36	$1.37	$1.38	$1.38	9%

The diversity, equity and inclusion negative modifier is focused on meeting certain diversity, equity and inclusion goals, including diversity of applicants and diversity of suppliers. This modifier is a negative-only modifier and can only reduce the potential payout by a combined total of up to 5%. The diversity, equity and inclusion negative modifier’s targets are based on 2020 and 2021 actual results. For 2022, target and achievement for the diversity and inclusion negative modifier were as follows:

Performance Objectives	Target (100%)	Actual Achievement
Diversity and Inclusion Negative Modifier*
Diversity of Applicants
Represents the percentage of competitive job postings that include a gender and/or racially/ethnically diverse applicant at the interviewing stage	>85%	92%	✓
Diversity of Suppliers
Represents the percentage of diverse spend	>9.6%	12.6%	✓

*

The diversity, equity and inclusion composite acts as a negative modifier of up to 5%. Based on the Company’s achievement with respect to these metrics, the negative modifier was not applied for 2022. However, pursuant to management’s recommendation, the Compensation Committee exercised negative discretion to reduce the overall short-term incentive achievement level for executive officers based on other considerations as described in “Compensation Discussion and Analysis—2022 Executive Compensation Program—2022 Short-Term Incentive Plan Results.”

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Executive Compensation Tables (continued)

Equity Incentive Plan Awards – Additional Information

Three-Year Net Income

For awards granted in February 2020, the performance share unit award vests based on our achievement of a three-year cumulative net income goal. For the three-year performance cycle ending on December 31, 2022, the cumulative net income performance goal reflects net income target from our approved five-year financial plan.

Thirty percent of long-term compensation is based on this metric. If performance for the goal meets or exceeds the threshold level, the Committee may approve a payout of 50% to 200% of the number of the target performance share units awarded. Reported consolidated net income pursuant to GAAP is adjusted for the following:

•	net income from midstream investments business;

•	the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards, and impairments of goodwill;

•	any impact to income from the change in the value of the ZENS-related securities and the effects of mergers, acquisitions and divestitures on those securities;

•	any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan; and

•

significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures; amortization of intangibles or other purchase accounting impacts attributable to the Vectren merger; benefit retirement plan settlement expenses triggered by lump sum distribution; costs associated with the early retirement of long-term debt; adoption of the FASB-issued ASU No. 2017-07 Compensation–Retirement Benefits; gains/losses or expenses required by GAAP for mergers and acquisitions; or other unplanned items that receive written approval from the Chief Executive Officer or Executive Committee.

For a reconciliation of our cumulative net income to the nearest GAAP metric, please see Appendix A hereto.

Definitions of Scope 1, 2 and 3 Carbon Emissions

•	Our Scope 1 emissions estimates are calculated from emissions that directly come from our operations.

•

Our Scope 2 emissions estimates are calculated from emissions that indirectly come from our energy usage, but because Texas is in an unregulated market, our Scope 2 estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude emissions related to purchased power between 2024E-2026E.

•

Our Scope 3 emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the emissions of transport customers and emissions related to upstream extraction.

Additional Information Regarding Our Equity Incentive Plan Awards

The outstanding performance share unit awards and stock awards (other than the retention awards granted to Mr. Lesar and the sign-on awards granted to Messrs. Lesar, Wells and Knight) provide that “retirement eligible” participants (age 55 or greater with at least five years of service or, for Mr. Lesar, at least three years of service) who terminate employment will receive a payment under the award, if any, based on the actual achievement of the applicable performance objective at the end of the performance period or vesting period, if applicable, with any such amount pro-rated for the period of their employment during the performance or vesting period, as applicable. Upon termination for cause, no benefits are payable under the award agreements.

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Executive Compensation Tables (continued)

Further, the outstanding awards (other than the retention awards granted to Mr. Lesar and the sign-on awards granted to Messrs. Lesar, Wells and Knight) provide that, subject to Compensation Committee approval for certain of our officers including our named executive officers, a “retirement eligible” participant will vest in amounts that would otherwise be forfeited upon retirement due to the proration described above (“Enhanced Retirement”) if:

•	the award was granted prior to the year of termination of employment;

•	the sum of the retirement eligible participant’s service and age is 65 or greater;

•

the retirement eligible participant provides at least six months’ written notice of his or her retirement or, for certain of officers including our named executive officers, reasonable advanced written notice of his or her retirement, as determined by the Compensation Committee; and

•	the retirement eligible participant submits a transition plan.

Any such vesting for our named executive officers will be at the sole discretion of the Compensation Committee. Moreover, the Compensation Committee may elect to approve the Enhanced Retirement eligibility for any named executive officer who does not otherwise meet one or more of the provisions described above if it is determined to be in the best interests of the Company. The Compensation Committee adopted the Enhanced Retirement provisions to reinforce the Company’s overall compensation philosophy by further supporting its strategic workforce planning, increasing employee engagement and encouraging the development of robust succession and transition plans to effect a smooth transition and retirement from the organization and provides an opportunity for executives to become eligible for compensation that was previously awarded and was designated as total compensation, but was partially forfeited upon retirement.

Awards also include restrictive covenants that are beneficial to the Company by requiring forfeiture of unpaid awards and return of paid awards upon breach of confidentiality, non-solicitation and non-competition obligations. The awards (other than the sign-on awards granted to Messrs. Lesar, Wells and Knight) also provide for full vesting upon the participant’s death or termination of employment due to disability (as defined under our long-term disability plan). For performance share units, such vesting is at the target level of achievement.

Finally, awards made beginning in February 2020 also provide for pro rata vesting upon the “sale of subsidiary,” defined as a change in the ownership of a subsidiary, or a substantial portion of the assets of a subsidiary, of the Company, if the participant is performing services for the subsidiary at the time and ceases employment with the Company upon and in connection with the sale. Such pro rata vesting is based on the number of days employed in the performance cycle and the target level of achievement for performance share units and on the number of days employed in the vesting period for stock awards.

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Executive Compensation Tables (continued)

Outstanding Equity Awards at Fiscal Year-End 2022

The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2022. The closing stock price on the New York Stock Exchange on December 30, 2022 was $29.99.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Lesar	—	—	—	—	—	898,557	26,947,724	960,183	28,795,873

Wells	—	—	—	—	—	60,994	1,829,210	197,418	5,920,566

Doyle	—	—	—	—	—	35,033	1,050,640	142,658	4,278,298

Karuturi	—	—	—	—	—	28,016	840,200	119,617	3,587,314

Knight	—	—	—	—	—	36,372	1,090,796	113,130	3,392,754

(1)	Outstanding stock awards fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Lesar	Wells	Doyle	Karuturi	Knight

2/19/2020	Stock Award	2/19/2023	—	—	9,648	1,911	—

7/1/2020	Stock Award	7/1/2023	126,587	—	—	—	—

7/28/2020	Stock Award	2/19/2023	—	—	—	4,713

8/17/2020	Stock Award	8/17/2023	—		—	—	16,116

9/28/2020	Stock Award	9/28/2023	—	25,631	—	—	—

2/18/2021	Stock Award	2/18/2024	93,119	19,209	11,439	11,147	10,894

7/20/2021	Stock Award(a)	12/31/2023	600,000	—	—	—	—

2/15/2022	Stock Award	2/15/2025	78,851	16,154	13,946	10,245	9,362

Total			898,557	60,994	35,033	28,016	36,372

(a)	Amounts shown reflect the retention awards under Mr. Lesar’s Retention Incentive Agreement.

(2)	Outstanding performance share unit awards will fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Lesar	Wells	Doyle	Karuturi	Knight

2/18/2021	Performance Share Units(a)	12/31/2023	502,845	103,727	61,773	60,192	58,830

2/15/2022	Performance Share Units(b)	12/31/2024	457,338	93,691	80,885	59,425	54,300

Total			960,183	197,418	142,658	119,617	113,130

(a)	Based on 2021 results, the provided amounts reflect maximum achievement for the total shareholder return and maximum achievement for the three-year cumulative Adjusted EPS awards.

(b)

Based on 2022 results, the provided amounts reflect maximum achievement for the total shareholder return, maximum achievement for the three-year cumulative Adjusted EPS awards and target achievement for the ESG/Carbon Emissions Reduction awards.

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Option Exercises and Stock Vested for Fiscal Year 2022

The following table indicates the number and value of stock options exercised and stock and performance share unit awards vested during 2022.

	Option Awards		Stock Awards(1)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Lesar	—	—	927,314	29,319,217

Wells	—	—	145,900	4,664,436

Doyle	—	—	51,512	1,634,598

Karuturi	—	—	32,157	1,028,166

Knight	—	—	57,453	1,851,422

(1)	For each of the named executive officers, the stock awards and performance share unit awards consist of the following:

Name	Performance Share Unit Awards for the 2020-2022 Performance Cycle(a)		Stock Awards Granted February 19, 2019 That Vested February 19, 2022		Stock Awards Granted July 1, 2020 That Vested July 1, 2022		Stock Awards Granted August 17, 2020 That Vested August 17, 2022		Stock Awards Granted September 28, 2020 That Vested September 28, 2022		Stock Awards Granted July 1, 2021 That Vested December 31, 2022
	Number of Shares (#)	Value Realized on Vesting(b) ($)	Number of Shares (#)	Value Realized on Vesting(c) ($)	Number of Shares (#)	Value Realized on Vesting(d) ($)	Number of Shares (#)	Value Realized on Vesting(e) ($)	Number of Shares (#)	Value Realized on Vesting(f) ($)	Number of Shares (#)	Value Realized on Vesting(g) ($)

Lesar	510,016	16,361,313	—	—	17,298	549,903	—	—	—	—	400,000	12,408,000

Wells	119,612	3,837,153	—	—	—	—	—	—	26,288	827,283	—	—

Doyle	45,024	1,444,370	6,488	190,228	—	—	—	—	—	—	—	—

Karuturi	30,914	991,721	1,243	36,445	—	—	—	—	—	—	—	—

Knight	52,610	1,687,729	—	—	—	—	4,843	163,693	—	—	—	—

(a)

A participant is vested in the right to receive performance share units under the award agreements as of December 31, 2022 (the end of the performance cycle). However, pursuant to the terms of the awards, the actual number of shares to be awarded to the participant is not known until the Compensation Committee determines the applicable performance levels of the underlying goals within 60 days after the end of the performance cycle. Accordingly, the awards are valued for compensation purposes after the Compensation Committee completes its determination and the procedures to verify the financial information used in determining the applicable performance level achievements have been completed. After completion of this process, the actual transfer of the stock is made to participants.

(b)

Value Realized on Vesting for the performance share unit awards was determined using the closing market price of our common stock ($29.99) on the New York Stock Exchange on December 30, 2022, together with a dividend equivalent amount equal to the dividends accrued during the performance period ($2.09 per share) on our shares of common stock. The number of performance share units vested was determined based on an overall achievement level of 200%.

(c)

Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock ($26.61) on the New York Stock Exchange on February 18, 2022, together with dividend equivalents per share during the vesting period of $2.71.

(d)

Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock ($30.50) on the New York Stock Exchange on July 1, 2022, together with dividend equivalents per share during the vesting period of $1.29.

(e)

Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock ($32.51) on the New York Stock Exchange on August 17, 2022, together with dividend equivalents per share during the vesting period of $1.29.

(f)

Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock ($30.15) on the New York Stock Exchange on September 28, 2022, together with dividend equivalents per share during the vesting period of $1.32.

(g)

Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock ($29.99) on the New York Stock Exchange on December 30, 2022, together with dividend equivalents per share during the vesting period of $1.03.

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Pension Benefits

Our named executive officers hired or rehired before January 1, 2020 (Mr. Doyle and Ms. Karuturi) are eligible for pension benefits under a tax-qualified defined benefit pension plan—the CenterPoint Energy Retirement Plan. Mr. Knight was rehired after January 1, 2020 and, therefore, was ineligible to accrue additional benefits under the plan. However, he retained a vested benefit under the plan from his prior period of employment. In addition, our named executive officers who are eligible to accrue benefits under the CenterPoint Energy Retirement Plan are also eligible to accrue benefits under a benefit restoration plan, which is also a defined benefit plan. Participants are fully vested in both plans after three years of service. For all employees hired on or after January 1, 1999 but prior to January 1, 2009 (including Mr. Knight with respect to his prior benefit), participants accumulated a retirement benefit based upon a cash balance formula of four percent of base salary and short-term incentive compensation through December 31, 2008. For all employees hired prior to January 1, 1999 (including Mr. Doyle), benefits accrued based on a participant’s years of service, final average pay and covered compensation through December 31, 2008. Beginning January 1, 2009, final average pay formula benefits under the retirement plan were frozen as to any future accruals. The lump sum value of the age-65 annuity for all final average pay formula participants was calculated using an interest conversion rate of 4.52% as of December 31, 2008. This lump sum amount will continue to grow annually with interest, based on the 30-year Treasury rate from the prior November, until commencement of the benefit. The participant’s benefit through December 31, 2008 is the greatest of (i) this lump sum value, (ii) the final average pay benefit and (iii) the cash balance benefit. For periods after December 31, 2008, the retirement benefit is based on a cash balance formula of five percent of base salary and short-term incentive compensation.

Benefits that may not be provided under the retirement plan because of Internal Revenue Code annual limits on benefits and compensation are made in a bookkeeping account under the benefit restoration plan. This excess benefit amount is determined based on the final average pay formula and the cash balance formula under the retirement plan, as applicable. To comply with the requirements under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Benefit Restoration Plan (CNP Benefit Restoration Plan) for excess benefits that accrued or vested after 2004. This plan is subject to Section 409A. Benefits accrued under this plan are generally paid in a lump sum following the participant’s separation from service. All of our named executive officers who are eligible for the Retirement Plan also participate in this plan and will generally receive payments in a lump sum form under this plan. Benefit payments for our named executive officers and other key employees will be delayed for six months to comply with Section 409A of the Internal Revenue Code. The CNP Benefit Restoration Plan does not provide any past service credits or accelerated service benefits.

The table below provides information regarding our named executive officers’ accumulated benefits under our retirement and benefit restoration plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during 2022 ($)

Cash Balance Formula(1)

Karuturi	Retirement Plan	8.4	81,653	—

	CNP Benefit Restoration Plan	8.4	68,086	—

Knight	Retirement Plan	12.4	113,328

	CNP Benefit Restoration Plan	12.4	—	—

Final Average Pay Formula(2)

Doyle	Retirement Plan	27.9	353,860	—

	CNP Benefit Restoration Plan	27.9	137,352	—

(1)

The benefits for Ms. Karuturi and Mr. Knight (with respect to his prior benefit) are based solely on the cash balance formula under the retirement plan. Interest accrues in the current year at the average annual interest rate for 30-year Treasury Securities as reported daily during the previous November based upon the account balance as of the end of the previous year. The interest rate for the 2022 plan year was 1.94%.

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Mr. Knight’s benefit under the retirement plan was accrued during a prior period of employment and continues to accrue interest; however, because he was rehired after January 1, 2020, he was ineligible to accrue additional benefits under the retirement plan. In addition, Ms. Karuturi and Mr. Knight (with respect to his prior benefit) accrued an excess benefit amount under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code annual benefit and compensation limits did not apply. Mr. Knight’s benefit under the CNP Benefit Restoration Plan was accrued during a prior period of employment and was paid upon his prior separation from service. He was not eligible to accrue any further benefits under the plan.

The present values for Ms. Karuturi and Mr. Knight (with respect to his prior benefit) were calculated based on benefits accrued through December 31, 2022 payable at age 65. Account balances are assumed to accumulate interest credits until age 65 at 3.00%. Since this is a cash balance plan, the lump sum payment is equal to the participant’s account balance at retirement. The single life annuity is calculated by dividing the account balance by the present value factor of an immediate single life annuity assuming an interest rate of 5.15% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. To calculate the present value of the benefit in the table, mortality assumptions are based on the PRI-2012 Mortality Table projected using Scale MP-2021, and the interest rate for discounting payments back to December 31, 2022 is 5.15%.

(2)	Through December 31, 2008, Mr. Doyle accrued benefits based on years of service, final average pay and covered compensation, which we refer to as final average pay (FAP) formulas.

For Mr. Doyle, final average pay means the highest base salary plus overtime, commissions, and bonuses for the 36 consecutive months out of the 120 consecutive months immediately preceding the earlier of retirement or December 31, 2008. This FAP retirement plan benefit is calculated under the following formula:

1.25% x FAP x Service + [0.65% x (FAP—Social Security Covered Compensation) x Service]

In this final average pay formula, the maximum service applicable to the portion of the benefit attributable to FAP in excess of Social Security Covered Compensation is 35 years. The benefit is reduced for early retirement if retirement occurs before age 65. Early retirement subsidies are provided for retirement at age 55 or older.

Mr. Doyle also accrued a benefit under the benefit restoration plan based on the applicable FAP formula as if the Internal Revenue Code limits did not apply. Beginning in 2009, Mr. Doyle accrued a benefit under the benefit restoration plan based on the cash balance formula as if the Internal Revenue Code compensation limits did not apply.

The present values for Mr. Doyle were calculated based on benefits accrued through December 31, 2022 assuming retirement at the earliest reduced age. The calculation assumes the participant is 45% likely to commence the benefit in the form of a single life annuity and 55% likely to elect a lump sum distribution. The single life annuity is the normal form of benefit under the plan. Mortality assumptions for discounting annuities are based on the PRI-2012 Mortality Table projected using Scale MP-2021 and an interest rate of 5.15%. The lump sum distribution for benefits accrued through December 31, 2008 is calculated as the greater of the cash balance amount and the present value of the accrued benefit commencing at age 65 assuming an interest rate of 5.15% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. The interest rate for discounting payments back to December 31, 2022 was 5.15%. These assumptions, where applicable, are the same assumptions disclosed in “Stock Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022.

Savings Plan and Savings Restoration Plans

Under our savings plan, our named executive officers may contribute up to 50% of their plan-eligible compensation as pre-tax or Roth contributions. They may also contribute up to 16% of eligible pay as after-tax contributions. In addition, we make employer matching contributions of 100% of the first 6% of eligible pay our named executive officers contribute under the plan. For our named executive officers hired or rehired on or after January 1, 2020 (Messrs. Lesar, Wells, and Knight), in lieu of eligibility under the defined benefit pension plans, we also make employer nonelective contributions of 3% of eligible pay. Payment options under the savings plan include (i) a lump sum payment; (ii) annual, semi-annual, quarterly or monthly installments over a period elected by the participant, not to exceed ten years; (iii) a partial cash distribution of the participant’s account balance or (iv) a rollover of the account. Once the annual compensation limit under the Internal Revenue Code is reached in the savings plan, employer contributions are made in a bookkeeping account under the savings restoration plan. To comply with the provisions under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Savings Restoration Plan (CNP Savings Restoration Plan) for all benefits earned or vested from and after 2005, and this plan is subject to Section 409A. Benefits under this plan are paid in a lump sum following the participant’s separation from service, and all of our named executive officers participate in this plan. Benefit payments for our named executive officers and other key employees will be delayed for six months following the separation from service to comply with Section 409A of the Internal Revenue Code, unless the separation from service is due to death. Benefits earned and vested prior to 2005 are payable under the 1991 CenterPoint Energy Savings Restoration Plan (1991 Savings Restoration Plan), and no new benefits are provided from and after 2005 under this plan. The 1991 Savings Restoration Plan is not subject to Section 409A, and benefits are paid under this plan at the same time and in the

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same form and manner as distributions payable from the savings plan. Earnings on both restoration plans are based on each participant’s annual rate of return on their account in the savings plan. Participants are not permitted to make voluntary deferrals into either savings restoration plan.

Deferred Compensation Plans

Prior to January 1, 2023, our deferred compensation plan permitted eligible key employees to elect voluntarily each year to defer a percentage of up to 90% of salary and/or short-term incentive compensation. The plan was frozen as of January 1, 2023 such that no further compensation may be deferred under the plan after that date. However, interest continues to accrue on prior deferrals at the rate described below.

The Company amended the Deferred Compensation Plan as of December 31, 2007, renamed it the 1989 Deferred Compensation Plan and froze the plan to new participants and benefit accruals as of December 31, 2007. Effective January 1, 2008, obligations with respect to deferrals under the 1989 Deferred Compensation Plan after December 31, 2004, along with all associated earnings were transferred to and are paid from the 2005 Deferred Compensation Plan, which was adopted effective as of January 1, 2008, to replace the 1989 Deferred Compensation Plan. References to our deferred compensation plan include both our 2005 Deferred Compensation Plan, which covers amounts subject to Section 409A, as well as our 1989 Deferred Compensation Plan, which covers amounts which are exempt from Section 409A. Under the terms of our deferred compensation plan, interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.

Participants in the plan could elect at the time of their deferral election to receive distributions of their deferred compensation and interest in three ways:

•

an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 65);

•	a lump sum distribution upon termination of employment on or after age 55; or

•	15 annual installments commencing upon termination of employment on or after age 55.

If a participant terminates employment prior to age 55, a lump sum distribution of his or her deferral amount plus interest, calculated using the Moody’s rate and excluding the additional two percentage points, will be made regardless of his or her form of election. For deferrals under the 2005 Deferred Compensation Plan, if a participant terminates employment on or after age 55, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her termination or 15 annual installments commencing upon his or her separation from service. However, benefit payments for our named executive officers and other key employees will not be paid earlier than six months after separation from service (other than by reason of death) to comply with Section 409A of the Internal Revenue Code. Mr. Doyle was the only named executive officer who elected to defer compensation under the plan during 2022.

For deferrals under the 1989 Deferred Compensation Plan, if a participant terminates employment from and after age 55 but prior to age 60, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her separation from service or 15 annual installments commencing upon his or her separation from service. If a participant terminates employment after age 60 under the 1989 Deferred Compensation Plan, the deferral amount plus interest, including the additional two percent, will be paid in accordance with the participant’s distribution elections after he or she reaches age 65.

Each of our deferred compensation plans discussed above is a nonqualified, unfunded plan, and the employees are general, unsecured creditors of CenterPoint Energy. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under any of these plans. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” for information on funding of the plans upon a change in control.

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Nonqualified Deferred Compensation Table

The following table provides information with respect to benefits under the deferred compensation plans and the savings restoration plans.

Name	Plan Name	Executive Contributions in 2022(1) ($)	Registrant Contributions in 2022(1) ($)	Aggregate Earnings in 2022(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2022(3) ($)

Lesar	CNP Savings Restoration Plan	—	291,093	(130,775)	—	629,543

Wells	CNP Savings Restoration Plan	—	81,998	(28,652)	—	163,257

Doyle	2005 Deferred Compensation Plan	40,000	—	33,819	—	545,595

	CNP Savings Restoration Plan	—	34,898	(26,291)	—	225,781

Karuturi	CNP Savings Restoration Plan	—	43,477	(27,005)	—	131,196

Knight	CNP Savings Restoration Plan	—	52,516	(11,553)	—	79,918

(1)

The Registrant Contributions in 2022 column for the savings restoration plan include employer matching contributions that could not be made to the savings plan due to limitations under the Internal Revenue Code. Mr. Doyle’s contributions to the deferred compensation plan from salary are included in the Salary column of the Summary Compensation Table. Our contributions to the savings plan and savings restoration plan for the named executive officers are also included in the footnote to the All Other Compensation column of the Summary Compensation Table.

(2)

For the deferred compensation plans, Aggregate Earnings in 2022 consist of earnings on prior plan deferrals. For Mr. Doyle, the 2022 interest rate for the 2005 Deferred Compensation Plan was 6.61% with interest compounded annually. The amounts are also included in the footnote to the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

For the savings restoration plans, Aggregate Earnings in 2022 include gains and losses determined based on the participant’s balances as of January 1, 2022 plus any matching contributions credited for that year. The gains and losses are calculated using the annualized rate of return for the participant’s account in the plans based on the investment funds selected by the participant.

(3)	The table below sets forth the portion of these aggregate account balances that were reported as compensation in the Summary Compensation Table for 2020 and 2021.

Name	Amount Previously Reported ($)

David J. Lesar	—

Jason P. Wells	—

Scott E. Doyle	24,946

Monica Karuturi	—

Gregory E. Knight	—

Potential Payments upon Change in Control or Termination

Our Board adopted a change in control plan to ensure consistency of officer benefits and to simplify administration, which was effective January 1, 2015, and was subsequently amended and restated, effective May 1, 2017 (the plan). All of our named executive officers are participants in the plan.

The change in control plan provides for payments and other benefits in the event a covered termination of employment occurs within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after the completion of a transaction that effects a change in control. A “change in control” will be deemed to occur under the plan if:

•

any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless these securities are acquired directly from CenterPoint Energy as part of a merger or consolidation and following the merger or consolidation the conditions for an exclusion from a merger or consolidation event described below are met;

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•	the members of our Board on the effective date of the plan, and successors designated as provided in the agreement, cease to constitute a majority of the Board;

•	approval by the shareholders of (or if there is no such approval, consummation of) a merger or consolidation of, or involving, CenterPoint Energy unless:

•	more than 70% of the surviving corporation’s outstanding voting securities are owned by former shareholders of CenterPoint Energy,

•

if the transaction involves CenterPoint Energy’s acquisition of another entity, the total fair market value of the consideration plus long-term debt of the business being acquired does not exceed 50% of the total fair market value of CenterPoint Energy’s outstanding voting securities, plus CenterPoint Energy’s consolidated long-term debt,

•	no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction, and

•	a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of our Board immediately prior to consummation of the transaction; or

•	approval by the shareholders of (or if there is no such approval, consummation of) a sale or disposition of 70% or more of CenterPoint Energy’s assets unless:

•

individuals and entities that were beneficial owners of CenterPoint Energy’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity), and

•

a majority of the members of our Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity) were members of our Board immediately prior to the asset sale.

Under the plan, a covered termination occurs if the officer’s employment is terminated within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period under the plan. “Good reason” means any of the following: (a) a failure to maintain the officer in his or her position or a substantially equivalent position; (b) a significant adverse change in the authorities, powers, functions, responsibilities or duties held; (c) a material reduction in the officer’s base salary; (d) a significant reduction in the officer’s qualified, nonqualified and welfare benefits other than a reduction that applies generally to all covered employees; (e) a material reduction in the officer’s overall compensation opportunities under the short-term incentive plan, a long-term incentive plan or other equity plan; (f) a change in the location of the officer’s principal place of employment by more than 50 miles; or (g) a failure to provide directors’ and officers’ liability insurance covering the officer.

The plan provides that we would pay our named executive officers experiencing a covered termination of employment a lump sum amount equal to (i) three times, in the case of Mr. Lesar, and (ii) two times, in the case of Messrs. Wells, Doyle, and Knight, and Ms. Karuturi, the sum of the officer’s base salary plus short-term incentive award at target, if applicable.

For officers who are not age 55 or older with five years of service (which includes Messrs. Lesar, Wells and Doyle and Ms. Karuturi), the plan also provides for a prorated short-term incentive lump sum payment based on the officer’s annualized base pay as of the date of termination multiplied by his or her short-term incentive target and is prorated based on the number of days he or she was employed during the performance year. In addition, Mr. Doyle and

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Ms. Karuturi will be entitled to a benefit equal to two additional years of pay credits under the cash balance formula under the retirement plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the benefit restoration plan is paid. The plan provides a similar benefit for officers who are not eligible to participate in the retirement plan. Mr. Lesar will be entitled to a benefit equal to three additional years, and Messrs. Wells and Knight will be entitled to a benefit equal to two additional years, of employer nonelective contributions under the savings plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the savings restoration plan is paid. In addition, the plan provides for welfare benefits for a period of two years, career transition placement services and the reimbursement of legal fees incurred related to the severance. With respect to awards granted under the long-term incentive plan, such awards are not subject to the plan and are governed by the long-term incentive plan and applicable award agreements.

Due to Messrs. Doyle and Knight’s terminations from the Company, they are no longer eligible to receive any payments upon a change in control under the plan.

Our plan does not include any excise tax gross-up payment provisions. Under our plan, the executive’s total change in control payment is automatically reduced to the minimum extent necessary to prevent triggering the excise tax, but only if the after-tax benefit of the reduced payment exceeds the after-tax benefit if the payment was not reduced. If the payment is not reduced, the officer will be liable for any excise tax due under Section 4999.

An officer must sign a waiver and release in connection with any claims relating to the executive’s employment with or separation from the Company prior to receiving any benefits under the plan. The plan provides that for one year following a covered termination, an officer is prohibited from hiring or soliciting any employees to leave our employment or solicit or attempt to solicit the business of any of our customers or acquisition prospects. In addition, for one year following a covered termination, an officer is prohibited, without prior written consent, from engaging in any business or accepting employment with or rendering services to a business that is in competition with us. These non-solicit and non-compete restrictions are limited to a 50-mile radius around any geographical area in which we engage (or have a definite plan to engage) in operations or marketing of products or services at the time of the officer’s covered termination.

Change in control provisions in awards under our current long-term incentive plan. Awards granted under the long-term incentive plan are not subject to the plan and are governed by the long-term incentive plan and the applicable award agreements. The different outstanding award types under the long-term incentive plan are treated as follows:

Stock Awards. For all outstanding stock awards (other than the retention awards granted to Mr. Lesar), “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or a covered termination of employment occurs. A covered termination of employment occurs for purposes of awards under the long-term incentive plan if the officer’s employment is terminated within two years after the completion of a transaction that effects a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined in the award agreement), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period set forth in the award agreement. “Good reason” for this purpose is defined in substantially the same manner as such term is defined in the change in control plan. The retention awards granted to Mr. Lesar do not provide for accelerated vesting upon a change in control but provide for accelerated vesting upon his death, disability, termination of employment without cause (as defined in the award agreement) or resignation for good reason (as defined in the award agreement) that is not cured within the cure period set forth in the award agreement.

Performance Share Units. For all outstanding performance share units, “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or if a covered termination of employment occurs (as described above for stock awards).

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2023 Proxy Statement

Executive Compensation Tables (continued)

Executive Severance Guidelines. We do not maintain individual employee agreements or a separate non-change-in-control severance plan for executives. However, in response to shareholder feedback, the Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments made to our named executive officers. The guidelines do not entitle any executive to severance benefits upon termination. The Compensation Committee continues to have discretion to determine the eligibility of a named executive officer for severance benefits and the amounts of any benefits. Under the guidelines, severance payments are to be made only upon a named executive officer’s involuntary termination without cause, and if a cash severance payment is determined to be appropriate, such payment may not exceed, absent compelling reasons, the sum of (i) one-half (1.5) times (or in the case of the Chief Executive Officer, two (2) times) annual base salary, with the actual multiplier determined based on relevant factors such as years of service, and (ii) the executive’s target short-term incentive award. An additional amount may also be paid to compensate for any short-term incentive award forfeited due to the executive’s termination. Additional amounts or benefits may also be provided as deemed appropriate to reasonably compensate the executive for the loss of active employee welfare benefits, financial services, or other benefits or for relocation expenses, and reasonable outplacement services may be provided. The guidelines do not apply to payments or benefits payable under any separate benefit plan or agreement, such as awards under our long-term incentive plan. Further, in the event of a covered termination under the change in control plan, the guidelines will not apply, and the change in control plan will govern.

EXECUTIVE	BASE PAY MULTIPLIER	MAXIMUM CASH SEVERANCE PAYMENT UNDER EXECUTIVE SEVERANCE GUIDELINES(1)

Chief Executive Officer	2x	Two (2) times annual base salary plus target short- term incentive award

Non-CEO Named Executive Officer	1.5x	One and a half (1.5) times annual base salary plus target short-term incentive award

(1)	The executive severance guidelines also permit the payment of certain other compensation and benefits, as appropriate, in addition to the cash severance payment, as described above.

Payments in the event of change in control. The table below presents amounts that would have been payable and the value of the benefits provided under the change in control plan assuming a covered termination of employment occurred on December 31, 2022 following a change of control. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Lesar	Wells	Doyle	Karuturi	Knight

Severance amount	$10,620,000	$2,433,000	$2,100,000	$1,972,000	$1,802,000

Retention amount(1)	$6,204,000	—	—	—	—

Short-term Incentive Plan(2)	$2,065,000	$521,000	$450,000	$406,000	$371,000

Long-term Incentive Plan:(3)

Performance Share Units (Unvested)	$16,015,000	$3,293,000	$2,360,000	$1,991,000	$1,886,000

Performance Share Units (Vested) (4)	$8,181,000	$1,919,000	$722,000	$496,000	$844,000

Stock awards (Unvested)	$21,751,000	$1,905,000	$1,096,000	$874,000	$1,139,000

Stock awards (Vested)	$12,408,000	—	—	—	—

Benefit restoration plan(5)	—	—	$274,000	$198,000	—

Savings restoration plan(6)	$319,000	$73,000	—	—	$53,000

Health and welfare benefits	$23,000	$24,000	$29,000	$37,000	$11,000

Outplacement	$8,000	$8,000	$8,000	$8,000	$8,000

Total benefit and payment	$77,594,000	$10,176,000	$7,039,000	$5,982,000	$6,114,000

(1)

Amounts shown consist of the cash payments payable to Mr. Lesar under his Retention Incentive Agreement upon a termination of employment without cause or a resignation for good reason, which consist of the value of the portion of the Total Stock Award provided for under the agreement that had not yet been granted as of December 31, 2022 (which was 200,000 shares), based on the New York Stock

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Executive Compensation Tables (continued)

Exchange closing trading price for CenterPoint Energy common stock on December 30, 2022 (which was $29.99), and any amounts accrued through December 31, 2022 under the Dividend Equivalent Award. The Retention Incentive Agreement also provides for the payment of Mr. Lesar’s expenses to maintain an office and administrative assistant for five years following his termination without cause or resignation for good reason, the value of which is not included in the amount shown as the cost of such expenses will not be known until incurred. The Retention Incentive Agreement provides for these payments upon any termination of employment without cause or resignation for good reason regardless of whether a change in control has occurred.

(2)

Under the terms of our short-term incentive plan, an individual age 55 or older with at least five years of service satisfies the retirement provisions under the plan. If the individual terminates employment during the plan year, he or she is eligible for a pro rata payment at the target level of achievement, without regard to whether it is preceded by a change in control, based on his or her eligible earnings to the date of termination multiplied by his or her short-term incentive target. Refer to “—Payments upon termination of employment.”

(3)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 30, 2022 (which was $29.99). The payments are determined as described under “—Change in control provisions in awards under our current long-term incentive plan.” Amounts shown are calculated based on a target level of achievement of any applicable performance goals. Amounts shown for stock awards for Mr. Lesar include the retention award of 800,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement that remained outstanding on December 31, 2022, including 400,000 RSUs that were fully vested and payable on such date regardless of whether Mr. Lesar terminated employment or whether a change in control occurred, as set forth in the award agreement. Amounts shown for the long-term incentive plan in this table include amounts in the “Payments upon termination of employment” table below.

(4)

Amounts shown include PSUs granted in 2020 that vested on December 31, 2022, which were payable regardless of whether the officer terminated of employment or whether a change in control occurred, as set forth in the award agreement.

(5)	Amounts shown consist of the increase in cash balance accounts that would result from crediting an additional two years of pay credits under the cash balance formula for Mr. Doyle and Ms. Karuturi.

(6)	Amounts shown consist of a benefit equal to an additional three years of employer non-matching contributions under the savings plan for Mr. Lesar and two years for Messrs. Wells and Knight.

Upon a change in control, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon a change in control, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).

Payments upon termination of employment. Certain benefits are payable to a named executive officer upon his or her termination of employment other than in the event of a change in control as described above. The table below presents information on the value of short-term and long-term incentive benefits at the target level of achievement that would be provided if a named executive officer terminated employment as of December 31, 2022. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Lesar	Wells	Doyle	Karuturi	Knight

Retention amount(1)	$6,204,000	—	—	—

Short-term Incentive Plan(2)	—	—	—	—	$371,000

Long-term Incentive Plan:(3)	—	—	—

Performance Share Units (Unvested)	—	—	—	—	$969,000

Performance Share Units (Vested) (4)	$8,181,000	$1,919,000	$722,000	$496,000	$844,000

Stock Awards (Unvested)	$12,408,000	—	—	—	$578,000

Stock Awards (Vested)	$12,408,000	—	—	—

Total	$39,201,000	1,919,000	$722,000	$496,000	$2,762,000

(1)

Amounts consist of the cash payments payable to Mr. Lesar under his Retention Incentive Agreement upon a termination of employment without cause or a resignation for good reason, which consist of the value of the portion of the Total Stock Award provided for under the agreement that had not yet been granted as of December 31, 2022 (which was 200,0000 shares), based on the New York Stock Exchange closing trading price for CenterPoint Energy common stock on December 30, 2022 (which was $29.99), and any amounts accrued through December 31, 2022 under the Dividend Equivalent Award. The Retention Incentive Agreement also provides for the payment of Mr. Lesar’s expenses to maintain an office and administrative assistant for five years following his termination without cause or resignation for good reason, the value of which is not included in the amount shown as the cost of such expenses will not be known until incurred.

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Executive Compensation Tables (continued)

(2)

Under the terms of our short-term incentive plan, an individual age 55 with five years of service satisfies the retirement provisions under the plan. If the individual terminates employment during the plan year, he or she is eligible for a pro rata plan distribution at the target level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target.

(3)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 30, 2022 (which was $29.99). Under the terms of our long-term incentive awards (other than the retention awards granted to Mr. Lesar and any sign-on awards), an individual age 55 with five years of service (or, for Mr. Lesar, at least three years of service) satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution. Such distribution is based on the number of days employed in the performance cycle for performance share units or in the vesting period for stock awards and the actual level of achievement of any applicable performance goals. All amounts above have been calculated assuming the target level of achievement. Amounts shown for stock awards for Mr. Lesar consist of the retention award of 800,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement that remained outstanding on December 31, 2022, including 400,000 RSUs that were fully vested and payable on such date regardless of whether Mr. Lesar terminated employment, as set forth in the award agreement.

(4)	Amounts shown include PSUs granted in 2020 that vested on December 31, 2022, which were payable regardless of whether the officer terminated of employment, as set forth in the award agreement.

Upon termination of employment, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon termination of employment, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Payments upon termination due to death. The table below presents information on the value of the benefits payable if a named executive officer had died on December 31, 2022. The numbers in the table have been rounded to the nearest one thousand dollars. The beneficiaries would have been entitled to the following amounts:

Type of Payment	Lesar	Wells	Doyle	Karuturi	Knight

Retention amount(1)	$6,204,000	—	—	—

Short-term Incentive Plan(2)	$2,065,000	$521,000	$450,000	$406,000	$371,000

Long-term Incentive Plan:(3)

Performance Share Units (Unvested)	$16,015,000	$3,293,000	$2,360,000	$1,991,000	$1,886,000

Performance Share Units (Vested) 4)	$8,181,000	$1,919,000	$722,000	$496,000	$844,000

Stock Awards (Unvested)	$21,204,000	$1,905,000	$1,096,000	$874,000	$985,000

Stock Awards (Vested)	$12,408,000

Executive life insurance plan	—	—	—	—

Basic life insurance(5)	$50,000	$50,000	$50,000	$50,000	$50,000

Total	$66,127,000	$7,688,000	$4,678,000	$3,817,000	$4,136,000

(1)

Amounts consist of the cash payments payable to Mr. Lesar under his Retention Incentive Agreement upon his death, which consist of the value of the portion of the Total Stock Award provided for under the agreement that had not yet been granted as of December 31, 2022 (which was 200,000 shares), based on the New York Stock Exchange closing trading price for CenterPoint Energy common stock on December 30, 2022 (which was $29.99), and any amounts accrued through December 31, 2022 under the Dividend Equivalent Award.

(2)

Under the terms of our short-term incentive plan, an individual who dies during the plan year is eligible for a pro rata plan distribution at the target level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target.

(3)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 30, 2022 (which was $29.99). Under the terms of the long-term incentive awards (other than any sign-on awards), an individual who dies prior to vesting is eligible for a full distribution of the award, based on the target level of achievement of any applicable performance goals. Amounts shown for stock awards for Mr. Lesar include the retention award of 800,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement that remained outstanding on December 31, 2022, Including 400,000 RSUs that were fully vested and payable on such date regardless of Mr. Lesar’s death, as set forth in the award agreement.

(4)	Amounts shown include PSUs granted in 2020 that vested on December 31, 2022, which were payable regardless of the officer’s death, as set forth in the award agreement.

(5)	Amounts payable by third party insurance providers.

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Executive Compensation Tables (continued)

Each named executive officer’s beneficiaries would also be entitled to receive payment for any fully vested benefits to which they are entitled under the terms of the applicable plan or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Payments upon disability. If a named executive officer becomes disabled as defined under our long-term disability plan on December 31, 2022, he or she would receive the payments stated in the table below. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Lesar	Wells	Doyle	Karuturi	Knight

Retention amount(1)	$6,204,000	—	—	—	—

Short-term Incentive Plan(2)	$2,065,000	$521,000	$450,000	$406,000	$371,000

Long-term Incentive Plan:(3)

Performance Share Units (Unvested)	$16,015,000	$3,293,000	$2,360,000	$1,991,000	$1,886,000

Performance Share Units (Vested) (4)	$8,181,000	$1,919,000	$722,000	$496,000	$844,000

Stock Awards (Unvested)	$21,204,000	$1,905,000	$1,096,000	$874,000	$985,000

Stock Awards (Vested)	$12,408,000

Long-term Disability Per Month(5)	$20,000	$20,000	$20,000	$20,000	$20,000

Total	$66,097,000	$7,658,000	$4,648,000	$3,787,000	$4,106,000

(1)

Amounts consist of the cash payments payable to Mr. Lesar under his Retention Incentive Agreement upon his disability, which consist of the value of the portion of the Total Stock Award provided for under the agreement that had not yet been granted as of December 31, 2022 (which was 200,000 shares), based on the New York Stock Exchange closing trading price for CenterPoint Energy common stock on December 30, 2022 (which was $29.99), and any amounts accrued through December 31, 2022 under the Dividend Equivalent Award.

(2)

Under the terms of our short-term incentive plan, an individual who becomes disabled as defined under our long-term disability plan during the plan year is eligible for a pro rata plan distribution at the target level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target.

(3)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 30, 2022 (which was $29.99). Under the terms of the long-term incentive awards (other than any sign-on awards), an individual who dies prior to vesting is eligible for a full distribution of the award, based on the target level of achievement of any applicable performance goals. Amounts shown for stock awards for Mr. Lesar include the retention award of 800,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement that remained outstanding on December 31, 2022, including 400,000 RSUs that were fully vested and payable on such date regardless of Mr. Lesar’s disability, as set forth in the award agreement.

(4)	Amounts shown include PSUs granted in 2020 that vested on December 31, 2022, which were payable regardless of the officer’s disability, as set forth in the award agreement

(5)	Amounts payable by third party insurance providers.

Upon becoming disabled as defined under our long-term disability plan, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon disability, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Rabbi Trust

We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants under our deferred compensation plans, benefit restoration plans, savings restoration plans, long-term incentive plan agreements, in some instances, and change in control plan, in which our named executive officers participate. The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by

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Executive Compensation Tables (continued)

the provisions of the covered plans or when required by our Benefits Committee, which consists of officers of the Company. If there is a change in control (defined in substantially the same manner as in the change in control plan described under “Potential Payments upon Change in Control or Termination”), the grantor trust must be fully funded, within 30 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the covered plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plans). The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries but remain subject to the claims of general creditors under applicable state and federal law.

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2023 Proxy Statement

Pay Versus Performance

As required by Item
402
(v) of Regulation
S-K,
as adopted pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing information about the relationship between compensation actually paid to our named executive officers and each of the following company performance measures, which, in t he
company’s assessment, are also the most important financial performance measures used for the most recently completed fiscal year to link compensation ac tu
ally paid to our named executive officers to company performance:

Most Important Financial Performance Measures
Cumulative total shareholder return (TSR)
Net income
Adjusted EPS (company-selected financial performance measure)
Information for each of the last three completed fiscal years is shown in the table below for each principal executive officer (“PEO”) and for our non-PEO
named executive officers
(“Non-PEO
NEOs”) as averages.

	PEO Pay (1)						Non-PEO NEOs Pay (2)		Value of Initial Fixed $100 Investment Based on:		Other Performance Measures

	Summary Compensation Table Total ($)			Compensation “Actually Paid” ($) (3)			Average Summary Compensation Table Total Compensation ($)	Average Compensation “Actually Paid” (3) ($)	Total Shareholder Return (TSR) (4) ($)	“Peer Group” Total Shareholder Return (TSR) (4) ($)	Net Income (5) ($ in millions)	Company- Selected Measure– Adjusted EPS (6)

Year	Lesar	Somerhalder	Prochazka	Lesar	Somerhalder	Prochazka

2022	$13,868,875			$29,552,666			$2,551,102	$4,418,767	$119.5	$111.2	$1,008	$1.38

2021	$37,809,810			$52,998,434			$8,318,875	$10,539,727	$108.7	$113.9	$1,391	$1.27

2020	$11,946,295	$3,075,656	$6,656,290	$13,546,218	$3,066,727	$5,704,640	$2,812,497	$2,201,357	$82.1	$99.4	($949)	$1.17

(1)
Our PEOs during the last three completed fiscal years were Scott Prochazka, John Somerhalder II, and David Lesar. Messrs. Prochazka, Somerhalder and Lesar were each PEOs in 2020. Mr. Lesar was the only PEO for years 2021 and 2022.

(2)	Our Non-PEO NEOs for the last three completed fiscal years are as follows:

For 2020, Jason Wells, Milton Carroll, Kristie Colvin, Scott Doyle, Gregory Knight, Xia Liu, and Joseph Vortherms;

For 2021, Jason Wells, Scott Doyle, Kenneth Mercado, Monica Karuturi, and Milton Carroll; and

For 2022, Jason Wells, Scott Doyle, Monica Karuturi, and Gregory Knight.

(3)
Compensation “actually paid” for each fiscal year is the total compensation reported in the Summary Compensation table for that year adjusted by the following amounts. The amounts for the non-PEO
NEOs are provided as averages. For purposes of these adjustments, PSUs based on a TSR performance objective, whether vested, unvested, or forfeited, were valued using Monte Carlo simulation. PSUs based on a non-TSR
performance objective, whether vested, unvested, or forfeited, were valued using the closing trading price for CenterPoint Energy common stock on the applicable valuation date and assuming projected achievement as of the end of the fiscal year.

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Pay versus Performance (continued)

	2022
Actually Paid Adjustments	PEO	Average Non-PEO NEOs

Summary Compensation Table (SCT) Total ($)	13,867,875	2,551,102

Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	(8,481,240)	(1,336,621)

Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	31,373

Increase for Service Cost and Prior Service Cost for Pension Plans	—	15,906

Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	12,542,520	1,976,680

Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—

Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options in Year	1,550,496	127,670

Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	5,034,164	523,494

Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	5,038,851	529,165

Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—

Total Compensation Actually Paid	29,552,666	4,418,767

	2021
Actually Paid Adjustments	PEO	Average Non-PEO NEOs

Summary Compensation Table (SCT) Total ($)	37,809,810	8,318,875

Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	(33,359,999)	(1,563,500)

Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	(31,811)

Increase for Service Cost and Prior Service Cost for Pension Plans	—	16,623

Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	41,286,596	2,575,657

Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—

Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options in Year	1,063,262	143,224

Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	53,451	173,972

Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	6,145,315	968,869

Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	(62,183)

Total Compensation Actually Paid	52,998,434	10,539,727

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2023 Proxy Statement
Pay versus Performance (continued)

	2020
Actually Paid Adjustments	PEO			Average Non- PEO NEOs
	Lesar	Somerhalder	Prochazka

Summary Compensation Table (SCT) Total ($)	11,946,295	3,075,656	6,656,290	2,812,497

Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	(8,169,996)	(2,272,619)	—	(1,608,708)

Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	(8,929)	1,008,367	(59,849)

Increase for Service Cost and Prior Service Cost for Pension Plans	—	—	140,749	14,403

Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	9,382,862	—	—	1,305,346

Increase for Fair Value of Awards Granted During Year that Vest During Year	149,996	2,272,619	—	71,428

Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options in Year	237,061	—	528,003	79,014

Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	—	—	(777,086)	(82,302)

Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	—	—	(1,283,285)	(117,485)

Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—	(568,399)	(212,986)

Total Compensation Actually Paid	13,546,218	3,066,727	5,704,640	2,201,357

(4)
Cumulative TSR is determined for the measurement period starting 12/31/2019 and ending on 12/31/2022, 12/31/2021, and 12/31/2020, respectively. Peer group TSR is weighted based on market capitalization as of 12/31/2019 and is based on PHLX Utility Sector Index (UTY) TSR sourced from FactSet.

(5)	Amounts shown are consolidated net income reported pursuant to GAAP in our annual report on Form 10-K.

(6)
The company-selected measure represents what the company believes is the most important financial performance measure (other than company TSR or net income) used to link company performance and the compensation actually paid to our named executive officers. The company-selected measure is Adjusted EPS. An EPS financial measure aligns with our commitment to return value to investors through earnings and dividends paid. Adjusted EPS is a non-GAAP
metric which includes net income from electric and natural gas segments, as well as after tax corporate and other operating income and corporate overhead and adjusted for certain factors to reflect what we consider to be our fundamental business performance. Adjusted EPS excludes, among other items, earnings and losses from the change of value of ZENS and related securities, income and expenses related to ownership and disposal of certain midstream units, a corresponding amount of debt related to the units and allocation of associated corporate overhead, gain and impact including expenses associated with certain mergers and divestitures and other potential impact, such as changes in accounting standards, impairments or unusual items, which could have a material impact on GAAP reported results. For a full list of adjustments and reconciliation of Adjusted GAAP to consolidated income (loss) available to common shareholders and diluted EPS, the nearest GAAP metrics, please see Appendix A.

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Pay versus Performance (continued)

The following graphics show the relationships between executive compensation actually paid and cumulative TSR, net income, and adjusted EPS for the last three completed fiscal years. Compensation actually paid to
Non-PEO
NEOs are shown as averages. The graphic that shows the relationship between executive compensation actually paid and cumulative TSR includes a comparison of cumulative TSR of the Company and cumulative TSR of the peer group over the same period.

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Pay versus Performance (continued)

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2023 Proxy Statement

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Lesar, our Chief Executive Officer.

For 2022, our last completed fiscal year:

•	the median of the annual total compensation of all employees of CenterPoint Energy, excluding our Chief Executive Officer, was $95,129 and

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $13,867,875.

Based on this information, for 2022, the ratio of Mr. Lesar’s annual total compensation to that of our median employee was approximately 146 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:

•

We selected November 1, 2022 as the date to identify our median employee, at which time our employee population consisted of approximately 9,100 individuals located in the United States. This population consisted of our full-time, part-time and temporary employees.

•

To identify the “median employee” from our employee population in 2022, we compared employees’ trailing twelve months total gross wages (consisting of base salary, short-term and long-term incentives, overtime and other compensation excluding imputed income) from our payroll records.

•	We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

•

Using the median employee identified in 2022, we combined all of the elements of this employee’s compensation for 2022 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in total annual compensation of $95,129. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2022.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the Securities and Exchange Commission rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about CenterPoint Energy’s common stock that may be issued under our existing equity compensation plans as of December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders(1)	7,250,763	(2)	$—	15,998,641	(3)

Equity compensation plans not approved by security holders	—		—	—

Totals	7,250,763		$—	15,998,641

(1)

Plans approved by shareholders consist of the 2009 Long-Term Incentive Plan, the 2022 Long-Term Incentive Plan, and the CenterPoint Energy, Inc. Stock Plan for Outside Directors. No future grants may be made under the 2009 Long-Term Incentive Plan.

(2)

Includes outstanding grants of 5,157,441 performance share units (which includes 1,584,406 shares at actual achievement for the 2020 performance cycle and assumes maximum performance is achieved for performance cycles commencing 2021 and later) and 2,093,322 shares issuable upon settlement of outstanding grants of stock awards.

(3)

The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance share units and performance stock. The shares remaining available for issuance generally may be used for any of these types of awards, except that the CenterPoint Energy, Inc. Stock Plan for Outside Directors provides only for awards of common stock.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CenterPoint Energy’s proxy statement on Schedule 14A for its 2023 annual meeting, which is incorporated by reference in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, each as filed with the Securities and Exchange Commission.

Theodore F. Pound, Chair

Wendy Montoya Cloonan

Earl M. Cummings

Raquelle W. Lewis

Barry T. Smitherman

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CenterPoint Energy and is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit CenterPoint Energy’s financial statements. The Audit Committee is composed of five directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee Charter further describes the committee’s responsibilities and is available at https://investors.centerpointenergy.com/governance. During 2022, the Audit Committee met 7 times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with management and Deloitte & Touche LLP, CenterPoint Energy’s independent registered public accounting firm (independent auditors), prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and CenterPoint Energy that might reasonably be thought to bear on the auditors’ independence consistent with applicable Public Company Accounting Oversight Board (PCAOB) requirements and (b) discussed with the independent auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of CenterPoint Energy’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications and other matters required to be discussed by generally accepted auditing standards, including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees), and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

Management has the responsibility for the preparation of CenterPoint Energy’s financial statements and for its internal controls and the independent auditors have the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of CenterPoint Energy as of and for the fiscal year ended December 31, 2022, with management and the independent auditors. The Audit Committee also reviewed and discussed with management and the independent auditors management’s report and the report and attestation of the independent auditors on internal control over financial reporting, based on the framework in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, in accordance with Section 404 of the Sarbanes-Oxley Act.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that CenterPoint Energy’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to ratification, Deloitte & Touche LLP as CenterPoint Energy’s independent auditors for the fiscal year ending December 31, 2023.

Phillip R. Smith, Chair

Earl M. Cummings

Christopher H. Franklin

Theodore F. Pound

Barry T. Smitherman

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PRINCIPAL ACCOUNTING FIRM FEES

Aggregate fees related to services provided to CenterPoint Energy as a consolidated entity for the fiscal years ended December 31, 2022 and 2021 by CenterPoint Energy’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below.

	Year Ended December 31,
	2022	2021

Integrated audit of financial statements and internal control over financial reporting(1)	$5,600,000	$5,413,848

Audit-related fees(2)	1,117,000	724,100

Total audit and audit-related fees	6,717,000	6,137,948

Tax fees	—	—

All other fees(3)	2,051	62,052

Total fees	$6,719,051	$6,200,000

(1)

For 2022 and 2021, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements and internal control over financial reporting, statutory audits and regulatory filings.

(2)

For 2022 and 2021, amounts include fees for comfort letters, consents and various agreed-upon or expanded procedures related to accounting and/or billing records to comply with financial accounting or regulatory reporting matters.

(3)	Fees relate to a subscription-based service which provides the Company with access to benchmarking information (2021) and Deloitte research tools.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor. In addition to its approval of the audit engagement, the Audit Committee takes action at least annually to authorize the independent auditor’s performance of several specific types of services within the categories of audit-related services and tax services. Audit-related services include assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor. Authorized tax services include compliance-related services such as services involving tax filings, as well as consulting services such as tax planning, transaction analysis and opinions. Services are subject to preapproval of the specific engagement if they are outside the specific types of services included in the periodic approvals covering service categories or if they are in excess of specified fee limitations. The Audit Committee may delegate preapproval authority to subcommittees.

During 2022, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the Securities and Exchange Commission.

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ITEM 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to conduct the annual audit of CenterPoint Energy’s accounts for the fiscal year ending December 31, 2023. Deloitte & Touche LLP (and their predecessors) have served as the independent registered public accounting firm (independent auditor) for CenterPoint Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of the shares of our common stock entitled to vote and voted for or against the matter. Abstentions will not affect the outcome of the vote on this item. We do not expect any broker non-votes. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider the appointment.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.

To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

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ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers at the meeting. This item, commonly referred to as a “say-on-pay” vote, provides you, as a CenterPoint Energy shareholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

Feedback from our shareholders is a critical part of our Company’s and our Compensation Committee’s approach to designing our executive compensation program. Each year, we engage in shareholder outreach to proactively solicit feedback about our business strategy, our executive compensation programs and practices, corporate governance practices, human capital management and environmental and sustainability matters. Following the 2022 Annual Meeting, we engaged with our shareholders to discuss any issues or concerns they had, particularly with respect to our executive compensation program and practices. After receiving feedback from our shareholders on our executive compensation program during this engagement effort and evaluating such feedback, the Compensation Committee, with input from its independent compensation consultant and management, conducted a comprehensive review of our programs. The table below summarizes topics our shareholders asked us to consider, including items relating to our executive compensation. For more information about our 2022 Say-on-Pay vote and our shareholder engagement, please see “Compensation Discussion and Analysis—Executive Summary—Shareholder Engagement and Say-on-Pay Vote.”

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED
Executive Compensation
Shareholders were generally supportive of the Company’s compensation program as a whole but voiced concerns over one-off retention awards that had a short vesting period and are solely time-based

The Compensation Committee has committed to not make one-time equity awards to its executive officers absent extraordinary circumstances, except in connection with new hires or promotions. In the event the Compensation Committee determines that a one-time equity award is necessary and appropriate, such special award will have, except in the case of new hires or promotions, at least a three-year vesting period and will be primarily performance-based. The Compensation Committee has not made any special one-time equity awards to executive officers since those granted to Mr. Lesar in 2021.

Shareholders expressed concern regarding the size of the Company’s recent severance / separation arrangements

The Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments to our named executive officers.

•   The guidelines do not entitle any executive to a severance payment. Eligibility and amounts of any payments remain subject to Compensation Committee discretion.

•   The Compensation Committee has committed to applying the limitations set forth in the guidelines in determining severance payments to named executive officers, if any.

•   Recent severance payments made to Messrs. Doyle and Knight in connection with the elimination of their positions complied with the guidelines.

For further information, including cash severance limits, please see above “Executive Compensation Tables—Potential Payments Upon Change in Control or Termination—Executive Severance Guidelines.”

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Item 3: Advisory Vote on Executive Compensation (continued)

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED
Shareholders desire greater understanding regarding severance / separation arrangements

The Company seeks to follow best-in-class practices when it comes to disclosing severance or separation arrangements with executive officers. In connection with the adoptions of the executive severance guidelines:

•   The Company will continue to disclose severance or separation events for its executive officers through press releases and Securities and Exchange Commission filings; and

•   The Company seeks to provide greater transparency with the adoption of the executive severance guidelines and will disclose whether a severance arrangement complies with the guidelines.

Shareholders desire greater understanding regarding the interplay between non-financial performance metrics and executive short-term incentive awards

Beginning in 2021, the Company bifurcated the performance goal structure under its short-term incentive plan, resulting in separate performance metrics that apply to executive officers and to employees who are not executive officers of the Company.

•   The Compensation Committee approved the bifurcation in response to shareholder feedback seeking an increased focus on earnings per share EPS in incentive plans to more directly align incentive plan payouts with shareholder interests.

•   Reflecting this shareholder feedback, the executive officers’ short-term incentive awards are solely based on achieving a non-GAAP Adjusted EPS metric, in order to encourage executive officers to continue to advance and support the Company’s position as a premium utility, with a negative-only modifier related to certain diversity, equity and inclusion goals.

•   The non-executive short-term incentive awards are dependent on business unit performance and are based in part on the achievement of non-financial performance metrics, including, safety, O&M and capital cost management, customer reliability and responsiveness, and cyber.

The Compensation Committee has discretion to adjust the payout of the executive officer short-term incentive awards to reflect overall Company performance that is inclusive of non-financial performance measures.

•   With the recommendation of management, the Compensation Committee exercised negative discretion to adjust downward the short-term incentive awards for executive officers to align with the payout levels for non-executives (inclusive of non-financial metrics) for the 2021 awards (in excess of 25% reduction) and 2022 awards (in excess of 17% reduction).

The Compensation Committee, supported by management, intends to continue to use its negative discretion to adjust the short-term incentive awards for executive officers downward, when applicable, to align with the awards for employees who are not executive officers.

•   The Compensation Committee believes the short-term incentive structure and its consistent application of negative discretion to align with underlying non-financial performance underscores the

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Item 3: Advisory Vote on Executive Compensation (continued)

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED

importance of both financial and non-financial performance and successfully motivates employees, including executive officers, to achieve holistic performance that delivers value to our customers and our shareholders.

Shareholders desire greater understanding regarding the metrics to achieve threshold, target and maximum performance under the Company’s long-term incentive plan

In response to shareholder feedback, the Company included information regarding the performance metrics for the Company’s 2022 PSU awards in the Company’s first quarter 2022 earnings materials. In addition, the Company has added disclosure to this proxy statement to disclose the metrics that must be met in order to have threshold, target and maximum performance for the 2023 PSU awards, see “Compensation Discussion and Analysis—2022 Executive Compensation Plan—2023 Performance Share Unit Awards.”

Executive Succession Planning and Leadership Development
Shareholders desire greater disclosure regarding the Company’s succession planning

The Board and the Compensation Committee are actively engaged in overseeing the Company’s succession planning as one of their top priorities.

•   The Board has been focused on developing the Company’s internal pipeline of future leaders through, among other things:

•   Developing internal candidates’ diverse skills through CNP University, CenterPoint Energy’s corporate university that provides training resources and classes in customer service, electric operations, finance, gas operations, information technology, professional development and safety, and CNP’s Leadership Academy, a year-long program for high potential employees where the participants develop their leadership skills and meet with senior leadership throughout the organization;

•   Mentoring and direct reporting between internal leaders and executive officers; and

•   Encouraging internal leaders to interact with the Board through formal presentations during Board meetings.

•   The Board also works with outside consultants to evaluate external candidates, as appropriate.

•   As a result, the Company has publicly announced a number of promotions, including below the executive officer level, and disclosed our new streamlined organizational structure.

Pursuant to shareholder feedback, the Company will continue to provide greater disclosure to shareholders regarding succession planning and will provide opportunities for shareholders to meet non-executive officer senior management.

•   The Company will continue to use press releases to disclose organizational changes, including significant changes below the executive officer level.

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Item 3: Advisory Vote on Executive Compensation (continued)

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED

•   The Company will provide opportunities for shareholders to meet and develop relationships with non-executive officer senior management at conferences and meetings with shareholders.

For additional disclosure regarding the Company’s succession planning, see “Item 1. Election of Directors—Executive Succession Planning and Leadership Development” and “Compensation Discussion and Analysis—Executive Summary—Execution on Succession Planning.”

Governance
Shareholders desire greater understanding how each Board member and their skills contribute to the execution of the Company’s strategy.

The Company has undertaken an extensive Board refreshment process over the past several years and the Governance, Environmental and Sustainability Committee continues to evaluate the membership of the Board to ensure a diverse set of experiences, skillsets and viewpoints are represented on the Board to support the Company’s long-term growth strategy. The Company has undertaken efforts to further clarify the skills each Director represents in supporting the Company’s strategy in the Director biographies and new individual director skillset matrix included in this proxy statement.

Shareholders expressed desire that the Board increase gender diversity

The Board and management believe that it is important that all aspects of the Company, including the Board and employee population at large, represent the diverse communities in our service territories in order to better serve our customers. For more information regarding the Company’s commitment to diversity, please see “Item 1. Election of Directors—Director Nomination Process.”

Prior to the departure of Ms. Leslie Biddle in April 2022 from the Board, Board membership represented 30% gender diversity. The Governance, Environmental and Sustainability Committee is committed to continuing to seek out diverse Board candidates, including gender diverse candidates, who possess skills that will help advance the near- and long-term strategic goals of the Company. Further, the Governance, Environmental and Sustainability Committee and the Board are committed to appointing an additional gender diverse director to the Board by December 31, 2023.

Shareholders expressed concern regarding the Independent Chair Retainer and sought additional disclosure regarding reasons for Independent Chair Retainer

At the request of the Independent Chair and with the full support of the entire Board, the Independent Chair Retainer was reduced by 63% from $500,000 to $185,000 beginning on January 1, 2023 to better align total compensation of the Independent Chair with the median total compensation of non-executive chairs at other large public companies. For the rationale for the initial Independent Chair Retainer awarded in 2021 and its recent reduction, please see “Item 1. Election of Directors—Compensation of Directors—Reduction of Independent Chair Retainer.”

The Board believes that, given the important role of the Independent Chair as leader of the Board, a retainer for the Independent Chair continues to be warranted and is generally consistent with the practice at other large public companies who have an Independent Chair. The Independent Chair also takes on numerous significant responsibilities as discussed above in “Item 1. Election of Directors—Board Leadership.”

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Item 3: Advisory Vote on Executive Compensation (continued)

The objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation and align the interests of our executives and shareholders. We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Highlights of our executive compensation program include the following:

•

Pay for Performance. The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. We believe that a substantial portion of the compensation for our named executive officers should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the particular executive accomplish goals established by the Compensation Committee. While compensation targets will to a large extent reflect the market, actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on qualitative appraisals of individual performance. The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.

TARGET COMPENSATION MIX AS OF DECEMBER 31, 2022

(consisting of base salary, short-term incentives and long-term incentives)

*The graphic represents the average size of each component as a percentage of each named executive officer’s (other than the Chief Executive Officer’s) target total direct compensation opportunities (approved by the Compensation Committee in 2022).

•

Market-Based Compensation Targets. We generally target the middle of the market (25th – 75th percentiles) for each major element of compensation for our named executive officers. To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a job against available data for similar positions in our peer companies. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Committee’s own qualitative assessment of the executive’s performance.

•

Change in Control Plan. Our Board of Directors approved a change in control plan, as amended and restated, effective May 1, 2017, which was further amended effective as of March 1, 2021 and January 1, 2022, that applies to all of our named executive officers. The plan contains a “double trigger” term and does not provide for any excise tax gross-up payments.

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Item 3: Advisory Vote on Executive Compensation (continued)

•

Stock Ownership Guidelines. We maintain executive stock ownership guidelines applicable to certain of our officers, including our named executive officers, to appropriately align the interests of our officers with our shareholders’ interests for CenterPoint Energy common stock. Our guidelines provide that our Chief Executive Officer should own CenterPoint Energy common stock having a market value of five times base salary, our executive vice presidents should own CenterPoint Energy common stock having a market value of three times their respective base salaries and our senior vice presidents should own CenterPoint Energy common stock having a market value of two times their respective base salaries.

•

Hedging Policy. As part of our Insider Trading Policy, our directors and officers are prohibited, and our non-officer employees are strongly discouraged, from hedging the risk of ownership of our common stock by purchasing, selling or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

•

Recoupment Policy. We have implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

The discussion under “Compensation Discussion and Analysis” describes our executive compensation program and the related decisions made by the Compensation Committee in more detail. We encourage you to read this discussion, as well as the Summary Compensation Table and other related compensation tables and narrative discussion under “Executive Compensation Tables,” which provides detailed information regarding the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission, we are asking our shareholders entitled to vote on the matter to approve the following resolution regarding the compensation of our named executive officers:

RESOLVED, that the shareholders of CenterPoint Energy, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Approval of the foregoing resolution requires the affirmative vote of a majority of the shares of common stock entitled to vote and voted for or against this item. Abstentions and broker non-votes will not affect the outcome of the vote on this item.

As an advisory vote, this proposal is not binding upon CenterPoint Energy or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains with the Board of Directors and the Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. The Company currently expects to hold the next shareholder advisory vote on executive compensation at the Company’s 2024 annual meeting of shareholders.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

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ITEM 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our shareholders with the opportunity to cast an advisory vote as to how frequently we should hold future advisory votes on the compensation of our named executive officers, or “say-on-pay” votes. As a shareholder, you have the option of voting in favor of holding future say-on-pay votes every one, two or three years, or, alternatively, you may abstain from voting. Currently, the advisory vote occurs on executive compensation every year.

After considering the arguments for and against the various alternatives, the Board of Directors recommends that shareholders vote for annual say-on-pay votes instead of the other options being presented. Although we believe our executive compensation program cannot reasonably be judged on the results of a single year, we believe an annual vote provides shareholders with an important vehicle for expressing their views on the effectiveness of our executive compensation program over time. With annual votes, the Compensation Committee will have the benefit of shareholder views on our executive compensation program every year and be able to evaluate changes in those views over time. Since important elements of our program are designed to measure performance over several years, the evaluation of compensation should not be focused merely on results from a single year but instead must be judged on the results achieved over several years. In fact, goals and payout targets must be established early in a year, generally before shareholders have provided their views on the last year’s results, so even annual votes do not provide an opportunity to respond to the results of a given say-on-pay vote. Nevertheless, an annual vote provides the Compensation Committee with more frequent indications of the shareholders’ views and should permit those views to be taken into consideration earlier than would be the case if votes are conducted every two or three years.

The proxy card provides shareholders with four choices (every one, two or three years or abstain). Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors. The time period that receives the highest number of votes cast will be considered the preferred frequency for future “say-on-pay” votes as determined by our shareholders on an advisory basis. Abstentions and broker non-votes will not affect the outcome of the vote on this item.

As an advisory vote, this proposal is not binding upon CenterPoint Energy or the Board of Directors. However, the Board of Directors values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Notwithstanding the recommendation of the Board of Directors and the outcome of the shareholder vote with respect to this item, the Board of Directors may decide to conduct future say-on-pay advisory votes on a different basis and may vary its practices based on factors such as input from our shareholders and the adoption of material changes to our executive compensation program.

The Board of Directors recommends a vote FOR “1 YEAR” as the preferred frequency for holding future advisory “say-on-pay” votes.

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ITEM 5: SHAREHOLDER PROPOSAL RELATING TO DISCLOSURE OF OUR SCOPE 3 EMISSIONS AND SETTING SCOPE 3 EMISSIONS TARGETS

This proposal was submitted by As You Sow on behalf of Handlery Hotels Inc. and Marguerite Casey Foundation. We will promptly provide the information furnished by the shareholder proponents regarding their addresses and share ownership upon a shareholder’s oral or written request to the Corporate Secretary at 1111 Louisiana St., Houston, Texas 77002 or (713) 207-6500.

WHEREAS: Energy utilities play a critical role in achieving the Paris Agreement’s goal of limiting global warming to 1.5 degrees Celsius (1.5°C). Electricity production accounts for 25% of national greenhouse gas emissions, and burning natural gas for heat in buildings accounts for approximately 11%.1 Utilities also provide energy to some of the most greenhouse gas (GHG) intensive economic sectors.

The International Energy Agency’s Net Zero Scenario is clear on the trajectory necessary to achieve 1.5°C, calling for net zero emissions from power generation by 2035 in advanced economies and globally by 2040, while requiring a 40% reduction of emissions from the building sector by 2030.

Fossil fuels, including natural gas, have significant upstream emissions associated with their production.2,3 Many utilities’ net zero climate targets fail to account for the significant and material value chain emissions associated with upstream production of gas, downstream burning of gas by customers, and purchased power from the grid.

The Climate Action 100+ initiative, a coalition with $68 trillion in assets, issued a Net Zero Benchmark (“Benchmark”) outlining metrics that create climate accountability for companies and transparency for shareholders.4 Indicators 1 through 5 of the Benchmark seek reporting on companies’ Net Zero emissions ambitions; short, medium, and long-term GHG reductions goals; and action plans to achieve decarbonization targets. The Science Based Targets Initiative (SBTi) similarly requires that material Scope 3 emissions be included in company GHG reduction targets.5

CenterPoint discloses operational emissions and emissions from use of sold products.6 It fails, however, to disclose upstream product emissions, which are likely significant, adding between 16 to 65 percent to natural gas combustion emissions.7 With regard to target setting, CenterPoint has committed to achieve net zero emissions by 2035 for its operational emissions, and to reduce emissions from use of sold products by 20 to 30%.8 These targets fail to address the remaining 70 to 80 percent of use of sold products and all other Scope 3 value chain emissions, including upstream natural gas emissions.

In contrast, peer utilities are starting to account for value chain emissions. PSEG and NRG committed to set a net zero target through the Science Based Targets initiative. Sempra, Duke, and Dominion set net zero targets covering full Scope 3 value chain emissions, while Xcel and CMS have expanded their net zero targets to include customer use of natural gas.

RESOLVED: Shareholders request that the Board disclose all Scope 3 emissions and set Paris-aligned, 1.5°C, Scope 3 targets across its full range of value chain emissions, including short, medium, and long term targets.

[1]	https://www.epagov/ghgemissions/sources-greenhouse-gas-emissions

[2]	https://globalenergymonitor.org/wp-content/uploads/2022/03/GEM_CCM2022_final.pdf

[3]	https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6223263/

[4]	https://www.climateaction100.org/wp-content/uploads/2021/03/Climate-Action-100-Benchmark-Indicators-FINAL-3.12.pdf

[5]	https://sciencebasedtargets.org/resources/legacy/2020/06/SBTi-Power-Sector-15C-guide-FINAL.pdf

[6]	https://sustainability.centerpointenergy.com/esg-data-center/#emissions

[7]	https://iopscience.iop.org/article/10.1088/1748-9326/abef33

[8]	https://sustainability.centerpointenergy.com/net-zero/

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Item 5: Shareholder Proposal Relating to Disclosure of Our Scope 3 Emissions and Setting Scope 3 Emissions Targets (continued)

SUPPORTING STATEMENT: Proponents suggest, at management’s discretion, the report:

•	In setting targets, take into consideration approaches used by advisory groups such as the Science Based Targets Initiative;

•	Provide a timeline for setting a 1.5°C aligned Net Zero by 2050 GHG reduction target, and 1.5 degree-aligned interim goals;

•	Provide an enterprise-wide climate transition plan to achieve net zero emissions.

Board of Directors Response

THE BOARD OF DIRECTORS OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS A VOTE AGAINST IT FOR THE REASONS SET FORTH BELOW:

The Board has carefully considered this proposal and for the reasons identified below believes that approval of the proposed resolution is not in the best interest of the Company or its shareholders:

•	We recognize the importance of addressing climate change and aggressively pursuing GHG emission reductions, and our Board is actively involved in overseeing our efforts.

•	We are acting responsibly in setting and pursuing our Scope 1, 2 and 3 emission goals.

•	We believe that the expansion of Scope 3 reporting and goals requested by this proposal is not appropriate or supported by appropriate third-party standards at this time.

•	Securities Exchange Commission announced plans to finalize carbon emissions disclosure rules this year; Company resources focused on addressing new requirements.

•	Third-party standards for reporting accurate measurements that capture full breadth of Scope 3 emissions still in development.

•	Company believes robust diligence and governance are prerequisites to establishing new goals and related disclosure.

CenterPoint Energy Recognizes the Importance of Reducing GHG Emissions

At CenterPoint Energy, we recognize climate change is one of the defining public policy issues of our time. That’s why we continue to work towards significantly reducing our carbon emissions while seeking to provide safer, more reliable and affordable services to our customers. In addition, we recognize the importance to shareholders of regular reporting on the progress we are making towards reducing our carbon emissions and achieving our net zero and carbon emission reduction goals. In response, the Company has undertaken to provide clear and transparent disclosure of these items through our sustainability website, www.sustainability.centerpointenergy.com, and other voluntary reporting.

The Board is actively involved in overseeing and guiding our work in this area. As discussed earlier in this proxy statement, the Board formed the Governance, Environmental and Sustainability Committee, which is charged with oversight responsibility of the Company’s environmental matters, including those matters related to climate change, as well as assessing its sustainability strategy and initiatives, including the pathways and progress towards achievement of the Company’s net zero and carbon emissions reduction goals. The Governance, Environmental and Sustainability Committee, the Board or both receive quarterly reports from representatives of the Company’s ESG Council regarding the Company’s environmental and sustainability activities and risks, including risks related to climate change and to the achievement of the Company’s net zero and carbon emissions reduction goals, among others. In addition, as addressed in the CD&A, beginning in 2022, the Compensation Committee of the Board incorporated a carbon emissions reduction performance goal into senior executives’ long term incentive awards, having a 5% weight, as a way to incentivize and to track the Company’s progress towards it net zero and Scope 3 carbon emissions reduction goals.

108	CenterPoint Energy

2023 Proxy Statement

Item 5: Shareholder Proposal Relating to Disclosure of Our Scope 3 Emissions and Setting Scope 3 Emissions Targets (continued)

CenterPoint Energy Already Discloses Certain Scope 1, 2 and 3 Emissions and Has Set Appropriate Emission Reduction Goals

CenterPoint Energy currently reports certain Scope 1, 2 and 3 emissions on its sustainability website in accordance with its reporting of emissions to the United State Environmental Protection Agency. Further, in 2022 the Company published its inaugural report following the recommendations of the Task Force for Climate-Related Financial Disclosures, which can also be located on the Company’s sustainability website.

In addition, in September 2021, CenterPoint Energy was the first combined electric and natural gas utility with generation operations to announce its net zero goals for Scope 1 and certain Scope 2 GHG emissions by 2035, nearly 15 years ahead of certain of its peers’ average goals. Further, we agree that measuring Scope 3 emissions is an important tool to address climate change, which is why we were one of the first utilities to have incorporated certain Scope 3 reduction targets as described below. In this regard, CenterPoint Energy strives to help its residential and commercial customers reduce GHG emissions attributable to their end use of natural gas by 20-30% by 2035 from a 2021 baseline. This Scope 3 goal is comparable to emission reductions for both our Scope 1 and 2 net zero goals, as customer end use of natural gas represents a significant component of our Scope 3 emissions. These goals span across CenterPoint Energy’s electric, natural gas, and generation businesses, as well as across its multi-state footprint.

We developed these goals after careful review of our business strategy, operations, and extensive modeling to identify goals that had identifiable pathways of achievement and, for our Scope 1 and 2 emissions goals, are aligned with the Paris Agreement. The importance of developing these actionable pathways prior to the announcement of these goals can be seen in the steps the Company has taken since announcement to further these goals. With respect to our Scope 3 goals, CenterPoint Energy has focused on actionable steps, including partnering with customers to offer affordable conservation and energy-efficiency programs, continuing to develop alternative fuel programs, collaborating with our suppliers to lower their methane emissions and piloting and supporting innovation. The Company is currently conducting commercial carbon capture and sequestration pilots, hydrogen pilots and energy efficiency conservation improvement programs while also planning to utilize renewable natural gas and other offsets. In addition, the Company intends to continue to align its reporting of Scope 1, 2 and 3 emissions with current regulatory and legislative requirements, and intends to seek to provide additional disclosures as such data becomes appropriately verifiable or estimable.

The Expansion of Scope 3 Reporting and Goals Requested by This Proposal Is Not Appropriate at This Time

Before the Company could implement the shareholder’s proposal and announce an expansion of its Scope 3 carbon emission reduction goals, appropriate governance necessitates expansive data gathering and a similar review of updated modeling and the development of identifiable pathways to goal achievement. These processes require a significant amount of time, resources and due diligence and the Company believes it is not appropriate to establish new emission reduction goals and disclosure without completion of these important internal processes.

However, the processes and methodologies for calculating Scope 3 emissions (and validating targets in respect thereof) are currently not as well established as for Scope 1 and Scope 2 emissions. Indeed, the Science-Based Targets initiative (SBTi), which is referred to in the proposal, has stated that it cannot presently validate targets for certain natural gas activities because specific methods and guidance have not yet been published.9 Moreover, Climate Action 100+, also referred to in the proposal, states that: “Many publicly listed electric utilities also sell other forms of energy including natural gas, heat and electricity supplied by third parties… However it is not currently possible to directly benchmark these activities using the sectoral decarbonisation approach.”10 Similarly, the Corporate Value Chain (Scope 3) Accounting and Reporting Standard,11 which is the definitive guide for Scope 3 reporting published by The GHG Protocol Initiative, notes that Scope 3 reporting is optional and states, “Companies may want to focus on accounting for and reporting those activities that are relevant to their business and goals, and for which they have

[9]	See, e.g., SBTi Criteria and Recommendations, Version 5.0 (October 2021), https://sciencebasedtargets.org/resources/files/SBTi-criteria.pdf.

[10]	Climate Action 100+, Global Sector Strategies: Investor Interventions to Accelerate Net Zero Electric Utilities (October 2021), p. 19.

[11]	Available at https://ghgprotocol.org/sites/default/files/standards/Corporate-Value-Chain-Accounting-Reporing-Standard_041613_2.pdf.

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2023 Proxy Statement

Item 5: Shareholder Proposal Relating to Disclosure of Our Scope 3 Emissions and Setting Scope 3 Emissions Targets (continued)

reliable information.” Thus, in overseeing the Company’s determination of what Scope 3 emissions are appropriate for the Company’s reporting and goal-setting, the Board considered that the standards to ensure accurate measurements that capture the full breadth of Scope 3 emissions are still in development, and not yet ripe for full incorporation into the Company’s emissions reduction goals.

Further, while the Securities and Exchange Commission has published proposed rules regarding public companies’ disclosure of Scope 1, 2 and 3 emissions, final rules have not yet been adopted and become effective. It currently is uncertain to what extent the final rules will match the proposed rules or if additional requirements will be added, and even once the terms of any final rules are known, there are likely to be many interpretive issues as to the implementation of any Scope 3 reporting requirements. As with many public companies, compliance with the SEC’s final climate-related rules and timeline likely will require a significant amount of resources, and the Board believes that trying to comply with both the shareholder proposed framework and the SEC’s climate related disclosure requirements would unnecessarily strain the Company’s resources with little additional climate reporting benefits. Therefore, the Board believes that adopting a new and additional voluntary reporting framework is untimely and that the best use of the Company’s resources will be to focus on addressing any final Securities and Exchange Commission climate related disclosure requirements.

In conclusion, the Company continues to make progress towards achieving its emissions reduction goals. For example, we are executing on our generation transition plan in Indiana, including plans to close our coal power plants and increasing our portfolio of renewables, and are executing on our 10-year capital plan, which includes investment to modernize and harden our infrastructure. However, the Board believes it currently is not the right time for the Company to implement new Scope 3 emission disclosures or goals in light of the pending Securities and Exchange Commission climate disclosure rules, the need to conduct the prerequisite lengthy and time consuming due diligence process that will be necessary to confirm that such disclosures are reliable and the goals have identified pathways of achievement, and the absence of clear standards for reporting by companies with operations such as the Company. CenterPoint Energy continues to utilize a systematic, deliberative and disciplined approach to reducing its emissions by focusing on those sources it has determined yield the most value. We believe this approach will enable the Company to update its emission reduction targets with the appropriate scientific rigor once better third-party guidance is available.

The Board of Directors recommends a vote AGAINST this Proposal/Item 5.

110	CenterPoint Energy

2023 Proxy Statement

GENERAL INFORMATION

We began mailing this proxy statement and the accompanying proxy card to shareholders on or about March 10, 2023. The proxy statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs, including the fee of Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036, who will help us solicit proxies, of $15,000 plus expenses. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Shareholder Proposals for the 2024 Annual Meeting

Any shareholder who intends to present a proposal at the 2024 annual meeting of shareholders and who requests inclusion of the proposal in CenterPoint Energy’s proxy statement and form of proxy in accordance with applicable rules of the Securities and Exchange Commission must file such proposal with us by November 11, 2023.

Our bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2024 annual meeting of shareholders, the required notice must be received by our Corporate Secretary between October 24, 2023 and January 22, 2024. The bylaws require, among other things, that the proposal must constitute a proper subject to be brought before the meeting and that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent’s status as a shareholder and the number of shares held, the name and address of the proponent, a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal and any material interest of the proponent in the proposal, as well as comply with other procedural requirements. If any of the foregoing information changes or requires supplementation, the proponent must update the information at the times provided in our bylaws. If the proposal is for an amendment of the bylaws, the notice must also include the text of the proposal and be accompanied by an opinion of counsel to the effect the proposal would not conflict with our Restated Articles of Incorporation or Texas law. A copy of the bylaws describing the requirements for notice of shareholder proposals may be obtained on our website at https://investors.centerpointenergy.com/governance.

Director Nominations for the 2024 Annual Meeting

For director nominations by eligible shareholders to be included in our proxy materials or on the universal proxy card, see “Item 1—Election of Directors—Director Nomination Process” for further information. Additionally, for any shareholders seeking to make director nominations, but not seeking to include such matters in our proxy materials for the 2024 annual meeting, see “Item 1—Election of Directors—Director Nomination Process” for further information.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than ten percent of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Except for one transaction on Form 4 for Ms. Peterson that was filed late due to administrative error, we believe that during the fiscal year ended December 31, 2022, all of our officers and directors complied with these filing requirements.

Always There®	111

2023 Proxy Statement

General Information (continued)

Householding of Annual Meeting Materials

In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (street-name shareholders) and share a single address, only one annual report to shareholders and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at (713) 207-3060 or (800) 231-6406. Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

Annual Report to Shareholders

The Annual Report to Shareholders, which includes a copy of our annual report on Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2022, accompanies the proxy material being mailed to all shareholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Martin H. Nesbitt Independent Chair of the Board	David J. Lesar President and Chief Executive Officer

March 10, 2023

112	CenterPoint Energy

2023 Proxy Statement

Appendix A

Reconciliation of non-GAAP Financial Measures to GAAP

This proxy statement contains financial measures, Adjusted EPS and cumulative net income, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). Management uses these non-GAAP financial measures for, among other things, determining performance-based compensation and financial planning. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of the Company’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that management believes do not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables below. Non-GAAP financial measures should not be considered as an alternative to the Company’s reported results prepared in accordance with GAAP. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

Reconciliation of Adjusted EPS to nearest GAAP Metric

Adjusted EPS includes net income from the company’s Electric and Natural Gas segments, as well as after tax Corporate and Other operating income and an allocation of corporate overhead based upon Electric’s and Natural Gas’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance. Please see below for the adjustments to Adjusted EPS in 2022, 2021 and 2020. Beginning in 2022, CenterPoint Energy no longer separates utility and midstream operations and reports on a consolidated Adjusted EPS basis.

Reconciliation of Consolidated income (loss) available to common shareholders and diluted earnings (loss) per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Year-to-Date Ended December 31, 2022

	Dollars in millions	Diluted EPS(1)

Consolidated income (loss) available to common shareholders and diluted EPS	$1,008	$1.59

ZENS-related mark-to-market (gains) losses:

Equity securities (net of taxes of $66)(2)(3)	247	0.39

Indexed debt securities (net of taxes of $68)(2)	(256)	(0.40)

Midstream-related earnings (net of taxes of $2)(2)(4)	(46)	(0.07)

Impacts associated with mergers and divestitures (net of taxes of $165)(2)(5)	(80)	(0.13)

Consolidated on a non-GAAP basis	$873	$1.38

1)

Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS.

2)	Taxes are computed based on the impact removing such item would have on tax expense.

3)	Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

4)

Includes earnings and expenses related to ownership and disposal of Energy Transfer LP units, a corresponding amount of debt related to the units and an allocation of associated corporate overhead. Includes costs associated with early extinguishment of $600 million debt at CenterPoint Energy, Inc. of approximately $35 million, net of taxes.

5)

Includes a settlement charge of $35 million, net of tax, related to CenterPoint Energy pension plan’s purchase of a group annuity contract in December 2022 to transfer benefit obligations of CenterPoint Energy’s previously divested businesses to an insurance company.

Always There®	A-1

2023 Proxy Statement

Appendix A (continued)

Year-to-Date Ended
December 31, 2021
	Utility Operations		Midstream Investments		Corporate and Other(7)		Consolidated
	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)

Consolidated income (loss) available to common shareholders and diluted EPS	$878	$1.44	$818	$1.34	$(305)	$(0.50)	$1,391	$2.28

ZENS-related mark-to-market (gains) losses:

Equity securities (net of taxes of $11)(2)(3)	—	—	—	—	40	0.07	40	0.07

Indexed debt securities (net of taxes of $11)(2)	—	—	—	—	(39)	(0.06)	(39)	(0.06)

Impacts associated with gas LDC sales (net of taxes of $2, $3)(2)(4)	(4)	(0.01)	—	—	5	0.01	1	—

Cost associated with the early extinguishment of debt (net of taxes of $7)(2)	—	—	—	—	27	0.04	27	0.04

Impacts associated with Enable & Energy Transfer merger:

Gain at merger close, net of transaction costs (net of taxes of $134 and $0)(2)	—	—	(546)	(0.90)	(1)	—	(547)	(0.90)

Loss on equity securities (net of taxes of $24)(2)(5)	—	—	—	—	98	0.16	98	0.16

Costs associated with the early extinguishment of debt (net of taxes of $1)(2)	—	—	—	—	6	0.01	6	0.01

Impacts associated with other mergers and divestitures (net of taxes of $2, $13)(2)(6)	4	0.01	—	—	20	0.03	24	0.04

Corporate and Other Allocation	(105)	(0.17)	(44)	(0.07)	149	0.24	—	—

Consolidated on a non-GAAP basis	$773	$1.27	$228	$0.37	$—	$—	$1,001	$1.64

1)

Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other and Discontinued Operations are non-GAAP financial measures.

2)	Taxes are computed based on the impact removing such item would have on tax expense.

3)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

4)	Includes gain from remeasurement of state deferred taxes, costs to achieve the sales and costs associated with the early extinguishment of debt.

5)	Comprised of Energy Transfer LP common and Series G preferred units.

6)	Includes impacts associated with the Vectren merger and the sales of Infrastructure Services (CIS) and Mobile Energy Solutions (MES).

7)

The Corporate and Other allocation includes after tax Corporate and Other operating income, earnings from the Midstream preferred distributions net of an associated amount of debt, and an allocation of corporate overhead based upon Utility’s and Midstream’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes..

A-2	CenterPoint Energy

2023 Proxy Statement

Appendix A (continued)

Year-to-Date
December 31, 2020
	Utility Operations		Midstream Investments (Disc. Operations)		Corporate and Other(6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)

Consolidated income (loss) available to common shareholders and diluted EPS(3)	$508	$0.95	$(1,074)	$(2.02)	$(201)	$(0.38)	$(182)	$(0.34)	$(949)	$(1.79)

Timing effects impacting CES(1):

Mark-to-market (gains) losses (net of taxes of $3)(4)	—	—	—	—	—	—	(10)	(0.02)	(10)	(0.02)

ZENS-related mark-to-market (gains) losses:

Equity securities (net of taxes of $11)(4)(5)	—	—	—	—	(38)	(0.07)	—	—	(38)	(0.07)

Indexed debt securities (net of taxes of $13)(4)	—	—	—	—	47	0.09	—	—	47	0.09

Impacts associated with the Vectren merger (net of taxes of $1, $3)(4)	3	0.01	—	—	12	0.02	—	—	15	0.03

Impacts associated with BREC activities and Severance costs (net of taxes of $4, $0)(4)	14	0.03	—	—	3	—	—	—	17	0.03

Impacts associated with the sales of CES(1) and CIS(2) (net of taxes of $10)(4)	—	—	—	—	—	—	217	0.41	217	0.41

Impacts associated with Series C preferred stock

Preferred stock dividend requirement and amortization of beneficial conversion feature	—	—	—	—	58	0.11	—	—	58	0.11

Impact of increased share count on EPS if issued as common stock	—	(0.06)	—	0.12	—	0.01	—	—	—	0.07

Total Series C impacts	—	(0.06)	—	0.12	58	0.12	—	—	58	0.18

Losses on impairment (net of taxes of $0, $408)(4)	185	0.33	1,269	2.25	—	—	—	—	1,454	2.58

Corporate and Other Allocation	(48)	(0.09)	(64)	(0.12)	119	0.22	(7)	(0.01)	—	—

Consolidated on a non-GAAP basis	662	1.17	131	0.23	—	—	18	0.04	811	1.44

Exclusion of CES(1) and CIS(2) Discontinued Operations(7)	—	—	—	—	—	—	(18)	(0.04)	(18)	(0.04)

Consolidated on a non-GAAP basis, excluding CES(1) and CIS(2)	$662	$1.17	$131	$0.23	$—	$—	$—	$—	$793	$1.40

(1)	Energy Services segment

(2)	Infrastructure Services segment

(3)

Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other, and Discontinued Operations are non-GAAP financial measures.

(4)	Taxes are computed based on the impact removing such item would have on tax expense

(5)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

(6)

The Corporate and Other allocation includes after tax Corporate and Other operating income, earnings from the Midstream preferred distributions net of an associated amount of debt, and an allocation of corporate overhead based upon Utility’s and Midstream’s relative

Always There®	A-3

2023 Proxy Statement

Appendix A (continued)

earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes.

(7)	Results related to Energy Services and Infrastructure Services discontinued operations are excluded from the company’s non-GAAP results

Reconciliation of Cumulative Net Income to Nearest GAAP Metric

Reported cumulative net income pursuant to GAAP is adjusted for the following:

•	net income from midstream investments business;

•	the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards, and impairments of goodwill;

•	any impact to income from the change in the value of the ZENS-related securities and the effects of mergers, acquisitions and divestitures on those securities;

•	any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan; and

•

significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures; amortization of intangibles or other purchase accounting impacts attributable to Vectren merger; benefit retirement plan settlement expenses triggered by lump sum distribution; costs associated with the early retirement of long-term debt; adoption of the FASB-issued ASU No. 2017-07 Compensation – Retirement Benefits; gains/losses or expenses required by GAAP for mergers and acquisitions; or other unplanned items that receive written approval from the Chief Executive Officer or Executive Committee.

Reconciliation of Income available to common shareholders (GAAP) to non-GAAP net income

($ in millions)	2020	2021	2022	Total

Income available to common shareholders	$(949)	$1,391	$1,008	$1,451

Net income and gain / loss from Midstream Investments	1,076	(722)	(79)	275

Impairments of Goodwill	185	—	—	185

Any impact to income from the change in value of ZENS related securities and the effects of mergers, acquisitions and divestitures on those securities	9	1	(9)	0

Any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan	(11)	—	—	(11)

Significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of other items (1)	223	50	(22)	251

Impacts of Series C preferred stock	59	—	—	59

Total	592	720	898	2,210

Cumulative Net Income				$2,210

(1)	Primarily impacts related to acquisitions, mergers and divestitures.

A-4	CenterPoint Energy

BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717

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D99335-P85789                     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CENTERPOINT ENERGY, INC.

The Board of Directors recommends you vote

FOR the following:

1.	Election of Directors

Nominees:		For	Against	Abstain

1a.	Wendy Montoya Cloonan	☐	☐	☐

1b.	Earl M. Cummings	☐	☐	☐

1c.	Christopher H. Franklin	☐	☐	☐

1d.	David J. Lesar	☐	☐	☐

1e.	Raquelle W. Lewis	☐	☐	☐

1f.	Martin H. Nesbitt	☐	☐	☐

1g.	Theodore F. Pound	☐	☐	☐

1h.	Phillip R. Smith	☐	☐	☐

1i.	Barry T. Smitherman	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2023.	☐	☐	☐

3.	Approve the advisory resolution on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR “1 Year” on the following proposal:	1 Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of future advisory shareholder votes on executive compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

5.	Shareholder proposal relating to our disclosure of Scope 3 emissions and setting Scope 3 emissions targets.	☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

CENTERPOINT ENERGY, INC.

2023 ANNUAL MEETING OF SHAREHOLDERS

Friday, April 21, 2023

9:00 a.m. Central Time

Auditorium

1111 Louisiana Street

Houston, Texas 77002

This admission ticket admits only the named shareholder.

Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, valid picture identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 21, 2023.

The Notice & Proxy Statement and Annual Report are

available at: http://materials.proxyvote.com/15189T

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D99336-P85789

CENTERPOINT ENERGY, INC.

2023 Annual Meeting of Shareholders

Proxy-Common Stock

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Monica Karuturi and Vincent A. Mercaldi, or either of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Friday, April 21, 2023 at 9:00 a.m. in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the Board’s recommendation.

The terms for Directors will expire in 2024. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2023, FOR the advisory resolution on executive compensation, FOR “1 Year” with respect to the advisory vote on the frequency of future advisory shareholder votes on executive compensation and AGAINST the shareholder proposal relating to our disclosure of Scope 3 emissions and setting Scope 3 emissions targets.

Continued and to be signed on reverse side

BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 20, 2023 for shares of common stock held directly and by 11:59 p.m. Eastern Time on April 18, 2023 for shares of common stock held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 20, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 18, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99337-P85789                     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CENTERPOINT ENERGY, INC.

The Board of Directors recommends you vote

FOR the following:

1.	Election of Directors

Nominees:		For	Against	Abstain

1a.	Wendy Montoya Cloonan	☐	☐	☐

1b.	Earl M. Cummings	☐	☐	☐

1c.	Christopher H. Franklin	☐	☐	☐

1d.	David J. Lesar	☐	☐	☐

1e.	Raquelle W. Lewis	☐	☐	☐

1f.	Martin H. Nesbitt	☐	☐	☐

1g.	Theodore F. Pound	☐	☐	☐

1h.	Phillip R. Smith	☐	☐	☐

1i.	Barry T. Smitherman	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2023.	☐	☐	☐

3.	Approve the advisory resolution on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR “1 Year” on the following proposal:	1 Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of future advisory shareholder votes on executive compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

5.	Shareholder proposal relating to our disclosure of Scope 3 emissions and setting Scope 3 emissions targets.	☐	☐	☐

Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 21, 2023.

The Notice & Proxy Statement and Annual Report are

available at: http://materials.proxyvote.com/15189T

This proxy covers all shares of common stock in the CenterPoint Energy, Inc. stock fund under the CenterPoint Energy Savings Plan (Plan) for which the undersigned has the right to give confidential voting instructions to The Northern Trust Company, Trustee of the Plan. Under the Plan, participants are “named fiduciaries” as defined under ERISA to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). This proxy, when properly executed, will be voted by the Trustee as directed by the undersigned. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on April 18, 2023, The Northern Trust Company, as Trustee, will vote the Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA.

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D99338-P85789

CENTERPOINT ENERGY, INC.

2023 Annual Meeting of Shareholders

Proxy-Common Stock

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints The Northern Trust Company to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Friday, April 21, 2023 at 9:00 a.m. in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the Board’s recommendation.

The terms for Directors will expire in 2024. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2023, FOR the advisory resolution on executive compensation, FOR “1 Year” with respect to the advisory vote on the frequency of future advisory shareholder votes on executive compensation and AGAINST the shareholder proposal relating to our disclosure of Scope 3 emissions and setting Scope 3 emissions targets.

Continued and to be signed on reverse side